                                                                  EXHIBIT 10.1

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                       COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                        MILLENNIUM PHARMACEUTICALS, INC.

                                       AND

                          AVENTIS PHARMACEUTICALS INC.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                                TABLE OF CONTENTS



                                                                                                             PAGE

ARTICLE 1         DEFINITIONS....................................................................................1
         1.1      "Active".......................................................................................1
         1.2      "Affiliate"....................................................................................1
         1.3      "Annual Research Plan".........................................................................2
         1.4      "Antibody".....................................................................................2
         1.5      "Business Day".................................................................................2
         1.6      "Change of Control"............................................................................2
         1.7      "Commercialization"or "Commercialize"..........................................................2
         1.8      "Confidential Information".....................................................................2
         1.9      "Contract Year"................................................................................3
         1.10     "Control"or "Controlled".......................................................................3
         1.11     "Covering", "Cover", or "Covered"..............................................................3
         1.12     "Development"or "Develop"......................................................................4
         1.13     "Diagnostic"...................................................................................4
         1.14     "Dropped EDC Compound".........................................................................4
         1.15     "Dropped Target"...............................................................................4
         1.16     "Druggable Target".............................................................................4
         1.17     "Early Development Candidate Status"or "EDC Status"............................................4
         1.18     "EDC Compound".................................................................................4
         1.19     "Effective Date"...............................................................................5
         1.20     "Executive Officers"...........................................................................5
         1.21     "[**] Property"................................................................................5
         1.22     "FDA"..........................................................................................5
         1.23     "First Commercial Sale"........................................................................5
         1.24     "FTE"..........................................................................................5
         1.25     "Gene Therapy".................................................................................5
         1.26     "HPB"..........................................................................................5
         1.27     "IND"..........................................................................................6
         1.28     "Inflammation Field"...........................................................................6
         1.29     "Investment Agreement".........................................................................6
         1.30     "Joint Commercialization Project Team".........................................................6
         1.31     "Joint Development Compound"...................................................................6
         1.32     "Joint Development Product"or "JD Product".....................................................6
         1.33     "Joint Development Project Team"...............................................................6
         1.34     "Joint Steering Committee".....................................................................6
         1.35     "Laws".........................................................................................6
         1.36     "Lead Compound"................................................................................6
         1.37     "Lead Compound Family".........................................................................7
         1.38     "NDA"..........................................................................................7




         1.39     "North America"or "NA".........................................................................7
         1.40     "Party"or "Parties"............................................................................7
         1.41     "Patent Rights"................................................................................7
         1.42     "Phase I Study"................................................................................7
         1.43     "Phase IIA Study"..............................................................................7
         1.44     "Phase IIB Study"..............................................................................7
         1.45     "Phase IIIA Study".............................................................................7
         1.46     "Phase IIIB Study".............................................................................8
         1.47     "Phase IV Study"...............................................................................8
         1.48     "Pre-EDC Research Evaluation"..................................................................8
         1.49     "Program Compound".............................................................................8
         1.50     "Program Compound Family"......................................................................8
         1.51     "Program Intellectual Property"................................................................8
         1.52     "Program Material".............................................................................8
         1.53     "Program Patent Rights"........................................................................9
         1.54     "Program Target"...............................................................................9
         1.55     "Program Technology"...........................................................................9
         1.56     "Regulatory Approval"..........................................................................9
         1.57     "Research Program".............................................................................9
         1.58     "Research Program Chemistry Intellectual Property".............................................9
         1.59     "ROW".........................................................................................10
         1.60     "ROW Major Market Countries"..................................................................10
         1.61     "Royalty-Bearing Product".....................................................................10
         1.62     "Royalty-Paying Party"........................................................................10
         1.63     "Scientifically-Qualified Target"or "SQT".....................................................10
         1.64     "Significant Pharmaceutical Enterprise".......................................................10
         1.65     "Single-Party Research Target"................................................................10
         1.66     "Single-Party Target Product".................................................................11
         1.67     "Small Molecule"..............................................................................11
         1.68     "Technology Development Agreement"............................................................11
         1.69     "Technology Transfer Agreement"...............................................................11
         1.70     "Territory"...................................................................................11
         1.71     "Third Party".................................................................................11
         1.72     "Unilateral Development Compound"or "UDC".....................................................11
         1.73     "Unilateral Development Compound Product"or "UDC Product".....................................11
         1.74     "Unique Chemical Compound"....................................................................12
         1.75     "Vaccine".....................................................................................12
         1.76     "Valid Claim".................................................................................12
         1.77     Additional Definitions........................................................................12
ARTICLE 2         RESEARCH PROGRAM..............................................................................16
         2.1      General.......................................................................................16
         2.2      Joint Research Committee......................................................................17
         2.3      Joint Research Project Teams..................................................................20
         2.4      Conduct of the Research Program...............................................................21
         2.5      Disclosure of Financial and Other Burdens and Obligations.....................................22
         2.6      Annual Research Plan..........................................................................23




         2.7      Targets.......................................................................................23
         2.8      Exclusivity...................................................................................30
         2.9      Third Party Opportunities.....................................................................32
         2.10     Gene Therapy and Vaccine Targets..............................................................33
         2.11     Antibody and Diagnostic Rights................................................................35
         2.12     Use of Scientifically-Qualified Targets to Identify
                   Small Molecules for Use Outside of the Inflammation Field. ..................................36
         2.13     Other Permitted Uses of Program Targets.......................................................37
         2.14     Research Program Records......................................................................38
         2.15     Disclosure of Research Program Results........................................................38
         2.16     Material Transfer.............................................................................39
         2.17     Liability.....................................................................................39
         2.18     Subcontractors................................................................................39
ARTICLE 3         DEVELOPMENT PROGRAM...........................................................................40
         3.1      EDC Compounds.................................................................................40
         3.2      Joint Development Committee and Project Teams.................................................41
         3.3      Development Activities........................................................................45
         3.4      Joint Development Costs.......................................................................46
         3.5      Joint Development Budget......................................................................46
         3.6      Discontinued Development......................................................................47
         3.7      Unilateral Development........................................................................48
         3.8      Dropped EDC Compound..........................................................................53
         3.9      Back-Up Compounds.............................................................................53
         3.10     Right to Audit................................................................................54
         3.11     Use of Subcontractors.........................................................................54
         3.12     Pharmacovigilance.............................................................................54
ARTICLE 4         MANUFACTURE AND SUPPLY........................................................................55
         4.1      Clinical Supply...............................................................................55
         4.2      Commercial Supply.............................................................................55
         4.3      Supply Agreement..............................................................................55
         4.4      Use of Subcontractors.........................................................................55
ARTICLE 5         REGULATORY MATTERS............................................................................56
         5.1      Ownership.....................................................................................56
         5.2      Regulatory Coordination.......................................................................57
         5.3      Regulatory Meetings and Correspondence........................................................57
         5.4      Review of Correspondence......................................................................57
         5.5      Assistance....................................................................................58
ARTICLE 6         COMMERCIALIZATION PROGRAM.....................................................................60
         6.1      Objectives for Commercialization of Joint Development Products................................60
         6.2      Joint Commercialization Committee and Project Teams...........................................61
         6.3      Joint Commercialization Committee Responsibilities............................................62
         6.4      Joint Commercialization Project Team Responsibilities.........................................62
         6.5      Decision Making...............................................................................64
         6.6      North America Commercialization Project Team..................................................65
         6.7      Commercialization Strategy and Decision Making................................................68
         6.8      Revenue Booking in North America..............................................................68




         6.9      Commercialization Expense and Budget..........................................................68
         6.10     Public Statements Regarding Joint Development Products........................................70
         6.11     Compliance with Laws..........................................................................70
         6.12     Unilateral Commercialization..................................................................70
         6.13     Use of Subcontractors.........................................................................72
ARTICLE 7         LICENSES......................................................................................72
         7.1      Millennium Grants.............................................................................72
         7.2      Aventis Grants................................................................................80
         7.3      Retained Rights...............................................................................87
         7.4      Section 365(n) of the Bankruptcy Code.........................................................88
         7.5      Certain Covenants Regarding Ex-Program Products...............................................88
ARTICLE 8         FINANCIAL PROVISIONS..........................................................................88
         8.1      Equity Investment.............................................................................88
         8.2      Pre-tax Profit or Loss In North America.......................................................89
         8.3      Royalties.....................................................................................91
         8.4      Royalty Reports; Payments.....................................................................96
         8.5      Audits........................................................................................96
         8.6      Tax Matters...................................................................................97
         8.7      Currency Exchange.............................................................................97
         8.8      Late Payments.................................................................................98
ARTICLE 9         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS...............................98
         9.1      Ownership.....................................................................................98
         9.2      Prosecution and Maintenance of Patent Rights..................................................99
         9.3      Cooperation...................................................................................99
         9.4      Exploitation of Joint Inventions.............................................................100
         9.5      Third Party Infringement.....................................................................100
         9.6      Other Intellectual Property Infringement.....................................................102
         9.7      Marks for JD Products........................................................................104
ARTICLE 10        CONFIDENTIALITY..............................................................................105
         10.1     Confidential Information.....................................................................105
         10.2     Employee and Advisor Obligations.............................................................105
         10.3     Term.........................................................................................106
         10.4     Publications.................................................................................106
ARTICLE 11        Term and Termination.........................................................................106
         11.1     Term; Extension..............................................................................106
         11.2     Termination For Material Breach..............................................................107
         11.3     Termination Upon HSR Denial..................................................................109
         11.4     Dispute Resolution...........................................................................109
         11.5     Residual Rights..............................................................................109
ARTICLE 12        DISPUTE RESOLUTION...........................................................................110
         12.1     Joint Steering Committee.....................................................................110
         12.2     Referral of Unresolved Matters to Joint Steering Committee...................................110
         12.3     Referral of Unresolved Matters to Executive Officers.........................................111
         12.4     Independent Experts..........................................................................111
         12.5     Non-Binding Mediation........................................................................111




ARTICLE 13        REPRESENTATIONS, WARRANTIES AND COVENANTS....................................................111
         13.1     Representation of Authority; Consents........................................................111
         13.2     No Conflict..................................................................................112
         13.3     Knowledge of Pending or Threatened Litigation................................................112
         13.4     Employee and Consultant Obligations..........................................................112
         13.5     Burdened Technology Obligations..............................................................113
         13.6     Intellectual Property........................................................................113
         13.7     Disclaimer of Warranty.......................................................................113
ARTICLE 14        Miscellaneous Provisions.....................................................................113
         14.1     Indemnification..............................................................................113
         14.2     Insurance....................................................................................115
         14.3     Governing Law................................................................................115
         14.4     Assignment...................................................................................115
         14.5     Amendments...................................................................................116
         14.6     Change of Control of Millennium..............................................................116
         14.7     Notices......................................................................................117
         14.8     Force Majeure................................................................................117
         14.9     Compliance with Export Regulations...........................................................118
         14.10    Public Announcements.........................................................................118
         14.11    Non-Solicitation.............................................................................118
         14.12    Independent Contractors......................................................................119
         14.13    No Strict Construction.......................................................................119
         14.14    Headings.....................................................................................119
         14.15    No Implied Waivers; Rights Cumulative........................................................119
         14.16    Severability.................................................................................119
         14.17    Execution in Counterparts....................................................................119
         14.18    No Third Party Beneficiaries.................................................................120
         14.19    No Consequential Damages.....................................................................120
ARTICLE 15        HSR FILING...................................................................................120
         15.1     HSR Filing...................................................................................120
         15.2     HSR-Related Definitions......................................................................120


The following Exhibits are being simultaneously delivered with the execution of this Agreement as separate documents:



Exhibit A         Annual Research Plan for First Contract Year
Exhibit B         Costs and Calculation of Pre-tax Profit or Loss
Exhibit B-1       Principles for Detail Cost
Exhibit B-2       Principles for Calculation of NA/Ex-NA Expense Related to North America
Exhibit B-3       Net Sales Definition
Exhibit B-4       Manufacturing Cost Principles
Exhibit C         Certain Aventis Third Party Agreements
Exhibit D         Certain Millennium Third Party Agreements



The following Schedules are attached to this Agreement:



Schedule 3.2.2       Form of Global Development Plan
Schedule 4.2         Criteria for the Assignment of Responsible Manufacturing Party
Schedule 6.4.4       Form of Global Commercialization Plan


    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                       COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement dated the 22nd day of June, 2000 (the "Execution Date") is by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("Millennium"), and Aventis Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807 ("Aventis").

                                  INTRODUCTION

WHEREAS, Millennium and Aventis are each in the business of discovering, developing and commercializing pharmaceutical products.

WHEREAS, Millennium and Aventis are interested in collaborating in the identification and validation of targets for use in the discovery of small molecules and in the discovery, development and commercialization of small molecules all for use in the prevention and treatment of certain inflammatory diseases.

WHEREAS, on even date herewith, Millennium and Aventis are entering into an Investment Agreement, a Technology Development Agreement and a Technology Transfer Agreement.

NOW, THEREFORE, Millennium and Aventis agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

     1.1 "ACTIVE". Active means, with respect to a Small Molecule, that the Small Molecule (a) [**] in the case of a [**]) a Scientifically-Qualified Target with [**], as determined by the Joint Research Committee.

     1.2 "AFFILIATE". Affiliate means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this Section 1.2, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

          United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

     1.3 "ANNUAL RESEARCH PLAN". Annual Research Plan means the plan to be developed by the Joint Research Committee for each Contract Year, to be updated as necessary during each Contract Year, setting forth, among other things, a master plan for the Research Program during the Research Program Term and the matters described in Section 2.6 below. Exhibit A sets forth the master plan for the Research Program Term and the Annual Research Plan for the First Contract Year.

     1.4 "ANTIBODY". Antibody means a polyclonal or monoclonal antibody, whether multiple or single chain, recombinant or naturally occurring, whole or fragment and any constructs thereof.

     1.5 "BUSINESS DAY". Business Day means a day on which banking institutions in New York, New York and Frankfurt, Germany are open for business.

     1.6 "CHANGE OF CONTROL". Change of Control means (a) a merger or consolidation of Millennium and a Significant Pharmaceutical Enterprise which results in the voting securities of Millennium outstanding immediately prior thereto ceasing to represent at least [**] of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a Significant Pharmaceutical Enterprise, together with its Affiliates, becoming the beneficial owner of [**] or more of the combined voting power of the outstanding securities of Millennium, or (c) the sale or other transfer of all or substantially all of Millennium's assets which relate to this Agreement to a Significant Pharmaceutical Enterprise.

     1.7 "COMMERCIALIZATION" or "COMMERCIALIZE". Commercialization or Commercialize means any and all activities directed to marketing, promoting, distributing, offering for sale and selling a product, importing a product for sale, conducting Commercial Phase IIIB Studies and Phase IV Studies, and manufacturing for commercial sale. When used as a verb, "Commercialize" means to engage in Commercialization.

     1.8 "CONFIDENTIAL INFORMATION". Confidential Information means all proprietary materials, know-how or other information (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties (including without limitation software source code). Notwithstanding the foregoing, any technical or financial information of a Party disclosed at a meeting of the Joint Research Committee, the Joint Development Committee, the Joint Commercialization Committee or the Joint Steering Committee (or any subcommittees or project teams of the foregoing) or disclosed through an audit report shall constitute Confidential Information of a Party unless otherwise specified.

     1.9 "CONTRACT YEAR". Contract Year means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 2000 (the "First Contract Year"), and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter during the Research Program Term (except that the last Contract Year shall end on the fifth anniversary of the Effective Date). Each Contract Year (other than the First and last Contract Year) shall be divided into four (4) "Contract Quarters" comprised of successive three (3) month periods. In the First Contract Year, the first Contract Quarter shall end on the first day following the Effective Date that is the last day of a calendar quarter, and in the last Contract Year, the last Contract Quarter shall end on the fifth anniversary of the Effective Date.

     1.10 "CONTROL" or "CONTROLLED". Control or Controlled means with respect to any (a) material, item of information, method, data or other know-how, or (b) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party existing before or after the Effective Date.

     1.11 "COVERING", "COVER", or "COVERED". Covering, Cover or Covered means, with respect to a Patent Right, that, but for a license granted to a party under a Valid Claim included in such Patent Right, the practice by such party of an invention claimed in such Patent Right would infringe such Valid Claim or in the case of a Patent Right that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

     1.12 "DEVELOPMENT" or "DEVELOP". Development or Develop means, with respect to a therapeutic drug candidate that has achieved EDC Status or its equivalent (and any related Diagnostic candidates) preclinical and clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, clinical studies and regulatory affairs, product approval and registration. When used as a verb, "Develop" means to engage in Development. For the purposes of this Agreement, Commercial Phase IIIB Studies or Phase IV Studies shall constitute Commercialization.

     1.13 "DIAGNOSTIC". Diagnostic means any product or service that (a) identifies patients having a particular disease or having a predisposition to a particular disease, and/or (b) defines the prognosis or monitors the progress of any disease in a patient and/or
          (c) is used to select between two (2) or more therapeutic or prophylactic regimens, wherein at least one such therapeutic or prophylactic regimen involves a compound that could be used to treat and/or prevent a disease, and where the selected regimen is determined, based on the use of such product or service, to be the most effective and/or to be the most safe for a patient.

     1.14 "DROPPED EDC COMPOUND". Dropped EDC Compound means an EDC Compound that neither Party is Developing.

     1.15 "DROPPED TARGET". Dropped Target means a Scientifically-Qualified Target that was under active pursuit pursuant to the Research Program as a Program Target or as a Single-Party Research Target but is no longer the subject of validation and drug discovery activities pursuant to Section 2.7.4.

     1.16 "DRUGGABLE TARGET". Druggable Target means a target (i.e., a nucleic acid sequence and/or the protein that it encodes), for which there is reasonable evidence (based upon bioinformatics analysis) to suggest that such target is of a class that is capable of being (a) modulated by a Small Molecule and (b) configured into an assay for Small Molecule high throughput screening or used for structure-based Small Molecule drug design. By way of example, a Druggable Target may include, without limitation, a protein in one of the following classes: G protein-coupled receptors, nuclear hormone receptors, ion channels and enzymes.

     1.17 "EARLY DEVELOPMENT CANDIDATE STATUS" or "EDC STATUS". Early Development Candidate Status or EDC Status means the status that may be assigned to a Small Molecule by the Joint Development Committee after certain Pre-EDC Research Evaluation activities have been completed.

     1.18 "EDC COMPOUND". EDC Compound means a Program Compound that has achieved EDC Status in the Research Program, as determined in accordance with Section 3.1.

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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     1.19 "EFFECTIVE DATE". Effective Date means the HSR Clearance Date (as defined in Article 15) or, if the Parties mutually agree that an HSR Filing is not required, July 6, 2000.

     1.20 "EXECUTIVE OFFICERS". Executive Officers means the Chief Executive Officer of Aventis or a parent Affiliate of Aventis (or an executive of Aventis designated by such Chief Executive Officer) and the Chief Executive Officer of Millennium (or an executive of Millennium designated by such Chief Executive Officer).

     1.21 "[**] PROPERTY". [**] Property means any information, methods, data, or other know-how included in or that relate to, and/or any [**] Property" means [**] Property [**] Property" means [**] Property [**].

     1.22 "FDA". FDA means the United States Food and Drug Administration, or a successor agency thereto.

     1.23 "FIRST COMMERCIAL SALE". First Commercial Sale means, for each Royalty-Bearing Product, on a country-by-country basis, the first shipment of Royalty-Bearing Product to a Third Party by the Royalty-Paying Party, its Affiliates or sublicensees in a country in the Territory after Regulatory Approval has been achieved for such Royalty-Bearing Product in such country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

     1.24 "FTE". FTE means a full time equivalent person year (consisting of a total of 1,760 hours per year) of scientific, technical or managerial work on or directly related to the Research Program or the Development or Commercialization of Joint Development Compounds or Joint Development Products.

     1.25 "GENE THERAPY". Gene Therapy means treatment, prevention or control of a disease or condition in humans, or remedying a gene deficiency of humans, by genetic modification of human somatic cells or animal somatic or germ cells (in vivo, in vitro or ex vivo) with DNA (RNA) for the purpose of expressing a protein or oligo(poly)nucleotide encoded by such DNA (RNA).

     1.26 "HPB". HPB means the Health Protection Branch of Health Canada, or any successor agency thereto.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     1.27 "IND". IND means (a) (i) an Investigational New Drug Application, as defined in the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a Joint Development Product in human subjects, or any successor application or procedure and (ii) any foreign counterpart of a U.S. Investigational New Drug Application, and (b) all supplements and amendments that may be filed with respect to the foregoing.

     1.28 "INFLAMMATION FIELD". Inflammation Field means the prevention, control and/or treatment in humans of (a) [**] inflammation (consisting of [**]), (b) [**], (c) [**] and/or (d) [**].

     1.29 "INVESTMENT AGREEMENT". Investment Agreement shall mean the Investment Agreement entered into by the Parties on date even herewith.

     1.30 "JOINT COMMERCIALIZATION PROJECT TEAM". Joint Commercialization Project Team means a team formed pursuant to Section 6.2.

     1.31 "JOINT DEVELOPMENT COMPOUND". Joint Development Compound means an EDC Compound that the Parties jointly Develop in accordance with Article 3.

     1.32 "JOINT DEVELOPMENT PRODUCT" or "JD PRODUCT". Joint Development Product or JD Product means a product containing a Joint Development Compound as an active ingredient that the Parties jointly Commercialize in accordance with Article 6.

     1.33 "JOINT DEVELOPMENT PROJECT TEAM". Joint Development Project Team means a team formed pursuant to Section 3.2.

     1.34 "JOINT STEERING COMMITTEE". Joint Steering Committee means a committee comprised of an appropriate number of representatives of Millennium and Aventis to plan and oversee the activities contemplated by this Agreement, as well as the activities of the Parties under the Technology Development Agreement and the Technology Transfer Agreement, as may be provided in such agreements.

     1.35 "LAWS". Laws means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

     1.36 "LEAD COMPOUND". Lead Compound means a Program Compound that has been selected as a lead by the Joint Research Committee based on lead selection criteria agreed upon by the Joint Research Committee pursuant to Section 2.4.1.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     1.37 "LEAD COMPOUND FAMILY". Lead Compound Family means with respect to a Lead Compound, such Lead Compound and all Program Compounds that are [**] of such Lead Compound in the conduct of the Research Program.

     1.38 "NDA". NDA means (a) (i) a New Drug Application pursuant to 21 U.S.C.
          Section 505(b)(1) submitted to the FDA or any successor application or procedure and (ii) any foreign counterpart of a U.S. New Drug Application, and (b) all supplements and amendments, including supplemental New Drug Applications (and any foreign counterparts), that may be filed with respect to the foregoing.

     1.39 "NORTH AMERICA" or "NA". North America or NA means the United States, its territories and possessions, and Canada.

     1.40 "PARTY" or "PARTIES". Party means Aventis or Millennium; "Parties" means Aventis and Millennium.

     1.41 "PATENT RIGHTS". Patent Rights means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     1.42 "PHASE I STUDY". Phase I Study means a clinical study in subjects to evaluate the pharmacokinetic and pharmacodynamic properties, maximum tolerated dose, dosing interval, and absorption, distribution, metabolism and excretion (ADME) of a candidate drug.

     1.43 "PHASE IIA STUDY". Phase IIA Study means a dose exploration, dose response, duration of effect, kinetic/dynamic relationship and preliminary efficacy and safety study of a candidate drug in the target patient population.

     1.44 "PHASE IIB STUDY". Phase IIB Study means a controlled dose ranging clinical trial to evaluate further the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

     1.45 "PHASE IIIA STUDY". Phase IIIA Study means a controlled clinical trial to confirm with statistical significance the efficacy and safety of the drug in larger, targeted patient populations, performed to obtain approval of a product application.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     1.46 "PHASE IIIB STUDY". Phase IIIB Study means a clinical trial intended to enhance the profile of a product for a non-approved indication and not required or pivotal for approval of a product application. A "Development Phase IIIB Study" means a Phase IIIB Study commenced prior to the completion of Phase IIIA Studies required for Regulatory Approval for the first indication for a Joint Development Product. A "Commercial Phase IIIB Study" means a Phase IIIB Study commenced after the completion of Phase IIIA Studies required for Regulatory Approval for the first indication for a Joint Development Product.

     1.47 "PHASE IV STUDY". Phase IV Study means a study initiated in a country after receipt of Regulatory Approval in such country within the approved product labeling.

     1.48 "PRE-EDC RESEARCH EVALUATION". Pre-EDC Research Evaluation means any and all of the activities relating to the qualification of a Small Molecule for EDC Status, including, but not limited to, chemical optimization and pre-clinical activities.

     1.49 "PROGRAM COMPOUND". Program Compound means a Small Molecule that (a)
          (i) is in a Party's or any of its Affiliates' possession as of the Effective Date, or is [**] by a Party or any of its Affiliates during the Research Program Term but [**] the Research Program, (ii) is [**] a Program Target and (iii) is selected by the Joint Research Committee for Pre-EDC Research Evaluation in the conduct of the Research Program or (b) is [**]the Research Program or (c) is otherwise designated a Program Compound by the Joint Research Committee; provided however in no event shall the [**] Program Compound unless such designation is affirmatively agreed to by the Joint Research Committee.

     1.50 "PROGRAM COMPOUND FAMILY". Program Compound Family means, with respect to a Program Compound, such Program Compound [**] that are [**] such Program Compound in the conduct of the Research Program.

     1.51 "PROGRAM INTELLECTUAL PROPERTY". Program Intellectual Property means Program Patent Rights, Program Material, and Program Technology. For clarity, Program Intellectual Property includes Research Program Chemistry Intellectual Property.

     1.52 "PROGRAM MATERIAL". Program Material means any Scientifically-Qualified Targets (including Program Targets), Program Compounds, and any material first identified or discovered in the conduct of the Research Program, including, without limitation, biological materials or chemical compounds such as tissue samples, receptors, reagents and screens.

Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

     1.53 "PROGRAM PATENT RIGHTS". Program Patent Rights means any Patent Rights that are Controlled by a Party and that Cover any Program Technology or Program Materials.

     1.54 "PROGRAM TARGET". Program Target means [**] which the Joint Research Committee has committed to initiate activities in the Research Program that relate to (a) in vitro or in vivo modulation of the gene corresponding to such target (e.g., through antisense, mouse knockout, etc.), (b) drug discovery or similar activities using such target, or (c) such other activities related to the validation or use of the target in the Inflammation Field as are determined appropriate by the Joint Research Committee and identified in the Annual Research Plan.

     1.55 "PROGRAM TECHNOLOGY". Program Technology means any invention, information, methods, know how, trade secrets, data, or copyright (excluding copyrights in North American Promotional Materials) that
          (a) is Controlled by a Party or jointly by the Parties and, (b) (i) relates to the Inflammation Field, is utilized in the Research Program (but only to the extent so utilized), and either is in a Party's or any of its Affiliates' possession as of the Effective Date or is discovered or acquired by a Party and/or any of its Affiliates during the Research Program Term but outside of the conduct of the Research Program, or (ii) is first invented or discovered in the conduct of the Research Program or in the course of the Development or Commercialization of any Joint Development Compound or Joint Development Product. For clarity, Program Technology excludes Program Materials.

     1.56 "REGULATORY APPROVAL". Regulatory Approval means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture, use, storage, import, transport, promotion, marketing and sale of a product in a country.

     1.57 "RESEARCH PROGRAM". Research Program means the collaborative research program to be conducted by the Parties in accordance with the Annual Research Plan and this Agreement. For clarity, activities conducted pursuant to Sections 2.7.3, 2.10, 2.11 and 2.12 shall not be part of the Research Program.

     1.58 "RESEARCH PROGRAM CHEMISTRY INTELLECTUAL PROPERTY". Research Program Chemistry Intellectual Property means any invention, information, methods, know how, trade secrets, data, copyright or material that relate to, or any Program Patent Rights that Cover, any Program Compound. "Aventis Research Program Chemistry Intellectual Property" means Research Program Chemistry Intellectual Property Controlled by Aventis. "Millennium Research Program Chemistry Intellectual Property" means Research Program Chemistry Intellectual Property Controlled by Millennium.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     1.59 "ROW". ROW means all the countries in the Territory excluding the countries in North America.

     1.60 "ROW MAJOR MARKET COUNTRIES". ROW Major Market Countries means the United Kingdom, France, Germany, Spain, Italy and Japan.

     1.61 "ROYALTY-BEARING PRODUCT". Royalty-Bearing Product means a Joint Development Product, a UDC Product, a Single-Party Target Product, an Ex-Program Product, a GT or Vaccine Product, or an Antibody or Diagnostic Product.

     1.62 "ROYALTY-PAYING PARTY". Royalty-Paying Party means, with respect to a Royalty-Bearing Product, the Party obligated to pay royalties to the other Party under any of the provisions of Section 8.3.

     1.63 "SCIENTIFICALLY-QUALIFIED TARGET" or "SQT". Scientifically-Qualified Target or SQT means a target (a) that is [**], and (b) for which [**] and/or [**], or such [**] by the Joint Research Committee, of utility of such target for the [**] for use as a drug in the [**], based on information from (i) [**] (ii) [**], and (iii) [**] or comparable technologies, or such other method as may otherwise be determined by the Joint Research Committee (PROVIDED THAT in the absence of any such determination, each of subsections (i), (ii) and (iii) shall be required), in each case performed using [**].

     1.64 "SIGNIFICANT PHARMACEUTICAL ENTERPRISE". Significant Pharmaceutical Enterprise means (a) a company (other than Aventis or an Aventis Affiliate) which, together with its Affiliates, had worldwide annual revenues from the sale of pharmaceutical products in excess of $[**] during its most recently completed fiscal year and (b) any Affiliates of such company.

     1.65 "SINGLE-PARTY RESEARCH TARGET". Single-Party Research Target means a former Program Target that is the subject of validation and/or drug discovery activities by only one of the Parties outside of the Research Program in accordance with Section 2.7.3. "Aventis Single-Party Research Target" means a Single-Party Research Target for which Aventis is the Researching Party and "Millennium Single-Party Research Target" means a Single-Party Research Target for which Millennium is the Researching Party.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     1.66 "SINGLE-PARTY TARGET PRODUCT". Single-Party Target Product means a product that contains as an active ingredient a Small Molecule first identified, evaluated or optimized by a Party through the use of a Single-Party Research Target, or first identified, evaluated or optimized in the Research Program through the use of such target as a Program Target prior to its designation as a Single-Party Research Target and is developed as a Single Party Target Product. "Aventis Single-Party Target Product" means a Single-Party Target Product under investigation by Aventis, and "Millennium Single-Party Target Product" means a Single-Party Target Product under investigation by Millennium.

     1.67 "SMALL MOLECULE". Small Molecule means a compound that has a molecular weight that is no greater than [**]. The term "Small Molecule" shall not include any compound that is (A) a [**], (B) a [**], (C) an [**], (D) a [**], or (E) a [**] or [**] that acts as an [**].

     1.68 "TECHNOLOGY DEVELOPMENT AGREEMENT". Technology Development Agreement means the Technology Development Agreement between Aventis and Millennium dated as of the Execution Date.

     1.69 "TECHNOLOGY TRANSFER AGREEMENT". Technology Transfer Agreement means the Technology Transfer Agreement between Millennium and Aventis dated as of the Execution Date.

     1.70 "TERRITORY". Territory means all the countries of the world.

     1.71 "THIRD PARTY". Third Party means any person or entity other than a Party or any of its Affiliates.

     1.72 "UNILATERAL DEVELOPMENT COMPOUND" or "UDC". Unilateral Development Compound or UDC means an EDC Compound that one Party Develops in accordance with Section 3.7. "Aventis Unilateral Development Compound" means a Unilateral Development Compound for which Aventis is the Developing Party, and a "Millennium Unilateral Development Compound" means a Unilateral Development Compound for which Millennium is the Developing Party.

     1.73 "UNILATERAL DEVELOPMENT COMPOUND PRODUCT" or "UDC PRODUCT". Unilateral Development Compound Product or UDC Product means a product containing a Unilateral Development Compound as an active ingredient. "Aventis UDC Product" means a product that contains as an active ingredient an Aventis Unilateral Development Compound, and "Millennium UDC Product" means a product that contains as an active ingredient a Millennium Unilateral Development Compound.

     1.74 "UNIQUE CHEMICAL COMPOUND". Unique Chemical Compound means a Small Molecule having a unique arrangement of atoms by virtue of composition, connectivity and shape such that it can be or has been assigned a Chemical Abstracts Registry number (CAS no.). Notwithstanding the foregoing, (a) enantiomeric forms of the same molecule, (b) a molecule and its salt form, or (c) a prodrug that is metabolized to the same active moiety as the Small Molecule, shall be considered the same Unique Chemical Compound.

     1.75 "VACCINE". Vaccine means a prophylactic or therapeutic agent that acts by inducing a humoral and/or cell-mediated immune response directed specifically against an antigen.

     1.76 "VALID CLAIM". Valid Claim means a claim (a) of any issued, unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any patent application which shall not have been cancelled, withdrawn, abandoned nor been pending for more than five (5) years from the earliest priority date claimed for such application.

     1.77 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:



         DEFINITION                                             SECTION
         Adjustment Factor                                      Exhibit B-2
         Antibody Option                                        2.11.1
         Antibody Products                                      2.11.1
         Aventis Ex-Program Intellectual Property               1.21
         Aventis Indemnified Parties                            14.1.2
         Aventis Single-Party Research Target                   1.65
         Aventis Single-Party Target Product                    1.66
         Aventis UDC Product                                    1.71
         Back-Up Compounds                                      3.9.1
         Breach Notice                                          11.2.1
         Breaching Party                                        11.2.1
         Burdened Technology                                    2.5.1
         Burdened Technology Obligations                        2.5.1
         Clinical Supply Cost                                   Exhibit B
         Capacity                                               Exhibit B-4
         Capacity Variance                                      Exhibit B-4
         Commercial Phase IIIB Study                            1.44
         Compound Expression of Interest                        3.7.6(c)
         Compound Notification                                  3.7.6(a)


    Confidential Materials omitted and filed separately with the Securities and
                  Exchange Commission. Asterisks denote omissions.



         Compound Response Period                               3.7.6(b)
         Compound Right of First Negotiation                    3.7.6
         Contract Quarter                                       1.9
         Contract Year                                          1.9
         Designation Date                                       Exhibit B-2
         Detail                                                 Exhibit B
         Detail Cost                                            Exhibit B
         Detail Number                                          Exhibit B
         Developing Party                                       3.7.1
         Development Phase IIIB Study                           1.44
         Diagnostic Option                                      2.11.1
         Diagnostic Products or Services                        2.11.1
         DOJ                                                    15.2.1
         EDC Data Package                                       3.1.1
         Efficiency Variance                                    Exhibit B-4
         Energy/Waste & Environmental Costs for the Active
            Production Plants                                   Exhibit B-4
         Essential Pharmacogenomic Product or Service           2.13.1(b)
         [**]                                                   2.12.3
         [**]                                                   2.12.3
         [**]                                                   2.12.4
         [**]                                                   2.12.2
         Excess Recovery                                        9.5.4
         Field Force Expense                                    Exhibit B
         FTE Cost                                               Exhibit B
         FTE Rate                                               Exhibit B
         FTC                                                    15.2.2
         G&A Expense                                            Exhibit B
         GT Option                                              2.10.1
         GT Products                                            2.10.1
         Global Commercialization Plan                          6.3.4
         Global Development Plan                                3.2.2(h)
         HSR Act                                                15.2.3
         HSR Clearance Date                                     15.2.4
         HSR Filing                                             15.2.5
         Intellectual Property                                  13.6.1
         Inventory Write-offs                                   Exhibit B-4
         Investment Agreement                                   8.1
         Joint Research Committee                               2.2.1
         Joint Research Project Team                            2.2.1
         Labor Capacity                                         Exhibit B-4
         Lead Regulatory Party                                  5.1.1
         Line Cost                                              Exhibit B-4
         Marks                                                  9.7.1
         Manufacturer Period Costs                              Exhibit B-4
         Material Cost                                          Exhibit B-4




         Material Price Variance                                Exhibit B-4
         Millennium Ex-Program Intellectual Property            1.21
         Millennium Indemnified Parties                         14.1.1
         Millennium Single-Party Research Target                1.63
         Millennium Single-Party Target Product                 1.64
         Millennium UDC Product                                 1.71
         NA Commercialization Expense                           Exhibit B
         NA Development Cost                                    Exhibit B
         NA License Fees                                        Exhibit B
         NA Marketing Expense                                   Exhibit B
         NA Medical Expense                                     Exhibit B
         NA Percentage                                          Exhibit B-2
         NA Period Costs                                        Exhibit B
         NA/Ex-NA Commercialization                             6.1.3
         NA/Ex-NA Commercialization Expense                     Exhibit B
         NA/Ex-NA Development                                   3.2.4(a)
         NA/Ex-NA Development Cost                              Exhibit B
         NA/Ex-NA Expense                                       Exhibit B
         NA/Ex-NA License Fees                                  Exhibit B
         NA/Ex-NA Marketing Expense                             Exhibit B
         NA/Ex-NA Medical Expense                               Exhibit B
         NA/Ex-NA Period Costs                                  Exhibit B
         Net Sales                                              Exhibit B-3
         Non-Breaching Party                                    11.2.1
         Non-Selling Party                                      9.5.4
         North America Commercialization Budget                 6.6.1(c)
         North America Development                              3.2.4(a)
         North America Promotional Materials                    6.6.3(a)
         North America Commercialization                        6.1.3
         Notice of Disagreement                                 5.4
         Notice of Discontinuance                               3.6.1
         Operator Labor Costs                                   Exhibit B-4
         Opt-Out Phase                                          8.3.2
         Other Cost of Goods                                    Exhibit B-4
         Overhead Costs                                         Exhibit B-4
         Owning Party                                           9.5.2(b)
         Patent Prosecution                                     9.2.1
         Period Costs                                           Exhibit B-4
         Potential Antibody Target                              2.11.1
         Potential Diagnostic Target                            2.11.1
         Potential GT Target                                    2.10.1
         Potential Vaccine Target                               2.10.1
         Pre-tax Profit or Loss                                 Exhibit B
         Product Development                                    Exhibit B-4
         Product Expression of Interest                         6.12.3
         Product Notification                                   6.12.1




         Product Related Costs                                  Exhibit B-4
         Product Response Period                                6.12.2
         Product Right of First Negotiation                     6.12
         Project Start-up                                       Exhibit B-4
         Quality Testing Costs                                  Exhibit B-4
         Related Joint Development Product                      8.3.1
         Related UDC Product                                    8.3.2
         Relevant Calendar Year                                 Exhibit B-2
         Relevant Five-Calendar-Year Period                     Exhibit B-2
         Relevant Global Inflammation Sales                     Exhibit B-2
         Relevant NA Inflammation Sales                         Exhibit B-2
         Relevant Period Costs                                  Exhibit B
         Relevant Products                                      Exhibit B-2
         Representative                                         Exhibit B
         Research Program Term                                  2.1.2
         Researching Party                                      2.7.3(a)
         Revaluation                                            Exhibit B-4
         ROW Commercialization                                  6.5.1
         ROW Development                                        3.2.4(b)
         ROW Period Cost                                        Exhibit B
         Selling Party                                          9.5.4
         Spending Variance                                      Exhibit B-4
         SPRT Compounds                                         2.7.3(b)
         Standard Cost                                          Exhibit B
         Supply Price                                           Exhibit B
         Target Expression of Interest                          2.7.3(f)(iii)
         Target Notification                                    2.7.3(f)(i)
         Target Response Period                                 2.7.3(f)(ii)
         Target Right of First Negotiation                      2.7.3(f)
         Third Party Opportunity                                2.9.1
         Vaccine Option                                         2.10.1
         Vaccine Products                                       2.10.1
         Volume Variance                                        Exhibit B-4
         Work Center Capacity                                   Exhibit B-4
         Work Center Costs                                      Exhibit B-4


Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

                                   ARTICLE 2

                                RESEARCH PROGRAM

2.1      GENERAL.

         2.1.1    Objective.

                  (a) The Parties shall collaborate in carrying out the Research Program as set forth in the then current Annual Research Plan, with the global objectives of
                           (i) [**] Scientifically-Qualified Targets and Program Targets identified and/or validated in the Research Program, consistent with the resources allocated to such activities under the Annual Research Plan, and (ii) [**] of EDC Compounds with potential utility in the Inflammation Field, consistent with the resources allocated to such activities under the Annual Research Plan.

                  (b) It is anticipated that during the initial years of the Research Program, [**] to the Research
                           Program [**] of the Research Program. [**] of the Research Program, [**] to the Research Program [**] will be [**] in the [**] of the Research Program.

                  (c) It is intended that, to the extent practicable, both Parties will participate in the full range of activities to be conducted in the Research Program, including without limitation target identification and validation, assay configuration, high throughput screening and Pre-EDC Research Evaluation of Program Compounds, all of the foregoing subject to the Parties' respective capabilities and capacities to perform such activities.

                  (d) It is intended that the Research Program will be conducted as a unified collaborative effort with activities by the Parties carried out at each Party's respective facilities as the foregoing may be outlined in the Annual Research Plan.

                  (e) It is also intended that, during the Research Program Term, the Parties will each be conducting broader target identification and validation, assay configuration, high throughput screening and Pre-EDC Research Evaluation of Small Molecules not specifically directed to the Inflammation Field and conducted outside of the Research Program.

                  (f) It is also intended, notwithstanding subsection (e) above, that during the Research Program Term the Parties shall collaborate in making available for the Research Program Small Molecule chemical libraries as set forth in the then current Annual Research Plan, with the global objectives of maximizing the quantity and quality of the EDC Compounds with potential utility in the Inflammation Field consistent with the resources allocated to such activities under the Annual Research Plan; PROVIDED THAT neither Party shall be obligated to disclose to the other Party the chemical structure of any compound in any chemical library Controlled by such Party unless and until such compound is identified and confirmed as Active against a Program Target or is otherwise designated a Program Compound by the Joint Research Project Team.

         2.1.2 TERM. The term of the Research Program (the "Research Program Term") shall commence on the Effective Date and end on the fifth anniversary of the Effective Date, unless (a) earlier terminated pursuant to the provisions of Article 11 or (b) extended pursuant to the provisions of Section 11.1.

2.2      JOINT RESEARCH COMMITTEE.

         2.2.1 FORMATION AND MEMBERSHIP. As soon as practicable after the Execution Date, Aventis and Millennium shall establish a Joint Research Committee (the "Joint Research Committee") comprised of three (3) representatives designated by Aventis and three
                  (3) representatives designated by Millennium, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Party he or she represents; provided that Aventis and Millennium may designate an appropriate number of additional representatives from time to time. The Joint Research Committee shall include at least one Development representative from each Party. From time to time during the Research Program Term, the Joint Research Committee shall establish one or more Joint Research Project Teams (each, a "Joint Research Project Team") to implement various aspects of the Annual Research Plan. Such committees shall be governed in the same manner and subject to the relevant requirements as set forth herein for the Joint Research Committee.

         2.2.2 ADMINISTRATIVE MATTERS. The Joint Research Committee shall appoint a chairperson from among its members, which shall rotate semi-annually between the representatives from Millennium and the representatives from Aventis. The chairperson shall be responsible for calling meetings of the Joint Research Committee and for leading the meetings. A Joint Research Committee member of the Party hosting a meeting of the Joint Research

                  Committee shall serve as secretary of that meeting. The secretary of the meeting shall prepare and distribute to all members of the Joint Research Committee minutes of the meeting sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Such minutes shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Research Committee. Minutes of each Joint Research Committee meeting shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed to the members of the Joint Research Committee by the chairperson.

         2.2.3 DECISION MAKING. Each Party shall have one vote on the Joint Research Committee (and each Joint Research Project Team). Both Parties must vote in the affirmative to allow the Joint Research Committee (or Joint Research Project Team) to take any action that requires the vote of the Joint Research Committee or a Joint Research Project Team. If the Joint Research Committee is unable to reach unanimous agreement, such issue shall be resolved in accordance with the provisions of Article 12. If a Joint Research Project Team is unable to reach unanimous agreement on any matter, such matter shall be referred to the Joint Research Committee.

         2.2.4    MEETINGS.

                  (a)      The Joint Research Committee shall meet at least four
                           (4) times per Contract Year (except that proportionately fewer meetings shall be held in a Contract Year with fewer than 12 months). Such meetings shall be held at such times and places as are mutually agreed upon by the Joint Research Committee and shall be conducted in person. By approval of the chairperson, where such approval may not unreasonably be withheld, representatives may participate in any meeting of the Joint Research Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  (b) Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Research Committee in person. If a Party's representative is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite additional employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Research Committee.

                  (c) Either Party may also convene a special meeting of the Joint Research Committee for the purpose of resolving disputes or for the purpose of reviewing (or making) a decision pertaining to the designation of a target as a Scientifically-Qualified Target or a Program Target by providing ten (10) Business Days written notice to the other Party.

         2.2.5 RESPONSIBILITIES. The Joint Research Committee shall be responsible for, among other things:

                  (a)      overseeing the Research Program;

                  (b)      providing a forum for consensual decision making;

                  (c) reviewing recommendations from and advising the Joint Research Project Teams;

                  (d) reviewing needs in areas other than projects, but necessary to support projects;

                  (e) preparing and approving each Annual Research Plan for each Contract Year after the First Contract Year;

                  (f) appointing one or more Joint Research Project Teams, as may be appropriate, to implement the Annual Research Plan;

                  (g) monitoring the Parties' compliance with their respective obligations under the Annual Research Plan, including the accomplishment of key objectives, the devotion of an appropriate number of FTEs to the Research Program and the expenditure of significant out-of-pocket expenses;

                  (h) reviewing and approving any amendments to the Annual Research Plan and evaluating any substantive departures by either Party from the Annual Research Plan;

                  (i) evaluating any Burdened Technology Obligations and deciding whether to accept Burdened Technology into the Research Program;

                  (j)      determining whether a target is a
                           Scientifically-Qualified Target;

                  (k) selecting which Scientifically-Qualified Targets the Parties wish to designate as Program Targets;

                  (l) determining which research projects will be pursued in the Research Program and which will be discontinued;

                  (m) monitoring reports submitted by the Parties pursuant to the Annual Research Plan; and

                  (n) reviewing and commenting upon (but not approving) the patent filing strategies of the Parties as provided in Article 9.

         2.2.6 PIPELINE REVIEW. Promptly following the Effective Date, the Joint Research Committee shall convene to review both Parties' pre-EDC pipelines of SQT and Program Compound candidates to determine which shall be accepted into the Research Program. Each Party shall identify all Burdened Technology Obligations relating to such Party's pre-EDC pipelines of SQT and Program Compound candidates that the Joint Research Committee identifies as desirable for inclusion in the Research Program.

2.3      JOINT RESEARCH PROJECT TEAMS

         2.3.1 FORMATION OF JOINT RESEARCH PROJECT TEAMS. Aventis and Millennium shall each make its initial designation of its representatives not later than thirty (30) days after the formation of a Joint Research Project Team. Either Party may change its designees to any Joint Research Project Team at any time upon written notice to the other Party.

         2.3.2 Responsibilities. The Joint Research Project Teams shall be responsible for, among other things:

                  (a) implementing aspects of the Annual Research Plan assigned to such Joint Research Project Team by the Joint Research Committee;

                  (b) recommending Scientifically-Qualified Targets for designation as Program Targets;

                  (c) recommending to the Joint Research Committee which research projects will be pursued in the Research Program and which will be discontinued; and

                  (d) recommending to the Joint Development Committee (after consultation with the Joint Research Committee) Program Compounds for qualification for EDC Status.

         2.3.3 SPECIAL MEETING. Either Party may convene a special meeting of the appropriate Joint Research Project Team for the purpose of reviewing (or making) a recommendation concerning whether a Program Compound has qualified for EDC Status by providing ten
                  (10) Business Days written notice to the other Party.

2.4      CONDUCT OF THE RESEARCH PROGRAM.

         2.4.1 The Joint Research Committee shall adopt project progression guidelines, including back-up selection criteria, similar to guidelines set forth in Appendix E to the Annual Research Plan. The Parties shall conduct the Research Program in accordance with such project progression guidelines. Each Party shall use commercially reasonable efforts to conduct the activities of the Research Program which are assigned to it in the Annual Research Plan.

         2.4.2 Each Party shall devote a substantially equal number of FTEs to the Research Program activities and expend substantially similar amounts in significant out-of-pocket expenditures directly related to the Research Program, each over the course of the Research Program. All FTE utilization and significant out-of-pocket expenditures shall either be expressly provided for in the Annual Research Plan or approved by the Joint Research Committee.

         2.4.3 Each Party shall submit periodic reports to the Joint Research Committee, as may be required by the Annual Research Plan, detailing its activities under the Research Program. The Joint Research Committee shall use such periodic reports to monitor the Parties' respective contributions to the Research Program. The Joint Research Committee may amend the Annual Research Plan as necessary to maintain substantial equality in resources devoted and participation by the Parties over the course of the Research Program.

         2.4.4 If either Party believes that there is a material imbalance in resources devoted to, or participation by the Parties in, the Research Program, such Party may submit the matter to the Joint Research Committee in writing. Taking into account historical and prospective participation and resource devotion of the Parties during the current Contract Year and the immediately following Contract Year, the Joint Research Committee shall take such steps as may be reasonably necessary to ensure substantial equality in resources devoted and participation by the Parties in the Research Program. At the request of a Party, the other Party shall permit an independent, certified accountant appointed by the requesting Party, at reasonable times and upon reasonable notice but no more than once per year, to examine, at the sole cost of the requesting Party, the records of the other Party to verify the accuracy of any reports submitted by the other Party to the Joint Research Committee regarding the level of resources devoted to the Research Program by such Party

         2.4.5 Each Party shall identify one of its representatives to serve as a program director with responsibility for overseeing that Party's day-to-day activities relating to the Research Program and to serve as a contact person for coordinating Research Program activities between the Parties.


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

2.5      DISCLOSURE OF FINANCIAL AND OTHER BURDENS AND OBLIGATIONS.

         2.5.1 The Parties acknowledge that certain materials, and data and information relating thereto, Controlled by a Party may include financial or other obligations to Third Parties[**], and that the use of such [**] Program Technology or Program Materials in the Research Program and the Development and Commercialization of products resulting from the use of such [**], may result [**] may (1) [**] to certain Program Technology [**] under this Agreement, (2) [**], or that certain information [**], (3) [**] by this Agreement or (4) [**] under this Agreement relative to the rights of such Party in the absence of any such grant of rights [**]).

         2.5.2 Each Party acknowledges its obligation to inform the other Party of Burdened Technology Obligations relating to any Program Technology or Program Materials which it provides to the Research Program. With respect to any proposed Scientifically-Qualified Target, all Burdened Technology Obligations related thereto shall be identified and described in reasonable detail in writing by the Party that Controls such target to the Joint Research Committee at such time as such target is proposed for inclusion in the Research Program as an SQT.

         2.5.3 The Burdened Technology Obligations shall be considered for all Program Technology or Program Materials prior to its inclusion in the Research Program. By way of example, proposed Scientifically-Qualified Targets will only be permitted into the Research Program after the Joint Research Committee has evaluated the nature and scope of the Burdened Technology Obligations.

         2.5.4 [**] by the Joint Research Committee, [**] (a) [**] (including without limitation, [**] in the [**] with respect to [**], or
                  (b) to [**] of the [**] with respect to such [**] that would [**]relating to such [**] pursuant to Sections 7.1.1(d), 7.1.2(d) and 7.1.3(d), in the case of Aventis, and Sections 7.2.1(d), 7.2.2(d) and 7.2.3(d), in the case of Millennium, [**] the other Party, [**].

         2.5.5 The Party [**] shall be [**] to the Joint Research Committee [**] provided that with regard to [**] the use of such [**] the Party [**] shall not be [**] the other Party [**] on such Party's [**] thereof.


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

Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

2.6      ANNUAL RESEARCH PLAN.

         2.6.1 The Joint Research Committee shall prepare and approve the Annual Research Plan for every Contract Year (other than the First Contract Year) at least sixty (60) days prior to the commencement of such Contract Year. The Annual Research Plan for the First Contract Year is set forth in Exhibit A to this Agreement.

         2.6.2 The Joint Research Committee shall update and amend, as appropriate, the then-current Annual Research Plan from time to time.

         2.6.3 Each Annual Research Plan shall contain the specific research objectives to be achieved during the Contract Year, the specific activities to be performed under the Research Program and the timeline for performing such activities, and the Party which shall be responsible for performing each of the activities.

         2.6.4 Each Annual Research Plan shall be consistent with the other terms and conditions of this Agreement, including the objectives set forth in Section 2.1.1, and shall be substantially the same in form, including the items itemized in, the Annual Research Plan attached as Exhibit A.

2.7      TARGETS.

         2.7.1    [**]

                  (a) During the Research Program Term, each Party shall use commercially reasonable efforts to [**] identified and qualified in the Research Program, [**], using the technologies, data and materials specified in such Annual Research Plan.

                  (b) Each Party shall [**] provided, however, a Party shall [**] which it is [**] accordance with the provisions of this Section 2.7.1.


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (c) During the Research Program Term, each Party shall, [**], make [**] that it [**] could reasonably qualify as a [**] together with [**] relating to the [**] for use in [**].

                  (d) At each meeting of the Joint Research Committee, the Joint Research Committee shall identify [**] based on its review of the criteria set forth in the Annual Research Plan and the Burdened Technology Obligations associated therewith.

         2.7.2 PROGRAM TARGETS. Once the Joint Research Committee has designated a target as [**], the Joint Research Committee will periodically consider whether it wishes to use [**] for identification of Small Molecules suitable for use as drugs [**] and, among other things, conduct the activities set forth in the definition of "Program Target". If the Joint Research Committee wishes to so use the [**] and conduct such activities, then the Joint Research Committee shall designate [**] as a Program Target and the Joint Research Committee will prepare and approve an amendment to the Annual Research Plan to reflect the activities to be undertaken by the Parties with respect to such Program Target.

         2.7.3    SINGLE-PARTY RESEARCH TARGETS.

                  (a)      If at any time during the Research Program Term (i)
                           (A) a Party desires not to participate in further validation or drug discovery activities with respect to a Program Target and so notifies the other Party, or (B) a Party fails to exercise commercially reasonable efforts in undertaking the Research Plan activities with respect to a Program Target pursuant to the Annual Research Plan, and does not remedy such failure within [**] following written notice of such failure from the other Party, and (ii) the other Party provides written notice to the Joint Research Committee that it wishes to continue to participate in further validation or drug discovery Cactivities with respect to such target within [**] of receipt of the notice from the discontinuing Party or the expiration of such cure period, then the Joint Research Committee shall designate such target a Single-Party Research Target (and such target shall no longer constitute a Program Target) and the other Party shall have the right, outside of the Research Program, to continue to engage in such activities with respect to such target [**] (such Party being referred to herein as the "Researching Party").

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (b) The Researching Party shall have access to all Program Technology relating to the Single-Party Research Target and all Program Materials relating to the Single-Party Research Target, excluding Program Compounds except as follows: (i) all Program Compounds that are Active against such Single-Party Research Target and any Small Molecules that are members of the corresponding Program Compound Family, PROVIDED, HOWEVER, that use of any such Small Molecule that is not Active against such Single-Party Research Target shall be limited to internal research purposes only, and (ii) all Small Molecules within the Lead Compound Family of a Lead Compound directed to such Single-Party Research Target ((i) and (ii) collectively "SPRT Compounds"). Any rights of the Non-Researching Party to use such Lead Compound Family in the Research Program shall be suspended until discontinuation of all activities by the Researching Party relating to such Lead Compound Family with respect to such Single-Party Research Target.

                  (c) Notwithstanding the foregoing, a Party shall not have the right to pursue as a Single-Party Research Target, a Program Target which the other Party has decided not to continue to pursue in the Research Program if such target has the same biological activity and the same relevance in Small Molecule drug discovery as another Program Target in the Research Program.

                  (d) As soon as reasonably practicable after the designation of a target as a Single-Party Research Target by the Joint Research Committee, the Party that is not the Researching Party shall provide the Researching Party with any Program Technology and all Program Material as may be specified in subsection
                           (b) in its Control.

                  (e)      The Researching Party shall have the right to:

                           (i) research and Develop Small Molecules identified through the use of a Single-Party Research Target for use [**], using such Single-Party Research Target in such research and Development, as necessary, and

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                           (ii) Commercialize any resulting Single-Party Target Product [**], subject to the royalty obligation set forth in Section 8.3.3.

                  (f) Notwithstanding the foregoing, if a Party intends to research, Develop or Commercialize [**] any Small Molecules identified through the use of a Single-Party Research Target including those Small Molecules allocated in accordance with Section 2.7.3(b) in collaboration with a Third Party, or grant a license to a Third Party to do any of the foregoing, such Party shall provide the other Party with the opportunity to negotiate terms under which the other Party would collaborate or obtain a license with respect to such activities (a "Target Right of First Negotiation"), provided that a Target Right of First Negotiation shall not apply to the retention of a contract sales force or to a product distribution or contract manufacturing arrangement or other outsourced marketing, advertising or promotion activities (unless such arrangement is with a Significant Pharmaceutical Enterprise). A Target Right of First Negotiation shall operate as follows:

                           (i) The Researching Party shall promptly notify the other Party in writing (the "Target Notification") of its intention to seek a collaborator or licensee for researching, Developing and/or Commercializing [**] a Small Molecule identified through the use of such Single-Party Research Target and shall provide to the other Party a reasonably detailed written description of such proposed collaboration or license, including, without limitation, the identity of the target and the data, information, material or results and Small Molecules identified, evaluated or developed using such target including those Small Molecules allocated in accordance with Section 2.7.3(b)

                           (ii) Within [**] of its receipt of the Target Notification (the "Target Response Period"), the other Party shall notify the Researching Party of its interest, if any, in initiating discussions regarding such proposed collaboration or license.


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                           (iii) In the event that the other Party notifies the Researching Party prior to the termination of the Target Response Period that it has an interest in participating in such proposed collaboration or obtaining such license rights (a "Target Expression of Interest"), then the Parties shall negotiate in good faith in an effort to reach a definitive agreement regarding such collaboration or license for a period of up to [**] from the date of the Researching Party's receipt of the Target Expression of Interest.

                           (iv) In the event that the Parties reach a definitive agreement with respect to such collaboration or license pursuant to subsection (iii), such target shall no longer be designated a Single-Party Research Target and the rights and obligations of the Parties with respect to such target and any Small Molecules identified, developed or evaluated through the use of such target including those Small Molecules allocated in accordance with Section 2.7.3(b) shall be governed by the terms of such definitive agreement and not this Agreement.

                           (v) In the event that (A) the other Party fails to notify the Researching Party prior to the termination of the Target Response Period that it is interested in collaborating with or obtaining a license from the Researching Party with respect to such Single-Party Research Target, or (B) the other Party notifies the Researching Party prior to the termination of the Target Response Period that it has no interest in collaborating with or obtaining a license from the Researching Party with respect to such Single-Party Research Target, or (C) the other Party timely provides the Researching Party with an Expression of Interest but the Parties fail to reach definitive agreement within the [**] period specified in subsection (iii), then the Researching Party shall be free to enter into a collaboration or license with a Third Party with respect to such Single-Party Research Target; PROVIDED, HOWEVER, that the Researching Party may not enter into any collaboration or license with a Third Party [**] to the Third Party, [**] to the non-Researching Party.


                                      Page 27
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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                           (vi) For the duration of the Target Response Period, and if the other Party timely delivers the Target Expression of Interest, the [**] term specified in Section 2.7.3(f)(iii), the Researching Party may discuss with a Third Party the general outline of such collaboration or license; provided however, that the Researching Party shall not negotiate such collaboration or license with a Third Party, enter into any agreements with such Third Party or propose terms to such Third Party on which the Researching Party would be willing to consummate such collaboration or license.

                  (g) For the avoidance of doubt, a Program Target which becomes a Single-Party Research Target shall continue to remain a Scientifically-Qualified Target and the non-Researching Party shall continue to have the right to use such Scientifically-Qualified Target to the extent provided in Section 2.12.

         2.7.4    DROPPED TARGETS.

                  (a) If at any point in time (i) neither Party desires to continue validation and drug discovery activities with respect to a Program Target, (ii) both Parties fail to exercise commercially reasonable efforts to conduct validation and drug discovery activities with respect to such target and do not cure such failure or both Parties fail to exercise commercially reasonable efforts in undertaking such validation and drug discovery activities and neither cures such failure within [**] after receipt of written notice from the other Party asserting such failure (PROVIDED THAT if the first Party to receive such written notice responds within such [**] period with a notice to the other Party asserting that such other Party has also failed to exercise commercially reasonable efforts in undertaking such validation and drug discovery activities, both written notices shall, for purposes of this subsection, be deemed to have been given concurrently on the date that the first notice was given), (iii) the Joint Research Project Team decides to discontinue validation and drug discovery activities with respect to such target, or (iv) the Researching Party fails to exercise commercially reasonable efforts to conduct validation and drug discovery activities with respect to a Single-Party Research Target, then such target shall thereafter be deemed a Dropped Target and not a Program Target or a Single Party Research Target, as applicable.


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (b) Either Party shall thereafter during the Research Program Term have the right to pursue such target as a Single-Party Research Target, PROVIDED THAT such Party first gives written notice of its desire to the other Party, together with any data, results, or information in its Control relating to such target and not already provided to the other Party. If the other Party does not give notice of its desire to pursue such target within [**], such target shall thereafter be a Single-Party Research Target and not a Dropped Target and the Researching Party's rights and obligations with respect to such Single-Party Research Target shall be as set forth in Section 2.7.3.

                  (c) If the other Party desires to participate in such research and/or drug discovery activities with respect to such target, such target shall thereafter be a Program Target and not a Dropped Target, and the Annual Research Plan shall be appropriately amended to include such activities in the Research Program.

                  (d) For the avoidance of doubt, a Program Target or Single Party Target which becomes a Dropped Target shall continue to remain a Scientifically-Qualified Target and both Parties shall continue to have the right to use such Scientifically-Qualified Target to the extent provided in Section 2.12.

         2.7.5 [**] Research Program [**]. [**] the Research Program, [**] this Agreement [**] the Parties [**] shall be as follows:

                  (a) Each Party shall [**] by such Party [**] by a Party shall [**], the other Party.

                  (b) Each Party shall [**] and any Program [**]. Any such [**] shall be [**] and a [**] and [**] by a Party [**] by the relevant provisions set forth [**], PROVIDED, HOWEVER, that (i) the [**] shall [**] and
                           (ii) the [**] of a Party set forth in [**] with respect to the [**] Product shall only apply in the event that [**] the other Party in the [**] Product.


                                      Page 29
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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (c) With respect to each [**] that has been used [**], the Parties shall [**] in the [**] in the [**]. In the event that the Parties [**] reach a final agreement [**] for a period of up to [**] from the date on which the Parties [**]. If the Parties enter into a final agreement [**] of the Parties [**] (which shall be[**] in the same [**] in accordance with the provisions [**] shall be governed by the terms of [**]. In the event that (i) the Parties [**] or (ii) [**] with respect to [**] the [**] period specified above, then [**] from which the Parties shall [**]. The[**] of the Parties [**], as necessary to have [**] which Party shall make the first selection). Each target selected from the [**] shall [**] shall be deemed to be [**], as the case may be, and the [**] a Party shall be governed by the relevant provisions set forth in [**], PROVIDED, HOWEVER, that the [**] shall not apply [**].

2.8      EXCLUSIVITY.

         2.8.1 GENERAL. During the Research Program Term, and subject to the exceptions set forth in Section 2.8.3, neither Party nor its Affiliates shall, either alone or in collaboration with a Third Party, engage in any activity, the goal of which is

                  (a) the identification or validation of targets for the discovery of Small Molecules intended for use [**]; or

                  (b) the discovery and Pre-EDC Research Evaluation of Small Molecules intended for use[**],

                           in each case except pursuant to the Research Program and excepting Small Molecules that have achieved EDC Status prior to the Effective Date.

         2.8.2 [**] LICENSING. During the Research Program Term, and subject to the exceptions set forth in Section 2.8.3, [**] (a) [**] license to, or any [**] license, any target, or any Patent Rights Covering, or know-how embodied in, the use of such target, [**], or (b) [**] any license to, or any option to license, any target, or any Patent Rights Covering, or know-how embodied, in the use of such target, [**] such license or option grant [**].

         2.8.3    EXCEPTIONS. The prohibitions set forth in Sections 2.8.1 and
                  2.8.2 are not intended to apply to any activity directed to the identification or validation of targets or the discovery and Pre-EDC Research Evaluation of Small Molecules,


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                    Commission. Asterisks denote omissions.

                  (a) where such activity is undertaken in fulfillment of an obligation of a Party existing as of the Execution Date pursuant to an agreement that is set forth in EXHIBIT C or EXHIBIT D;

                  (b) where such activity is undertaken with respect to any assets Controlled by a Party as of the Execution Date and identified in EXHIBIT C or EXHIBIT D;

                  (c) where such activity is undertaken in fulfillment of an obligation of a Party pursuant to an agreement with an academic, research or other non-commercial institution, which agreement provides that such Party shall be granted the right (or the option to obtain the right), with the right to grant sublicenses to the other Party, [**] to use any targets, Small Molecules and related know-how for the research, Development and Commercialization under this Agreement;

                  (d) where a Party's involvement in such activity results from such Party's acquisition of or by a Third Party (by merger or otherwise), which Third Party, prior to such acquisition or merger, was already engaged in such activity, and such Party does not expand the scope of, or financial commitment to, such activity; provided that no Program Technology that was identified or developed during the course of the Research Program and no Program Materials are disclosed to the Third Party; and provided further that to the extent any other technology Controlled by the Party in the form of biological materials (e.g. genes, gene fragments, vectors, cell lines, cells, organelles, DNA and DNA fragments, proteins and peptides) or chemical compounds (e.g. small molecule and natural product compounds and libraries), or any data relating to the foregoing, are disclosed to such Third Party, such Third Party shall (i) undertake in writing not to use such technology or data in any activities prohibited by Section 2.8.1, and (ii) agree that the other Party shall be a third party beneficiary of such undertaking. For clarity, the exception as set forth in this subsection (d) shall not apply where substantially all of such Third Party's activities are encompassed by Section 2.8.1

                  (e) where such activity is undertaken by a Party with respect to a Single-Party Research Target to the extent otherwise permitted by the provisions of this Agreement; or

                  (f) where such activity is undertaken with respect to a Third Party Opportunity, pursuant to the relevant provisions of Section 2.9.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         2.8.4 OTHER PERMITTED ACTIVITIES. For purposes of clarity, activities that are not prevented by the prohibitions set forth in Section 2.8.1 include, without limitation, the following:

                  (a) either Party may, outside of the conduct of the Research Program, engage in target identification and validation activities and/or drug discovery or Pre-EDC Research Evaluation of Small Molecules [**], subject to the provisions of Section 2.8.1;

                  (b) either Party may, outside of the conduct of the Research Program, engage in Pre-EDC Research Evaluation of or Development of a Small Molecule for use [**], provided that such Small Molecule (i) is in-licensed from a Third Party, (ii) has achieved the equivalent of EDC Status at the time of such in-licensing (as long as the structure of such Small Molecule is not modified), and (iii) is not generally known or known by such Party to exert its action through a Program Target; and

                  (c) either Party may, outside of the conduct of the Research Program, engage in Pre-EDC Research Evaluation or Development of a Small Molecule for use [**], provided that such Small Molecule (i) had achieved the equivalent of EDC Status as of the Effective Date, and (ii) the structure of such Small Molecule is not modified.

         2.8.5 SCOPE OF RESTRICTIONS. The Parties agree that, given the high costs and significant risks involved in discovering and developing pharmaceutical products, and given that the Parties will be exchanging Confidential Information in order to perform the Research Program, the exclusive relationship between them regarding the Research Program and the Inflammation Field, which is reflected herein, is a fair and efficient means to reach a satisfactory conclusion from their cooperative efforts.

2.9      THIRD PARTY OPPORTUNITIES.

         2.9.1 In the event that a Party is presented with an opportunity to collaborate with a Third Party (a "Third Party Opportunity") with respect to

                  (a) the identification and/or validation of a target or family of related targets (not to exceed [**] targets in number) for the discovery of Small Molecules for use [**], and/or

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (b) the discovery and/or Pre-EDC Research Evaluation of a Small Molecule and its related lead series [**],

                           then such Party may pursue such Third Party
                           Opportunity, but only in the manner provided in this
                           Section 2.9, such Party shall present the Third Party Opportunity, including all material terms and conditions relating thereto, to the Joint Research Committee for the Joint Research Committee's consideration for inclusion in the Research Program.

         2.9.2 The Joint Research Committee shall then have [**] to decide whether to pursue such Third Party Opportunity. In the event that the Joint Research Committee elects to pursue such Third Party Opportunity, then the Parties shall negotiate with the Third Party that presented such Third Party Opportunity in a good faith effort to reach an agreement with the Third Party whereby the Third Party Opportunity can be included in the Research Program. In the event that the Parties and the Third Party that presented such Third Party Opportunity reach an agreement to include such Third Party Opportunity in the Research Program, then

                           (i) the Third Party Opportunity shall be included in the Research Program; and

                           (ii)     the Annual Research Plan shall be
                                    appropriately amended to include, without limitation, provisions for the sharing by the Parties of the costs associated with the Third Party Opportunity.

         2.9.3 In the event that the Joint Research Committee does not elect to pursue such Third Party Opportunity or the Parties fail, despite a good faith effort, to reach agreement with the Third Party that presented such Third Party Opportunity to include the Third Party Opportunity in the Research Program, then the Party that was initially presented with such Third Party Opportunity shall have the right to pursue such Third Party Opportunity outside of the conduct of the Research Program, PROVIDED, HOWEVER, that such Party shall not pursue such Third Party Opportunity outside of the conduct of the Research Program if the target that is the subject of such Third Party Opportunity is a Program Target or if the Small Molecule that is the subject of such Third Party Opportunity is generally known or is known by such Party to exert its action through a Program Target.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

2.10     GENE THERAPY AND VACCINE TARGETS.

         2.10.1 With respect to each Program Target that has relevance for Gene Therapy or Vaccines (a "Potential GT Target" or a "Potential Vaccine Target", as the case may be), Aventis shall have an option (a "GT Option" or "Vaccine Option", as the case may be) to exclusively license Millennium's rights in such Program Target, if any, to validate and use such Potential GT Target or Potential Vaccine Target, as the case may be, to discover and evaluate Gene Therapy and/or Vaccine products ("GT Products" or "Vaccine Products", as the case may be) [**] and to exclusively license Millennium's rights in such Program Target, if any, to Develop and Commercialize such GT Products or Vaccine Products, as the case may be.

         2.10.2 Each GT Option and Vaccine Option will expire [**] after the designation of the underlying target as a Program Target by the Joint Research Committee. With respect to any Potential GT Target or Potential Vaccine Target, Aventis may exercise either the GT Option or the Vaccine Option, or both the GT Option and the Vaccine Option.

         2.10.3 In the event that Aventis elects to exercise a GT Option and/or a Vaccine Option, Aventis shall provide written notice of such exercise to Millennium prior to the expiration of the [**] option period and, thereupon, Aventis shall automatically be granted the licenses set forth in Section 7.1.4(a) or 7.1.4(b), as the case may be, and Aventis' subsequent discovery and development work with respect to such Potential GT Target or Potential Vaccine Target in the Gene Therapy or Vaccine area, as applicable, shall be funded separately by Aventis and conducted outside of the Research Program, any Global Development Plan or any Global Commercialization Plan.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         2.10.4 In the event that, with respect to any Potential GT Target or Potential Vaccine Target, (a) Aventis does not exercise the GT Option or the Vaccine Option within the [**] option period for the GT Option or the Vaccine Option, then Aventis shall no longer be entitled to a license to Millennium's Gene Therapy or Vaccine rights, and (b) Aventis fails to exercise commercially reasonable efforts to research, Develop and Commercialize a GT Product or a Vaccine Product based on the use of such Potential GT Target or Potential Vaccine Target and does not remedy such failure within [**] following written notice of such failure from Millennium, then Aventis' license to Millennium's Gene Therapy or Vaccine rights, as applicable, with respect to such Potential GT Target or Potential Vaccine Target and such Gene Therapy or Vaccine rights, as applicable, shall be nonexclusive, subject to the payment of royalties under Section 8.3.5.

         2.10.5 During the period that any license granted to Aventis pursuant to this Agreement is in effect, Aventis shall provide Millennium with an annual report concerning the status of its research, Development and Commercialization efforts with respect to such Potential GT Target or Potential Vaccine Target.

2.11     ANTIBODY AND DIAGNOSTIC RIGHTS.

         2.11.1 With respect to each Program Target that has relevance for the development of Antibody-based therapeutics or Diagnostics (a "Potential Antibody Target" or a "Potential Diagnostic Target", as the case may be), Millennium shall have an option (an "Antibody Option" or a "Diagnostic Option", as the case may be) to exclusively license Aventis' rights in such Program Target, if any, to validate and use such Potential Antibody Target or Potential Diagnostic Target, as the case may be, to discover and evaluate Antibody-based therapeutic products and/or Diagnostics ("Antibody Products" or "Diagnostic Products or Services", as the case may be) [**] and to exclusively license Aventis' rights in such Program Target, if any, to Develop and Commercialize such Antibody Products or Diagnostic Products or Services.

         2.11.2 Each Antibody Option and Diagnostic Option will expire [**] after the designation of the underlying target as a Program Target by the Joint Research Committee. With respect to any Potential Antibody Target or Potential Diagnostic Target, Millennium may exercise either the Antibody Option or the Diagnostic Option, or both the Antibody Option and the Diagnostic Option.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         2.11.3 In the event that Millennium elects to exercise an Antibody Option and/or a Diagnostic Option, Millennium shall provide written notice of such exercise to Aventis prior to the expiration of the [**] option period and, thereupon, Millennium shall automatically be granted the licenses set forth in Section 7.2.4(a) or 7.2.4(b) and Millennium's subsequent discovery and development work with respect to such Potential Antibody Target or Potential Diagnostic Target in the antibody or diagnostic area, as applicable, shall be funded separately by Millennium and conducted outside of the Research Program, any Global Development Plan or any Global Commercialization Plan.

         2.11.4 In the event that, with respect to any Potential Antibody Target or Potential Diagnostic Target, (a) Millennium does not exercise the Antibody Option or the Diagnostic Option within the [**] option period for the Antibody Option or the Diagnostic Option, then Millennium shall no longer be entitled to a license to Aventis' Antibody or Diagnostic rights, and
                  (b) Millennium fails to exercise commercially reasonable efforts to research, Develop and Commercialize an Antibody Product or Diagnostic Product or Service based on the use of such Potential Antibody Target or Potential Diagnostic Target and does not remedy such failure within [**] following written notice of such failure from Aventis, then Millennium's license to Aventis' antibody or diagnostic rights, as applicable, with respect to such Potential Antibody Target or Potential Diagnostic Target and such antibody or diagnostic rights, as applicable, shall be nonexclusive, subject to the payment of royalties under Section 8.3.5.

         2.11.5 During the period that any license granted to Millennium pursuant to this Agreement is in effect, Millennium shall provide Aventis with an annual report concerning the status of its research, Development and Commercialization efforts with respect to such Potential Antibody Target or Potential Diagnostic Target.

2.12     USE OF SCIENTIFICALLY-QUALIFIED TARGETS TO IDENTIFY SMALL MOLECULES
         [**].

         2.12.1 Each Party shall [**] for purposes of the identification, evaluation and optimization of [**], PROVIDED THAT any [**] identified, evaluated or optimized [**]

                  (a)      [**] in an indication [**] or

                  (b)      be the same [**] Compound as (i) any Program [**]),
                           (ii) any [**] Compound [**] by the Parties, (iii) any [**] Compound [**] by a Party, or (iv) with respect to [**].

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

          2.12.2 Any product Developed pursuant to this Section 2.12 [**]. For clarity, [**] Products, [**] Products and [**] Products that are [**] pursuant to the relevant provisions of this Agreement [**] .

          2.12.3 Each Party hereby agrees that, [**] under agreements [**], it will [**] pursuant to [**] for use solely [**] under the terms of this Agreement, [**] in such [**] Products, [**] and any [**] Product shall contain [**] Product and was [**] in connection with a [**] Product. Any such [**] Data [**] pursuant to this Section 2.12.3 shall be deemed to be Confidential Information [**] in the Research Program and/or as permitted under the applicable license grants set forth in Article 7.

          2.12.4 In addition to its obligations pursuant to Section 2.12.3, each Party agrees that, [**] under agreements [**] , it will [**] relating to [**] to the extent [**] activities related to
                  (a) the validation of such Scientifically-Qualified Target in the [**] and/or (b) the [**] for use in the [**] (e.g., including, but not limited to, [**]. Any such [**] disclosed pursuant to this Section 2.12.4 shall be deemed to be Confidential Information [**] in the Research Program and/or as permitted under the license grants set forth in Article 7. For purposes of clarity, it is understood that nothing in this
                  Section 2.12.4 shall [**] to the [**].

         2.12.5 If (a) [**] the Research Program, and (b) such [**] of the Research Program [**] of such Program Target in the Research Program, but [**] such Party is [**] of the Research Program. Notwithstanding the foregoing, [**] such Program [**] of the Research Program.

         2.12.6 If a Party [**], and such [**] by such Party [**] in the Research Program, such Party [**] with respect to Research Program [**] Party within the [**] of the Research Program.

2.13     OTHER PERMITTED USES OF PROGRAM TARGETS.

         2.13.1 Notwithstanding the provisions of Section 2.11, each Party shall have the non-exclusive right to use Scientifically-Qualified Targets in association with UDC Products, Single-Party Target Products, GT Products, Vaccine Products, Antibody Products and Ex-Program Products, the Development and Commercialization of which such Party is permitted to undertake in accordance with this Agreement:

                  (a)      for internal research purposes; and

                  (b) to develop a Diagnostic used to ascertain the predisposition of an individual to respond favorably or unfavorably to the administration of such UDC Products, Single-Party Target Products, GT Products, Vaccine Products, Antibody Products and Ex-Program Products, where such Diagnostic is required by applicable regulatory authorities to be utilized prior to the administration of any such therapeutic product, or where such Party reasonably determines that such Diagnostic would be reasonably necessary for such therapeutic product to achieve significant market penetration (an "Essential Pharmacogenomic Product or Service").

2.14     RESEARCH PROGRAM RECORDS.

         2.14.1 All work conducted by either Party in the course of the Research Program shall be completely and accurately recorded, in sufficient detail and in good scientific manner, in separate laboratory notebooks. On reasonable notice, and at reasonable intervals, each Party shall have the right to inspect and copy all such records of the other Party reflecting Program Technology or work done under the Research Program, to the extent reasonably required to carry out its respective obligations and to exercise its respective rights hereunder. Notwithstanding the definition of "Confidential Information", all such records shall constitute Confidential Information of the Party creating such records. The Parties acknowledge and agree that neither Party guarantees the success of the Research Program tasks undertaken hereunder.

         2.14.2 In order to protect the Parties' Patent Rights under U.S. law in any inventions conceived or reduced to practice during or as a result of the Research Program, each Party agrees to maintain a policy which requires its employees to record and maintain all data and information developed during the Research Program in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record all inventions generated by them in standard laboratory notebooks which are dated and corroborated by non-inventors on a regular, contemporaneous basis.

2.15 DISCLOSURE OF RESEARCH PROGRAM RESULTS. Subject to restrictions imposed by a Party's confidentiality obligations to any Third Party, each Party will disclose to the other all Program Technology discovered, invented, or made by such Party during the course of the Research Program and that is useful in or relates to the Research Program, including, without limitation, information regarding potential Scientifically-Qualified Targets, Small Molecules identified in the Research Program through the use of Program Targets, activities of such Small Molecules, derivatives, and results of in vitro and in vivo studies, assay techniques and new assays. Such Program Technology will be promptly disclosed to the other Party, with meaningful discoveries or advances being communicated as promptly as practicable after such information is obtained or its significance is appreciated. Each Party will provide the other with copies of the raw data generated in the course of the Research Program, if reasonably necessary to the other Party's work under the Research Program. Any information disclosed pursuant to this Section 2.15 may be used by the other Party solely for the purposes of the Research Program or as otherwise expressly permitted in this Agreement. For clarity, nothing in this Section 2.15 shall be deemed to require a Party to disclose to the other Party the actual sequence of any target being pursued in the Research Program unless and until such target is designated as a Scientifically-Qualified Target.

2.16 MATERIAL TRANSFER. In order to facilitate the Research Program, either Party may provide to the other Party certain Program Materials (other than Program Compounds or Program Targets) Controlled by the supplying Party (other than under this Agreement) for use by the other Party in furtherance of the Research Program. Except as otherwise provided under this Agreement, all such Program Materials delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the other Party and its Affiliates, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects. The Program Materials supplied under this Section 2.16 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. THE MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.17 LIABILITY. In connection with conduct of the Research Program, each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party or its Affiliates, and their respective directors, officers, employees and agents.

2.18 SUBCONTRACTORS. Either Party may perform some of its obligations under the Research Program through one or more subcontractors; provided that
         (a) none of the rights of the other Party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, (b) such Party obtains the written approval of the other Party prior to engaging any subcontractor, which approval shall not be unreasonably withheld or delayed, and (c) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding the other Party's Confidential Information which are substantially the same as those undertaken by Aventis and Millennium pursuant to Article 10 hereof. In the event a Party performs one or more of its obligations under the Research Program

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         through a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor. For the avoidance of doubt, it is understood that an Affiliate of a Party shall not be deemed to be a subcontractor of such Party. For clarity, it is understood that the provisions of Section 2.18(b) do not apply to contracts for (i) tissue procurement and analysis, (ii) sequencing,
         (iii) protein and peptide production and analysis, (iv) purchasing tools or services for target validation (e.g., transgenic mice, antibodies, or antisense molecules), and (v) purchasing tools or services for the performance of affinity-based interactions and other contractual arrangements of a similar nature, PROVIDED, HOWEVER, that significant out-of-pocket costs must be approved in accordance with
         Section 2.4.2.

                                   ARTICLE 3

                               DEVELOPMENT PROGRAM

3.1      EDC Compounds.

         3.1.1 The Joint Research Committee shall notify the Joint Development Committee in writing when a Joint Research Project Team has recommended a Program Compound for EDC Status. Such notification shall (1) identify the Program Compound with specificity, (2) identify the related Program Target, if any, and (3) identify the Back-Up Compounds in accordance with
                  Section 3.9. Such notification shall be accompanied by any pertinent data, information, results and materials relating to the foregoing available to the Joint Research Committee (the "EDC Data Package").

         3.1.2 If the Joint Development Committee believes that the EDC Data Package is (a) complete, it shall approve the EDC Data Package and such Program Compound shall be deemed to have achieved EDC Status, or (b) insufficient to make a determination whether to Develop and Commercialize such EDC Compound, it shall promptly, but in no event later than [**] following receipt of the EDC Data Package, notify the Joint Research Committee and specifically identify any additional data, information, results or materials which should be provided.

         3.1.3 Each Party shall, as soon as possible, but in all cases within [**] after the Joint Development Committee has approved the EDC Data Package as complete, provide the Joint Development Committee with written notification of its interest in Developing such EDC Compound. Such notification shall be provided under seal. Failure by a Party to provide written notification within such [**] period shall be deemed to constitute an indication that such Party is not interested in Developing such EDC Compound.

         3.1.4 Once the Parties have provided notification under seal of their respective interests in Developing such EDC Compound, the Joint Development Committee, or its designee, shall unseal both Party's respective notifications, and designate the characterization of such EDC Compound (i.e., Joint Development Compound, Unilateral Development Compound or Dropped EDC Compound) for the purposes of this Agreement based on the interests expressed in the Parties' written notifications.

                  (a) JOINT DEVELOPMENT COMPOUND. If both Parties have notified the Joint Development Committee of their interest in Developing the EDC Compound, then such compound shall be developed jointly by the Parties as a Joint Development Compound, subject to the terms of this Agreement.

                  (b) UNILATERAL DEVELOPMENT COMPOUND. If only one Party has notified the Joint Development Committee of its interest in Developing the EDC Compound, then, subject to the provisions of Section 3.9.2, such compound shall be developed unilaterally by such Party as a Unilateral Development Compound, subject to the terms of this Agreement.

                  (c) DROPPED EDC COMPOUND. If neither Party has notified the Joint Development Committee of its interest in Developing the EDC Compound, then such EDC Compound shall be deemed a Dropped EDC Compound, subject to the terms of this Agreement.

3.2      JOINT DEVELOPMENT COMMITTEE AND PROJECT TEAMS.

         3.2.1 FORMATION OF JOINT DEVELOPMENT COMMITTEE. As soon as reasonably necessary, and in any event prior to the identification of the first EDC Compound, the Parties shall establish a Joint Development Committee to oversee the Development of all Joint Development Compounds. As soon as practicable after designation of each EDC Compound as a Joint Development Compound, the Joint Development Committee shall establish a Joint Development Project Team for such Joint Development Compound. The Joint Development Committee shall be comprised of an equal number of Millennium and Aventis representatives and shall include at least one marketing representative from each Party, with each Party having one vote. Each Joint Development Project Team shall be comprised of Millennium and Aventis representatives and shall include at least one marketing representative, with each Party having one vote. In addition, the Joint Development Committee and each Joint Development Project Team shall appoint a Chairperson and otherwise follow the organizational and meeting procedures set forth in Article 2 with respect to the Joint Research Committee and Joint Research Project Teams, respectively.

         3.2.2 JOINT DEVELOPMENT COMMITTEE RESPONSIBILITIES. The Joint Development Committee shall be responsible for:

                  (a) determining the completeness of, and whether to approve, an EDC Data Package;

                  (b) overseeing the Development of all Joint Development Compounds;

                  (c)      providing a forum for consensual decision making;

                  (d) reviewing recommendations from and advising the Joint Development Project Teams;

                  (e) approving target product profiles for Joint Development Compounds;

                  (f) making modifications to and performing quarterly monitoring of progress of studies (including quarterly review of NA/Ex-NA Development Costs, NA Development Costs and activities against the Global Development Plan) and proposing additional product studies;

                  (g) reviewing needs in areas other than projects but necessary to support the projects: E.G. project progression guidelines and criteria, development processes and systems, SOPs, etc.; and

                  (h) reviewing and approving the Global Development Plan for each Joint Development Compound, which shall address the items outlined in Schedule 3.2.2 (the "Global Development Plan"), and any updates thereto, including, without limitation:

                           (i) reviewing each Global Development Plan and ensuring that such Plan addresses the items outlined in Schedule 3.2.2;

                           (ii) ensuring that the Global Development Plan provides for the Development of Joint Development Compounds on a global basis;

                           (iii) approving the Global Development Plans and identifying key Joint Development Project Team objectives, the Lead Regulatory Partner for each Joint Development Compound, expected associated resources, risk factors, manufacturing strategy and timelines related to the Development of each Joint Development Compound, Go/No Go decision points and relevant decision criteria and, where appropriate, decision trees; and

                           (iv) indicating how resources are expected to be provided by both Parties to support the Global Development Plans (consistent with the provisions of Section 3.3), including reviewing budgets for NA/Ex-NA Development Costs and NA Development Costs (which, for purposes of clarity, do not include ROW Development costs that are not relevant to NA/Ex-NA Development) approved by the Joint Development Project Teams, and monitoring the allocation and assignment of North America Development and NA/Ex NA Development activities between the Parties to ensure such allocation is consistent with the provision of Section 3.3.2.

         3.2.3 JOINT DEVELOPMENT PROJECT TEAM RESPONSIBILITIES. The Joint Development Project Team shall be responsible for (i) Developing the applicable Joint Development Product in a manner directed to ensure its marketability (as determined by the marketing representatives of each Party on the Joint Development Project Team) and approvability; and (ii) preparing the Global Development Plan for the applicable Joint Development Product; and (iii) implementing the North America Development and NA/Ex-NA Development of the applicable Joint Development Compounds in accordance with the Global Development Plan for such compound, as well as overseeing the day-to-day operational activities related to North America Development and NA/Ex-NA Development of the Joint Development Compound, including:

                  (a) preparing and annually updating the Global Development Plan for such Joint Development Compound, and submitting the same to the Joint Development Committee for review and approval;

                  (b) implementing the North America Development and NA/Ex NA Development of a Joint Development Compound in accordance with the Global Development Plan;

                  (c) preparing and approving protocols for pre-clinical studies and Phase I Studies, Phase IIA Studies, Phase IIB Studies, Phase IIIA Studies and Development Phase IIIB Studies, pharmaceutical stability studies and manufacturing scale-up studies related to North America Development and NA/Ex NA Development of the applicable Joint Development Compound, consistent with the mandate that each such study conducted should, to the extent possible and to the extent consistent with the best interests of the Joint Development Product globally, be suitable for use in the maximum number of the major pharmaceutical markets;

                  (d) overseeing pre-clinical studies, Phase I Studies, Phase IIA Studies, Phase IIB Studies, Phase IIIA Studies and Development Phase IIIB

                           Studies in accordance with the Global Development Plan for the applicable Joint Development Compound, including specifying timelines and priorities and making recommendations to the Joint Development Committee regarding which Party, or whether a Third Party, should be responsible for the various North America Development and NA/Ex-NA Development activities;

                  (e) reviewing and commenting on material regulatory correspondence and submissions relating to North America Development and NA/Ex-NA Development and facilitating the exchange of all data, information, material or results relating to the Development of the Joint Development Compound;

                  (f) establishing procedures for the collection, sharing and reporting of adverse event information related to the Joint Development Compound and making recommendations to the Joint Development Committee with respect to any appropriate actions to be taken;

                  (g) recommending a target product profile for the Joint Development Product to the Joint Development Committee, including indications for which the Joint Development Product will be Commercialized, key labeling claims required for commercial success of the Joint Development Product given the competitive environment, and any other key product features and benefits which will be used to develop or support a promotional message for the Joint Development Product;

                  (h) preparing and approving budgets for NA Development Costs and NA/Ex-NA Development Costs for each calendar year based on the activities to be conducted under the Global Development Plan;

                  (i) determining the specific Development activities to be undertaken by each of the Parties with respect to North America Development and NA/Ex-NA Development, subject to the oversight of the Joint Development Committee; and

                  (j) reviewing on a quarterly basis the NA Development Costs and NA/Ex-NA Development Costs against the budget for such expenses, and making appropriate adjustments to the budgets, all in accordance with
                           Section 3.5.

         3.2.4    DECISION MAKING.

                  (a) All decisions of the Joint Development Committee and the Joint Development Project Teams relevant solely for the Development of a Joint Development Compound for Commercialization in North America ("North America Development") or relevant for the

                           Development of a Joint Development Compound for Commercialization both in North America and outside of North America ("NA/Ex-NA Development") shall be made by the unanimous decision of Millennium and Aventis, with the representatives of each Party who are members of the Joint Development Committee or the applicable Joint Development Project Team collectively having one vote in any matter requiring the approval of the Joint Development Committee or the applicable Joint Development Project Team.

                  (b) Aventis shall be entitled to make unilateral decisions on matters relevant solely for the Development of a Joint Development Compound for Commercialization outside of North America ("ROW Development"); provided that such decisions do not conflict with the applicable Global Development Plan.

         3.2.5 DISPUTE RESOLUTION. If a Joint Development Project Team is unable to reach unanimous agreement on any issue within its purview relating to North America Development or NA/Ex-NA Development of a Joint Development Compound, it shall refer such issue to the Joint Development Committee for resolution. If a Joint Development Committee is unable to reach unanimous agreement on any issue within its purview relating to North America Development or NA/Ex-NA Development (including without limitation any issue referred to it by a Joint Development Project Team), such issue shall be resolved in accordance with the provisions of Article 12. Each of the members of each Joint Development Committee shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Parties.

3.3      DEVELOPMENT ACTIVITIES.

         3.3.1 GENERALLY. All Development of Joint Development Compounds shall be conducted in accordance with the project progression guidelines and criteria established by the Joint Development Committee. The Parties shall use commercially reasonable efforts to conduct the Development activities assigned to them by the Joint Development Project Team in accordance with the Global Development Plan as may be amended from time to time. Furthermore, each Party agrees to conduct such Development activities in compliance with all Laws that are applicable to the particular stage of Development of the Joint Development Compound, including without limitation, GLPs, GCPs and GMPs.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         3.3.2 ASSIGNMENT AND RESPONSIBILITY FOR DEVELOPMENT ACTIVITIES. The Joint Development Committee shall oversee the allocation and assignment of Development activities in the Global Development Plans between the Parties with the goal that each Party's participation in North America Development and NA/Ex-NA Development of Joint Development Compounds shall be substantially equal on an ongoing basis, taking into account the levels of participation in prior years and the participation specified in the Global Development Plans for the following calendar year; [**]. Notwithstanding the foregoing, Aventis shall be responsible for the Development activities in the Global Development Plan that relate solely to ROW Development (subject to Joint Development Committee oversight), and Millennium and Aventis shall be jointly responsible for the Development activities in the Global Development Plan that relate to North America Development, as well as those aspects of the Global Development Plan that relate to NA/Ex-NA Development, in each case in a manner consistent with the Global Development Plan. For the purposes of clarity, the allocation of regulatory activities relating to Development of Joint Development Products or Joint Development Compounds shall be governed by Section 5.1.2 and not by this Section.

3.4 JOINT DEVELOPMENT COSTS. NA/Ex-NA Development Costs and NA Development Costs for a Joint Development Compound shall be provided for in a budget to be included in the Global Development Plan, and shall be shared on a Joint Development Compound-by-Joint Development Compound basis pursuant to Section 8.2 as follows: (a) Millennium and Aventis shall each bear fifty percent (50%) of the NA Development Costs for the Joint Development Compound, and (b) Millennium and Aventis shall each bear a portion of all NA/Ex-NA Development Costs for the Joint Development Compound equal to fifty percent (50%) of the NA Percentage. For clarity, Aventis shall also bear a percentage of the NA/Ex-NA Development Costs for the Joint Development Compound equal to one hundred percent (100%) less the NA Percentage and shall bear one hundred percent (100%) of ROW Development costs that are not relevant to NA/Ex-NA Development.

3.5 JOINT DEVELOPMENT BUDGET. The budgets set forth in each Global Development Plan shall estimate the internal and external costs required to complete the Development of the Joint Development Compound, broken down by NA Development Costs and NA/Ex-NA Development Costs. The budgets for NA Development Cost and NA/Ex-NA Development Cost for the current and next succeeding calendar years shall be specified in more detail to include, without limitation, on a study-by-study or activity-by-activity basis any (i) investigator fees and expert fees,
         (ii) CRO costs, lab fees and scientific service fees, (iii) FTE Cost and (iv) Clinical Supply Cost. The budgets shall be updated at least once annually on a timeline that meets the budget planning requirements of both Parties. Each Joint Development Project Team shall review on a quarterly basis the NA Development Costs and NA/Ex-NA Development Costs against the budget for such expenses in the applicable calendar year. If in the course of its quarterly review of NA Development Costs and NA/Ex-NA Development Costs, any Joint Development Project Team should determine for any Joint Development Compound that for any study or activity the actual amounts incurred for (i) investigator fees and expert fees, (ii) CRO costs, lab fees and scientific service fees,
         (iii) FTE Cost or (iv) Clinical Supply Cost are likely to be higher than budgeted, the Joint Development Project Team shall review the reasons for such potential overrun and determine whether such overrun is appropriate. If the Joint Development Project Team determines that such overrun is appropriate, the Joint Development Project Team will assess whether such overrun is likely to result in an overrun of the budget for NA Development Costs and NA/Ex-NA Development Costs for such Joint Development Compound and if required, will agree on a revised budget for NA Development Costs or NA/Ex-NA Development Costs for such Joint Development Compound so that no overrun is expected. If the Joint Development Project Team determines that such overrun is not appropriate, the Joint Development Project Team will take such actions as required to remedy the situation.

3.6      DISCONTINUED DEVELOPMENT.

         3.6.1 In the event that the Parties undertake the Development of a Joint Development Compound and thereafter either Party elects not to continue its participation in the Development of such Joint Development Compound, it shall provide written notice to the other Party of such election (a "Notice of Discontinuance").

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         3.6.2 Upon receipt of a Notice of Discontinuance, the other Party may, subject to the provisions of Section 3.9, elect to continue the Development of such Joint Development Compound and Pre-EDC Research Evaluation related to its Back-Up Compounds by providing written notice of such election to the other Party within [**] of receipt of the Notice of Discontinuance, in which case such Joint Development Compound shall thereafter be a Unilateral Development Compound (and not a Joint Development Compound).

         3.6.3 In the event that (a) both Parties (i) elect not to continue their participation in the Development of a Joint Development Compound and Pre-EDC Research Evaluation related to its Back-Up Compounds, or (ii) fail to exercise commercially reasonable efforts in undertaking such Development and Pre-EDC Research Evaluation and neither cures such failure within [**] after receipt of written notice from a Party asserting such failure (PROVIDED THAT if the first Party to receive such written notice responds within such [**] period with a notice to the other Party asserting that such other Party has also failed to exercise commercially reasonable efforts in undertaking such Development and Pre-EDC Research Evaluation, both written notices shall, for purposes of this subsection, be deemed to have been given concurrently on the date that the first notice was given), or (b) the Developing Party elects not to continue the Development of a Unilateral Development Compound and Pre-EDC Research Evaluation related to its Back-Up Compounds, or (ii) fails to exercise commercially reasonable efforts in undertaking such Development and Pre-EDC Research Evaluation and does not cure such failure within [**] after receipt of written notice from the other Party asserting such failure, then such compound shall thereafter be a Dropped EDC Compound (and not a Joint Development Compound or a Unilateral Development Compound, as the case may be).

3.7      UNILATERAL DEVELOPMENT.

         3.7.1 GENERAL. A Party undertaking the development of a Unilateral Development Compound (the "Developing Party") shall do so at its own expense and, other than as provided in this Section 3.7, independent of the other Party; provided that the Developing Party shall provide the other Party with an annual report concerning the status of the Development of the Unilateral Development Compound. The Parties will cooperate to the extent practicable and at the Developing Party's expense (subject to the provisions of Section 3.7.2) to transition such Joint Development Compound to a Unilateral Development Compound.

         3.7.2 ONGOING STUDIES. With respect to a Unilateral Development Compound that was previously a Joint Development Compound, upon designation of such compound as a Unilateral Development
                  Compound:

                  (a) CLINICAL STUDIES. With respect to any clinical studies for a Unilateral Development Compound which have been initiated at the time the non-Developing Party provides the Notice of Discontinuance and which were under the responsibility of the non-Developing Party per the Global Development Plan, the non-Developing Party shall complete such studies, with the costs associated with such studies to be shared as if such UDC had continued to be a JDC; provided, however, that in the case in which the Joint Development Compound does not meet its pre-determined criteria for development at a Go/No Go decision point as specified in the Global Development Plan, but the Developing Party nevertheless wishes to continue the Development of the Joint Development Compound as a Unilateral Development Compound, then any such continued activity by the non-Developing Party shall be at the cost and expense of the Developing Party. With respect to any other clinical studies included in the Global Development Plan that were under the responsibility of the non-Developing Party and that were scheduled to be initiated (i.e., scheduled for enrollment of a patient) in the same calendar year in which the Notice of Discontinuance is provided, the non-Developing Party shall, upon the written request of the Developing Party, initiate such study and transfer the same to the Developing Party as soon as is reasonably practicable, all at the cost and expense of the Developing Party, with such costs to be determined in a manner consistent with the manner in which NA Development Costs and NA/Ex-NA Development Costs are determined. Such transfer shall be conducted in a manner that does not adversely affect the Development of the Unilateral Development Compound (other than in an immaterial manner).

                  (b) PRE-CLINICAL AND OTHER NON-CLINICAL STUDIES. If the non-Developing Party is conducting any pre-clinical or other non-clinical studies for the Unilateral Development Compound that have been initiated prior to the Notice of Discontinuance, such non-Developing Party shall complete such studies, unless the Parties mutually agree otherwise, with the costs associated with such studies to be shared as if such UDC had continued to be a JDC.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         3.7.3 REGULATORY REQUIREMENTS. The Parties will cooperate to ensure that the Developing Party, at its sole expense, has access to any Regulatory Approvals obtained under the Global Development Plan prior to the Notice of Discontinuance that are relevant to such Unilateral Development Compound as shall be reasonably necessary to enable the Developing Party to continue the Development and Commercialization of such Unilateral Development Compound. Such access shall be provided by license under the applicable Regulatory Approvals, transfer of the applicable Regulatory Approvals, or a letter of reference with respect to the applicable Regulatory Approvals, or such other action as shall be mutually agreed by the Parties.

         3.7.4 INFORMATION TRANSFER. As soon as reasonably practicable, the non-Developing Party will transfer any material, data, information or results obtained in the Development under the Global Development Plan of the Joint Development Compound (as predecessor of the Unilateral Development Compound), and its Back-Up Compounds, to the Developing Party.

         3.7.5    MANUFACTURE OF CLINICAL SUPPLY OF UNILATERAL DEVELOPMENT
                  COMPOUND.

                  (a) If the non-Developing Party is manufacturing the Unilateral Development Compound, then the Parties will meet to discuss the cooperation to transfer any required manufacturing technology to the Developing Party (or Third Party designee reasonably acceptable to the non-Developing Party), at the Developing Party's expense.

                  (b) In addition, the non-Developing Party will, for a period not to exceed [**], use commercially reasonable efforts to supply the Developing Party with sufficient quantities of Unilateral Development Compound to enable the Developing Party to continue the Development of the Unilateral Development Compound in accordance with the scope of the Global Development Plan as it existed as of the date of the Notice of Discontinuance; PROVIDED, HOWEVER, nothing contained in this Section shall require the non-Developing Party to increase its scale of manufacturing beyond the scale which existed as of the date of the Notice of Discontinuance.

                  (c) The non-Developing Party shall supply Unilateral Development Compound to the Developing Party at the Supply Price, plus charges for Relevant Period Costs, and upon such other reasonable and customary terms as to forecasting, shipment, delivery and similar matters as may be agreed.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  3.7.6 RIGHT OF FIRST NEGOTIATION. If, at any time, the Developing Party intends to undertake research, Development or Commercialization activities with respect to a Unilateral Development Compound and/or its Back-Up Compounds in collaboration with a Third Party (or grant a license to a Third Party to do any of the foregoing), the Developing Party shall provide the other Party with the opportunity to negotiate terms under which the other Party would collaborate in or obtain a license for undertaking such activities (a "Compound Right of First Negotiation"), provided that a Compound Right of First Negotiation shall not apply to the retention of a contract sales force or to a product distribution or contract manufacturing arrangement or other outsourced marketing, advertising or promotion activities (unless such arrangement is with a Significant Pharmaceutical Enterprise). A Compound Right of First Negotiation shall operate as follows:

                           (a) The Developing Party shall promptly notify the other Party in writing (the "Compound Notification") of its intention to seek a collaborator or licensee for the research, Development and/or Commercialization of the relevant Unilateral Development Compound and/or its Back-Up Compounds and shall provide to the other Party a reasonably detailed written description of such proposed collaboration or license, together with any data, results materials or information related to such Unilateral Development Compound and/or its Back-Up Compounds which has not previously been provided to the non-Developing Party.

                           (b) Within [**] of its receipt of the Compound Notification (the "Compound Response Period"), the other Party shall notify the Developing Party of its interest, if any, in initiating discussions regarding such proposed collaboration or license.

                           (c) In the event that the other Party notifies the Developing Party prior to the termination of the Compound Response Period that it has an interest in participating in such proposed collaboration or in obtaining such license (a "Compound Expression of Interest"), then the Parties shall negotiate in good faith in an effort to reach a definitive agreement regarding such collaboration or license for a period of up to [**] from the date of the Developing Party's receipt of the Compound Expression of Interest.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                           (d) In the event that the Parties reach a definitive agreement with respect to such Unilateral Development Compound and/or its Back-Up Compounds pursuant to subsection
                                    (c), such Unilateral Development Compound shall no longer be designated a Unilateral Development Compound and the rights and obligations of the Parties with respect to such compound shall be governed by the terms of such definitive agreement and not this Agreement.

                           (e) In the event that (i) the other Party fails to notify the Developing Party prior to the termination of the Compound Response Period that it is interested in collaborating or obtaining a license with the Developing Party with respect to such Unilateral Development Compound and/or its Back-Up Compounds, or (ii) the other Party notifies the Developing Party prior to the termination of the Compound Response Period that it has no interest in such collaboration or license, or (iii) the other Party timely provides the Developing Party with a Compound Expression of Interest but the Parties fail to reach a definitive agreement within the [**] period specified in subsection (c), then the Developing Party shall be free to enter into a collaboration or license with a Third Party with respect to such Unilateral Development Compound and/or its Back-Up Compounds; PROVIDED, HOWEVER, that the Developing Party may not enter into any collaboration or license with a Third Party on terms which are more favorable to the Third Party, taken as a whole, than those last offered to the non-Developing Party.

                           (f) For the duration of the Compound Response Period, and if the other Party timely delivers the Compound Expression of Interest, the [**] term specified in Section 3.7.6(c), the Developing Party may discuss with a Third Party the general outline of such collaboration or license; provided, however, that the Developing Party shall not negotiate such collaboration with a Third Party, enter into any agreements with such Third Party or propose terms to such Third Party on which the Developing Party would be willing to consummate such collaboration or license.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

3.8      DROPPED EDC COMPOUND.

         3.8.1 Subject to the provisions of Section 3.9, either Party shall have the right to elect to re-initiate Development activities with respect to a Dropped EDC Compound and Pre-EDC Research Evaluation related to its Back-Up Compounds; PROVIDED THAT such Party first gives notice of its intent to re-initiate Development activities to the other Party, and provides the other Party with any data, results, materials or information related to such Dropped EDC Compound and its Back-Up Compounds which was not previously provided to the other Party.

         3.8.2 If the other Party acknowledges that it does not at such time desire to participate in the Development of such Dropped EDC Compound and Pre-EDC Research Evaluation related to its Back-Up Compounds, the electing Party may resume Development of such compound and such compound shall thereafter be a Unilateral Development Compound (and not a Dropped EDC Compound or a Joint Development Compound) and its Development shall be governed by the provisions set forth in Section 3.7.

         3.8.3 If the other Party desires to participate in the Development of such Dropped EDC Compound and Pre-EDC Research Evaluation related to its Back-Up Compounds, and so notifies the electing Party within [**] of receipt of notice from the notifying Party, such compound shall thereafter be a Joint Development Compound (and not a Dropped EDC Compound or a Unilateral Development Compound) for the purposes of this Agreement.

3.9      BACK-UP COMPOUNDS

         3.9.1 When a Program Compound is nominated for EDC Status, the EDC Data Package shall identify other Program Compounds which shall serve as "Back-Up Compounds". Back-Up Compounds shall be identified by the Joint Research Committee based on back-up selection criteria agreed upon by the Joint Research Committee pursuant to 2.4.1.

         3.9.2 Notwithstanding anything contained in this Agreement to the contrary, neither Party shall have the right to Develop as a Unilateral Development Compound any Back-Up Compound if the Parties are Developing or Commercializing one or more Joint Development Compounds or Joint Development Products which are Active against the same Program Target as such Back-Up Compound. In addition, neither Party may unilaterally Develop a Back-Up Compound [**] as an EDC Compound which is being Developed unilaterally by the other Party and which is Active against the same Program Target.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         3.9.3 The selection of an EDC Compound as a Joint Development Compound or Unilateral Development Compound shall include Back-Up Compounds.

3.10 RIGHT TO AUDIT. Each Party shall ensure that the other Party's authorized representatives, and regulatory authorities to the extent permitted by Law, may, during regular business hours, (a) examine and inspect the facilities of any subcontractor or any investigator site used in the performance of North America Development or NA/Ex NA Development involving a Joint Development Compound, and (b) inspect and copy all data, documentation and work products relating to the activities performed by the subcontractor or investigator site, including, without limitation, the medical records of any patient participating in any clinical study. A Party's right to inspect and copy all data, documentation, and work products relating to a Joint Development Compound study included in North America Development or NA/Ex-NA Development shall survive the completion of the study for a period of [**] after the study is completed, or such longer period as shall be required by Law.

3.11 USE OF SUBCONTRACTORS. To the extent either Party wishes to perform some of its obligations regarding the Development of Joint Development Compounds in North America Development or NA/Ex-NA Development, including without limitation any activities under Article 5, through one or more subcontractors, it must obtain the written approval of the other Party prior to engaging such subcontractor, which approval shall not be unreasonably withheld or delayed. As a condition to granting such approval, (a) the other Party shall be entitled to audit the proposed subcontractor using the same standards which it applies to the use of subcontractors in the Development of its other products, and (b) the subcontractor must undertake in writing obligations of confidentiality and non-use regarding the other Party's Confidential Information which are substantially the same as those undertaken by Aventis or Millennium pursuant to Article 9 hereof. In the event a Party performs one or more of its obligations regarding the North America Development or NA/Ex NA Development of a Joint Development Compound through the use of a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor. For the avoidance of doubt, it is understood that an Affiliate of a Party shall not be deemed to be a subcontractor of such Party. For clarity, it is understood that the provisions of this Section 3.11 do not apply to contracts with individual clinical sites and other contractual arrangements of a similarly small financial magnitude.

3.12 PHARMACOVIGILANCE. No later than initiation of the first toxicology studies for a Joint Development Compound, the pharmacovigilance departments of both Parties shall meet and determine the approach to be taken for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Joint Development Compound.

                                   ARTICLE 4

                             MANUFACTURE AND SUPPLY

4.1 CLINICAL SUPPLY. As part of the first Global Development Plan for each Joint Development Compound, the Joint Development Committee shall specify which Party shall be responsible for manufacturing quantities of such compound for use in pre-clinical and clinical trials. It is expected that only one Party shall be responsible for manufacturing all quantities of a Joint Development Compound and the related Joint Development Product necessary for pre-clinical and clinical studies throughout the Territory.

4.2 COMMERCIAL SUPPLY. As part of the first Global Commercialization Plan for each Joint Development Product, the Joint Commercialization Committee shall specify which Party shall be responsible for manufacturing the Joint Development Compound (as the active ingredient) and Joint Development Product for commercial sale, as described in
         Schedule 4.2 It is expected that only one Party shall be responsible for manufacturing all necessary quantities of a Joint Development Compound and the related Joint Development Product for commercial sale throughout the Territory.

4.3 SUPPLY AGREEMENT. In the case where Millennium is responsible for manufacturing a Joint Development Compound and/or Joint Development Product or in the case where Aventis is responsible for manufacturing a Joint Development Compound and/or a Joint Development Product and Millennium is responsible for clinical studies, Development activities for the Joint Development Compound or distributing the Joint Development Product in North America, the Parties shall enter into a clinical supply agreement or commercial supply agreement, as applicable, on customary and reasonable terms and conditions. Each such supply agreement shall provide, among other things, for pricing at the manufacturing Party Supply Price, plus charges for Relevant Period Costs, forecasting and ordering requirements, inventory maintenance requirements, and for manufacturing in compliance with applicable regulatory requirements, and shall meet the guidelines of both Millennium and Aventis.

4.4 USE OF SUBCONTRACTORS. To the extent either Party wishes to perform some of its obligations regarding the manufacturing and supply of Joint Development Compounds and/or Joint Development Products for North America through one or more subcontractors, it must obtain the written approval of the other Party prior to engaging such subcontractor, which approval shall not be unreasonably withheld or delayed. It is understood that as a condition to granting such approval, (a) the other Party shall be entitled to audit the proposed subcontractor using the same standards which it applies to the use of subcontractors in the manufacturing of its other products, (b) the subcontractor must undertake in writing obligations of confidentiality and non-use regarding the other Party's Confidential Information which are substantially the same as those undertaken by Aventis or Millennium pursuant to Article 9 hereof, and (c) the other Party shall have the right to approve any of the financial terms of the arrangement which affect the Supply Price. In the event a Party performs one or more of its obligations regarding the manufacturing and supply of a Joint Development Compound or a Joint Development Product for North America through the use of a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor. For the avoidance of doubt, it is understood that an Affiliate of a Party shall not be deemed to be a subcontractor of such Party.

                                   ARTICLE 5

                               REGULATORY MATTERS.

5.1      OWNERSHIP.

         5.1.1 The Joint Development Committee shall identify the Party which shall own in North America the INDs for each Joint Development Compound and the NDAs for each Joint Development Product (the "Lead Regulatory Party") in accordance with Section 3.3.2. The Lead Regulatory Party shall license, transfer, provide a letter of reference with respect to, or take other action necessary to make available such INDs or NDAs to the other Party as may be reasonably necessary to enable such other Party to fulfill its obligations under the Global Development Plan with respect to the Development of such Joint Development Compound and under the Global Commercialization Plan with respect to the Commercialization of such Joint Development Product.

         5.1.2 Subject to Section 3.3.2, it is the intention of the Parties that ownership of Regulatory Approvals in North America relating to Joint Development Products shall be divided equally between the Parties on an ongoing basis, taking into account Regulatory Approvals relating to Joint Development Products that are currently owned by each of the Parties, as well as additional Regulatory Approvals in North America relating to Joint Development Products to be allocated to the Parties in the following calendar year. Aventis shall hold all Regulatory Approvals for Joint Development Compounds and Joint Development Products for all countries outside of North America, unless otherwise determined by the Joint Development Committee.

         5.1.3 To the extent that the Joint Development Committee assigns Development activities to Millennium to be conducted outside of North America, Aventis shall take such action as may be reasonably necessary to permit such activities to be performed under Aventis' Regulatory Approvals in such country.

5.2      REGULATORY COORDINATION.

         5.2.1 The Lead Regulatory Party shall oversee, monitor and coordinate all regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to the FDA or HPB with respect to the relevant Joint Development Compound or Joint Development Product. Aventis shall oversee, monitor and coordinate all regulatory actions, communications and filings with and submissions to, including filings and submissions of supplements and amendments thereto, regulatory authorities outside of North America with respect to the relevant Joint Development Compound or Joint Development Product unless otherwise determined by the Joint Development Committee.

         5.2.2 In the event that Millennium is the Lead Regulatory Party, the Parties shall establish procedures to ensure that the Parties exchange on a timely basis all necessary information to enable compliance with all regulatory obligations on a global basis, including without limitation filing updates, pharmacovigilance filings and investigator notifications.

5.3 REGULATORY MEETINGS AND CORRESPONDENCE. The Lead Regulatory Party shall be responsible for interfacing, corresponding and meeting with the FDA and HPB with respect to the relevant Joint Development Compound or Joint Development Product. To the extent practicable, the other Party shall have the right to have a representative participate in all material meetings and telephone discussions between representatives of the Lead Regulatory Party and the FDA or HPB with respect to such Joint Development Compound or Joint Development Product. Aventis shall be responsible for interfacing, corresponding and meeting with regulatory authorities outside of North America with respect to all Joint Development Compounds and Joint Development Products unless otherwise determined by the Joint Development Committee.

5.4 REVIEW OF CORRESPONDENCE. To the extent practicable, the Lead Regulatory Party shall provide the other Party with drafts of any documents or other correspondence to be submitted to the FDA or HPB pertaining to the relevant Joint Development Compound or Joint Development Product, sufficiently in advance of submission so that the other Party may review and comment on such documents and other correspondence and have a reasonable opportunity to influence the substance of such submissions. The Lead Regulatory Party shall promptly provide to the other Party copies of any documents or other correspondence received from the FDA and HPB pertaining to the relevant Joint Development Compound or Joint Development Product (including without limitation any meeting minutes). To the extent relevant to the Development of a Joint Development Compound for North America, Aventis shall, subject to applicable Laws, provide Millennium with drafts of any documents or other correspondence to be submitted to regulatory authorities outside of North America pertaining to the relevant Joint Development Compound or Joint

         Development Product, sufficiently in advance of submission so that Millennium may review and comment on such documents and other correspondence and have a reasonable opportunity to influence the substance of such submissions, as it may affect the Development of such Joint Development Compound for North America. Aventis agrees to consider all such comments in good faith, taking into account the best interest of the Joint Development Compound on a global basis. If after considering in good faith Millennium's comments regarding the content of a proposed submission to a regulatory authority outside of North America, Aventis disagrees with Millennium's view, Aventis shall notify Millennium in writing (a "Notice of Disagreement"). If Millennium believes that Aventis' proposed submission is likely to have a material adverse effect on the Development of the Joint Development Product on a global basis, it shall so notify Aventis, and provided that such notification is delivered to Aventis within three (3) business days following receipt of Aventis' Notice of Disagreement, Millennium shall have the right to request that the Joint Development Committee immediately convene, either in person or by telephone, in order to discuss the matter. Any such meeting shall occur within three (3) business days following Millennium's request. If after the discussions of the Joint Development Committee Aventis still disagrees with Millennium's view regarding the proposed submission, Aventis has the right to file such submission as it reasonably deems appropriate; provided, however, that any such submission shall not be inconsistent with the best interest of the Joint Development Product on a global basis, and shall not be inconsistent with the Global Development Plan. To the extent relevant to the Development of a Joint Development Compound for North America, Aventis shall promptly provide to Millennium copies of any documents or other correspondence received from regulatory authorities outside of North America pertaining to the relevant Joint Development Compound or Joint Development Product.

5.5      ASSISTANCE.

         5.5.1 Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Law applicable to any Joint Development Product, including, but not limited to, report adverse drug experience reports (and serious adverse drug experience reports) to the FDA or other governmental or regulatory authorities and submit or file North America promotional materials with the FDA.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         5.5.2 Such assistance and actions shall include, among other things, keeping the other Party informed, commencing within [**] of notification of any action by, or notification or other information which it receives (directly or indirectly) from, the FDA or any other governmental or regulatory authority, which (a) raises any material concerns regarding the safety or efficacy of any Joint Development Product, (b) which indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Joint Development Product, or (c) which is reasonably likely to lead to a recall or market withdrawal of any Joint Development Product, provided that neither Party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided. Information that shall be disclosed pursuant to this Section 5.5.2 shall include, but not be limited to:

                  (a) governmental or regulatory inspections of manufacturing, distribution or other related facilities used for Joint Development Compounds or Joint Development Products;

                  (b) inquiries by governmental or regulatory authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) relating to Joint Development Compounds or Joint Development Products;

                  (c) any communication from governmental or regulatory authorities pertaining to the manufacture, sale, promotion or distribution of Joint Development Compounds or Joint Development Products;

                  (d) any other governmental or regulatory authority reviews or inquiries relating to Joint Development Compounds or Joint Development Products;

                  (e) receipt of a warning letter relating to any of the Joint Development Compounds or Joint Development Products; and

                  (f) an initiation of any governmental or regulatory authority investigation, detention, seizure or injunction concerning any Joint Development Compound or Joint Development Product.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         5.5.3 Each Party shall provide (i) notice of patents relevant to an NDA, prior to the time the NDA is filed, and (ii) immediate notice of the issuance of any patent which will be a patent relevant to a Joint Development Product, giving the date of issue and patent number for each such patent and the Parties will jointly decide within [**] of the patent issue if the patent is to be listed pursuant to any NDA submission for such Joint Development Product. Similarly, the Parties shall provide immediate notice of any approved NDA and of patent term extensions in any country. The Parties will cooperate with each other in the preparation and filing of patent listings and patent term extensions, and in mutually deciding whether one, or both Parties will proceed in filing of appropriate listing and patent term extension documents. Each Party will provide prompt notice to the other of any inquiries as to any relevant patent which has claims to manufacturing processes, which inquiries are provided pursuant to 35 USC
                  Section 271(g), and will cooperate with respect to responses thereto.

ARTICLE 6

                            COMMERCIALIZATION PROGRAM

6.1      OBJECTIVES FOR COMMERCIALIZATION OF JOINT DEVELOPMENT PRODUCTS.

         6.1.1 The Joint Commercialization Committee shall oversee the allocation of North America Commercialization and NA/Ex-NA Commercialization strategic activities (i.e., responsibility for promotion, distribution, detailing, marketing) between the Parties for Joint Development Products with the goal that each Party's participation in North America Commercialization and NA/Ex-NA Commercialization of Joint Development Products in North America shall, to the extent practicable, be substantially equal on an ongoing basis, taking into account the levels of participation in prior years and the participation specified in the North America Commercialization Plans and/or Global Commercialization Plans for the following calendar year, PROVIDED THAT a Party shall not be assigned a particular Commercialization activity or responsibility unless it has the capacity and capability to undertake such activity or responsibility, as determined by the Joint Commercialization Committee.

         6.1.2 Aventis will have the sole discretion and exclusive right to promote, sell and distribute Joint Development Products in the ROW, so long as such activities are not inconsistent with the Global Commercialization Plan.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         6.1.3 Without limiting the provisions of Section 6.1.2, Aventis shall have sole discretion and primary responsibility for the implementation of those elements of the Global Commercialization Plan that are solely related to ROW Commercialization (subject to Joint Commercialization Committee oversight) and Millennium and Aventis shall be jointly responsible for implementation of those elements of the Global Commercialization Plan that relate to North America Commercialization and NA/Ex-NA Commercialization, in each case, in a manner consistent with the Global Commercialization Plan. NA/Ex-NA Commercialization means activities relating to the Commercialization of a Joint Development Product which are primarily global in nature (e.g., sponsoring international symposia, publications in international medical journals and any global Commercial Phase IIIB Studies, Phase IV Studies and investigator-initiated studies). For clarity, NA/Ex-NA Commercialization is not intended to include activities which are primarily directed outside of North America but which may affect North America (e.g., product promotion in ROW). As used herein, the term "North America Commercialization" or "NA Commercialization" means all activities solely relating to the Commercialization of a Joint Development Product in North America.

6.2      JOINT COMMERCIALIZATION COMMITTEE AND PROJECT TEAMS.

         6.2.1 FORMATION. As soon as reasonably practicable and in any event not later than [**] after the initiation of the first Phase IIA Study for any Joint Development Compound, Aventis and Millennium shall establish a Joint Commercialization Committee to oversee the Commercialization of all Joint Development Products under this Agreement. As soon as practicable following the initiation of the first Phase IIA study for each Joint Development Compound, the Joint Commercialization Committee shall establish a Joint Commercialization Project Team for such Joint Development Compound and related Joint Development Product. The Joint Commercialization Committee shall consist of an appropriate number of Millennium and Aventis representatives, with each Party having one vote, and shall include at least one medical representative from each Party. Each Joint Commercialization Project Team shall be comprised of an appropriate number of representatives from each Party, as may be designated by the Joint Commercialization Committee, with each Party having one vote.

         6.2.2 SUBCOMMITTEES. The Joint Commercialization Committee and each Joint Commercialization Project Team shall act directly or through such working groups or sub-committees as it may deem appropriate to establish. In particular, the applicable North America Commercialization Project Team shall be responsible for matters that relate to North America

                  Commercialization. Each Joint Commercialization Project Team and any subcommittees will be structured and operated in the same manner as the Joint Commercialization Committee, including without limitation, in decision making.

         6.2.3 QUALIFICATIONS. Each of the members of the Joint Commercialization Committee and each Joint Commercialization Project Team shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Parties.

6.3 JOINT COMMERCIALIZATION COMMITTEE RESPONSIBILITIES. To the extent permitted by applicable Law, the Joint Commercialization Committee will oversee the global Commercialization of all Joint Development Products that are identified for launch in North America, including, among other things:

         6.3.1    maintaining global oversight of the Commercialization process;

         6.3.2    providing a forum for consensual decision making;

         6.3.3 reviewing and approving recommendations from and advising the Joint Commercialization Project Teams;

         6.3.4 reviewing and approving the Global Commercialization Plan for each Joint Development Product which shall address the items outlined in Schedule 6.4.4 (the "Global Commercialization Plan") and reflect the objectives of Section 6.1.1;

         6.3.5 reviewing, at its option, market research plans and research results, product development data and results and similar information related to Commercialization of each Joint Development Product in North America;

         6.3.6 monitoring the Parties' compliance with the requirements of the Global Commercialization Plan's NA/Ex-NA Commercialization Budget;

         6.3.7 establishing procedures regarding the collection, sharing and reporting of adverse event information related to each Joint Development Product on a global basis; and

         6.3.8 monitoring the allocation of North America Commercialization and NA/Ex-NA Commercialization strategic activities between the Parties across all of the Joint Development Products to ensure that such allocation is consistent with the provisions of Section 6.1.

6.4 JOINT COMMERCIALIZATION PROJECT TEAM RESPONSIBILITIES. To the extent permitted by applicable Law, the Joint Commercialization Project Teams will establish the global strategy and oversee the global Commercialization for a specific Joint Development Product that is identified for launch in North America, including, among other things:

         6.4.1 defining the initial customer group or target group to be covered, including without limitation, the identification and promotional targeting of key opinion leaders, physician groups, hospitals and regional buying groups, including managed care organizations and governmental and government-affiliated buyers;

         6.4.2    forming the North America Commercialization Project Teams;

         6.4.3 making recommendations to the Joint Commercialization Committee regarding the manufacturing and supply chain strategy for the Joint Development Compound (as active ingredient) and the Joint Development Product, including without limitation which Party (or a Third Party) shall be responsible for specific activities in the supply chain;

         6.4.4 preparing the Global Commercialization Plan for the Joint Development Product reflecting the objectives of Section 6.1.1 and the items identified in the content outline of the Global Commercialization Plan attached hereto as Schedule 6.4.4, as well as updating the Global Commercialization Plan on an annual basis to reflect materially changed circumstances;

         6.4.5 reviewing and making recommendations to the Joint Development Project Team regarding changes to the target product profile;

         6.4.6 preparing and approving the budget for NA/Ex-NA Commercialization Expense and NA/Ex-NA License Fees based on the NA/Ex NA Commercialization activities set forth in the Global Commercialization Plan (the "NA/Ex-NA Commercialization Budget"), and submitting the same to the Joint Commercialization Committee for its review (but not approval);

         6.4.7 determining the specific Commercialization activities to be undertaken by the Parties relating to NA/Ex-NA
                  Commercialization, subject to the oversight of the Joint Commercialization Committee;

         6.4.8 reviewing on a quarterly basis the NA/Ex-NA Commercialization Expense and NA/Ex-NA License Fees against the budget for such expenses in the applicable calendar year, and making appropriate adjustments to the budgets, all in accordance with
                  Section 6.9.3;

         6.4.9 reviewing the North American Commercialization Plans to ensure that such plans are consistent with the Global
                  Commercialization Plans; and

         6.4.10 in consultation with the North America Commercialization Project Team, reviewing and approving the selection of trademarks for Joint Development Products.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

6.5      DECISION MAKING.

         6.5.1 Subject to Sections 6.5.2 and 6.7, all decisions of each Joint Commercialization Committee and each Joint Commercialization Project Team related to the North America Commercialization and NA/Ex-NA Commercialization of a Joint Development Product shall, to the extent permitted by applicable Law, be made by the unanimous decision of Millennium and Aventis and shall not be inconsistent with the Global Commercialization Plan; PROVIDED HOWEVER, for clarity, Aventis shall have the sole discretion in any decision that is relevant solely to the Commercialization of a Joint Development Product outside of North America ("ROW Commercialization"), as long as such decision is not inconsistent with the Global Commercialization Plan.

         6.5.2 The objective of the Joint Commercialization Committee and each Joint Commercialization Project Team shall be to reach agreement by consensus on all matters falling within its authority hereunder with the goal of realizing the best overall commercial potential of Joint Development Products on a global basis. In the event that the Joint Commercialization Committee or any Joint Commercialization Project Team is unable to reach a unanimous decision with respect to any proposed action requiring its vote, [**]; provided, however, [**] pursuant to this Section 6.5.2 to determine which Party shall perform a particular Commercialization activity or whether Millennium has the capability or capacity to perform a particular Commercialization activity.

         6.5.3    All decisions [**] pursuant to Section 6.5.2 shall be made:

                  (a) only after referral of the matter [**]; PROVIDED, HOWEVER, [**], as may be reasonably required, to meet deadlines imposed by Third Parties (e.g., deadlines for responses imposed by regulatory authorities) or as otherwise needed to respond to competition in the market. For clarity, [**] to decide the matter, then [**] to decide the matter;

                  (b) with the goal of realizing the best overall commercial potential of Joint Development Products on a global basis;

                  (c) in a manner [**] relative [**] in any significant respect; and

                  (d) in a manner that [**] in the quarterly determination and reconciliation under Section 8.2.2 of actual financial results, including without limitation Net Sales, NA/Ex-NA Expense, NA Development Costs, NA Commercialization Expense and Pre-tax Profit or Loss. For clarity, nothing in this subsection (d) shall [**] make the final determination [**] .

6.6      NORTH AMERICA COMMERCIALIZATION PROJECT TEAM.

         6.6.1 ROLE OF NORTH AMERICA COMMERCIALIZATION PROJECT TEAM. To the extent permitted by applicable Law, the North America Commercialization Project Team shall, among other things,


                  (a)      prepare and approve the North America
                           Commercialization Plan, such plan to be consistent with the Global Commercialization Plan;

                  (b)      develop and discuss strategies for the
                           Commercialization of the Joint Development Product in North America, including (i) contracting strategies and procedures and (ii) the annual North America marketing and promotion activities, detailing activities and sampling strategies;

                  (c) preparing and approving the budget for NA Commercialization Expense and NA License Fees based on the North America Commercialization Plan (the "North America Commercialization Budget");

                  (d) review on a quarterly basis progress of (i) the current North America Commercialization Plan, (ii) NA Commercialization Expense and NA License Fees in each calendar year against the budget for such expenses in the applicable calendar year (in accordance with the provisions of Section 6.9.4), (iii) Joint Development Product sales in North America against the forecast included in the current North America Commercialization Plan and (iv) any Commercial Phase IIIB Studies, Phase IV Studies and investigator-initiated studies conducted in connection with North America Commercialization;

                  (e) determining the specific Commercialization activities to be undertaken by the Parties relating to NA Commercialization, subject to the oversight of the Joint Commercialization Committee; and

                  (f) in consultation with the Joint Commercialization Project Team, reviewing and approving the selection of the trademarks for Joint Development Products.

         6.6.2 NORTH AMERICA COMMERCIALIZATION PLANS. Each North America Commercialization Plan shall be reviewed by the Joint Commercialization Project Team to ensure consistency with the Global Commercialization Plan and shall stipulate the way in which the Joint Development Product is to be marketed, promoted and detailed in North America during the applicable calendar year to which the plan relates and shall include, inter alia: (a) the number, type and position of Details to be performed and strategies relating to such detailing activity,
                  (b) contracting
                  strategies and procedures to be followed by the Parties relating to North America Commercialization, (c) other advertising and promotional activity to be undertaken in North America, and the Party responsible for undertaking such activities, (d) any training or sampling programs to be conducted in North America, (e) disease management programs to be conducted in North America, (f) medical education programs to be conducted in North America, (g) public relations activities to be conducted in North America and (h) such other activities as may be requested by the Joint Commercialization Project Team to be performed by the North America Commercialization Project Team. The North America Commercialization Plan shall not address sales force incentives or compensation, and each Party shall have sole authority and responsibility for designing and executing any such program for its sales force.

         6.6.3    REVIEW AND APPROVAL OF PROMOTIONAL MATERIALS.

                  (a) The North America Commercialization Project Team shall be responsible for creating and developing advertising, promotional, educational and communication materials for marketing, advertising and promotion of the Joint Development Products in North America which are intended for distribution to Third Parties (including medical professionals) and to the Parties' respective sales forces in accordance with the terms of the North America Commercialization Plan (the "North America Promotional Materials"), provided, however, it is understood that all North America Promotional Materials shall be consistent with the Global Commercialization Plan and any core promotional materials prepared by the Joint Commercialization Project Team. The North America Commercialization Project Team shall be responsible for establishing procedures for the review and approval of North America Promotional Materials. All product labeling for Joint Development Products in North America shall, to the extent permitted by law, contain equally prominent references to both Aventis and Millennium.

                  (b) The Parties shall jointly own (without any duty to account to the other) all copyrights in and to any North America Promotional Materials which are specifically directed to the Joint Development Products and each Party shall execute all documents and take all actions as are reasonably requested by the other Party to effectuate such joint ownership in such North America Promotional Materials.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (c) Neither Party shall produce (other than as concepts for consideration by the North America Commercialization Project Team), distribute or otherwise use in North America any promotional or communications material or any label or labeling relating to the Joint Development Products which has not been approved in accordance with the procedures established by the North America Commercialization Project Team pursuant to this Section 6.6.3.

         6.6.4 ADDITIONAL ACTIVITIES OF THE NORTH AMERICA COMMERCIALIZATION PROJECT TEAM. In addition, the North America Commercialization Project Team shall have the additional role of establishing procedures for: handling of any recalls or customer complaints with respect to Joint Development Products in North America; and responding to medical inquiries regarding the Joint Development Products in North America.

         6.6.5 NORTH AMERICA COMMERCIALIZATION PROJECT TEAM DECISION MAKING. Subject to Sections 6.6.6 and 6.7, all decisions of each North America Commercialization Project Team shall, to the extent permitted by applicable Law, be made by the unanimous decision of Aventis and Millennium and shall not be inconsistent with the Global Commercialization Plan. The objective of each North America Commercialization Project Team shall be to reach consensus on all matters falling within its authority hereunder with the goal of realizing the best overall commercial potential of the applicable Joint Development Product on a global basis. In the event that a North America Commercialization Team is unable to reach a unanimous decision with respect to any proposed action requiring its vote, the issue shall be referred for resolution to the senior executive of each Party responsible for North America (or his or her designee). If such senior executives are unable to resolve such matter within [**] after referral of such matter, Aventis shall have the right to decide the matter, subject to the provisions of Section 6.6.6. Notwithstanding the foregoing, Aventis shall not be entitled to exercise its casting vote pursuant to this Section 6.6.5 to determine which Party shall perform a particular Commercialization activity or whether Millennium has the capability or capacity to perform a particular Commercialization Activity in North America.

         6.6.6 All decisions by Aventis pursuant to Section 6.6.5 shall be made:


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (a) only after referral of the matter to the Executive Officers as provided in Section 12.3; provided, however, the dispute resolution process shall be accelerated, as may be reasonably required, to meet deadlines imposed by Third Parties or as otherwise needed to respond to competition in the market. For clarity, if the Executive Officers are unable to decide the matter, then Aventis shall have the right to decide the matter;

                  (b) with the goal of realizing the best overall commercial potential of Joint Development Products on a global basis; and

                  (c) in a manner that does not solely disadvantage Millennium relative to Aventis in any significant respect.

6.7 COMMERCIALIZATION STRATEGY AND DECISION MAKING. Notwithstanding anything to the contrary in this Article 6, in the event that the Parties are precluded by applicable Law from jointly establishing Commercialization strategy or making Commercialization decisions pursuant to Article 6 and relating to a Joint Development Product in any country in North America or ROW, then [**] such decisions, PROVIDED THAT such establishment of strategy and decision-making shall be subject to the provisions of Section 6.5.3(b), (c) and (d) and made in a manner that preserves the intent of Section 6.8.

6.8 REVENUE BOOKING IN NORTH AMERICA. To the extent permissible under applicable Law, the Parties shall cooperate to coordinate the Commercialization activities through the Joint Commercialization Committee so that, throughout the course of North America Commercialization of Joint Development Products, each Party has an opportunity to distribute, and book revenue for, Joint Development Products in North America accounting for approximately [**] of all the aggregate gross sales of Joint Development Products in North America made by the Parties under this Agreement; PROVIDED, HOWEVER, that a Party shall not have the right to distribute a Joint Development Product in North America unless it has the capability and capacity to do so, as determined by the applicable North America Commercialization Project Team; and further provided that [**] shall require the Parties to [**].

6.9      COMMERCIALIZATION EXPENSE AND BUDGET.

         6.9.1 Expenses related to Commercialization of Joint Development Products sold in North America shall be provided for in a budget to be included in the Global Commercialization Plan and the North America Commercialization Plan, and shall be shared on a Joint Development Product-by-Joint Development Product basis pursuant to Section 8.2 as follows: (a) Millennium and Aventis shall each bear fifty percent (50%)


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                  of NA Commercialization Expense and NA License Fees for the
                  Joint Development Product, and (b) Millennium and Aventis shall each bear a portion of all NA/Ex-NA Commercialization Expenses and NA/Ex-NA License Fees for the Joint Development Product equal to fifty percent (50%) of the NA Percentage. For clarity, Aventis shall also bear a percentage of the NA/Ex-NA Commercialization Expenses and NA/Ex-NA License Fees for the Joint Development Product equal to one hundred percent (100%) less the NA Percentage and shall bear one hundred percent (100%) of the Commercialization expense relating solely to ROW Commercialization that is not relevant to NA/Ex-NA Commercialization.

         6.9.2 The budget set forth in each Global Commercialization Plan shall detail the NA/Ex-NA Marketing Expense, NA/Ex-NA Medical Expense and NA/Ex-NA License Fees budgeted to be incurred by each Party during each calendar year. The budget set forth in each North America Commercialization Plan shall detail the NA Marketing Expense, NA Medical Expense, Field Force Expense and NA License Fees budgeted to be incurred by each Party during each calendar year.

         6.9.3 Each Joint Commercialization Project Team shall review on a quarterly basis the NA/Ex-NA Commercialization Expense and NA/Ex-NA License Fees against the budget for such expenses in the applicable calendar year. If in the course of its quarterly review of NA/Ex-NA Commercialization Expense and NA/Ex-NA License Fees, any Joint Commercialization Project Team should determine for any Joint Development Product that the actual amounts incurred for NA/Ex-NA Marketing Expense, NA/Ex-NA Medical Expense or NA/Ex-NA License Fees are likely to be higher than budgeted, the Joint Commercialization Project Team shall review the reasons for such potential overrun and determine whether such overrun is appropriate. If the Joint Commercialization Project Team determines that such overrun is appropriate, the Joint Commercialization Project Team will assess whether such overrun is likely to result in an overrun of the overall NA/Ex-NA Commercialization Budget and if required, will agree on a revised NA/Ex-NA Commercialization Budget so that no overrun is expected. If the Joint Commercialization Project Team determines that such overrun is not appropriate, the Joint Commercialization Project Team will take such actions as required to remedy the situation.

         6.9.4 Each North America Commercialization Project Team shall review on a quarterly basis the NA Commercialization Expense and NA License Fees against the budget for such expenses in the applicable calendar year. If in the course of its quarterly review of NA Commercialization Expense and NA License Fees, any North America Commercialization Project Team should determine for any Joint Development Product that the actual amounts incurred for NA Marketing Expense, NA Medical Expense, Field Force Expense or NA License Fees are likely to be higher than budgeted, the North America Commercialization Project Team shall review the


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                  reasons for such potential overrun and determine whether such overrun is appropriate. If the North America Commercialization Project Team determines that such overrun is appropriate, the North America Commercialization Project Team will assess whether such overrun is likely to result in an overrun of the overall NA Commercialization Budget and if required, will agree on a revised NA Commercialization Budget so that no overrun is expected. If the North America Commercialization Project Team determines that such overrun is not appropriate, the North America Commercialization Project Team will take such actions as required to remedy the situation.

6.10 PUBLIC STATEMENTS REGARDING JOINT DEVELOPMENT PRODUCTS. Each Party shall ensure that no claims or representations in respect of the Joint Development Products or the characteristics thereof are made by or on behalf of it (by members of its sales force or otherwise) which do not represent an accurate summary or explanation of the labeling of the Joint Development Product or a portion thereof, except to the extent permitted by Law.

6.11 COMPLIANCE WITH LAWS. Each Party agrees to comply with all applicable Laws with respect to the Commercialization of Joint Development Products in North America. Neither Party shall be required to undertake any activity relating to the Commercialization of Joint Development Products in North America that it believes, in good faith, may violate any Law.

6.12 UNILATERAL COMMERCIALIZATION. The Developing Party with respect to a Unilateral Development Compound shall have the right to Commercialize related UDC Products on a worldwide basis; provided that the Developing Party shall provide the other Party with a quarterly report concerning the status of its Commercialization of any such UDC Products. Notwithstanding the foregoing, if the Developing Party intends to Commercialize a UDC Product in collaboration with a Third Party (or grant a license to a Third Party to do any of the foregoing), the Developing Party shall provide the other Party with an opportunity to negotiate terms under which the other Party would collaborate in or be granted a license with respect to such Commercialization (a "Product Right of First Negotiation"), provided that a Product Right of First Negotiation shall not apply to the retention of a contract sales force or to a product distribution or contract manufacturing arrangement or other outsourced marketing, advertising or promotion activities (unless such arrangement is with a Significant Pharmaceutical Enterprise). A Product Right of First Negotiation shall operate as follows:


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         6.12.1 The Developing Party shall promptly notify the other Party in writing (the "Product Notification") of its intention to seek a collaborator or licensee for the Commercialization of the relevant UDC Product and shall provide to the other Party a reasonably detailed written description of the UDC Product and such proposed UDC collaboration or license, together with all relevant data and information relating to the Joint Development Product which has not previously been provided to the other Party.

         6.12.2 Within [**] of its receipt of the Product Notification (the "Product Response Period"), the other Party shall notify the Developing Party of its interest, if any, in initiating discussions regarding such proposed UDC collaboration or license.

         6.12.3 In the event that the other Party notifies the Developing Party prior to the termination of the Product Response Period that it has an interest in participating in such proposed UDC collaboration or in receiving such license (a "Product Expression of Interest"), then the Parties shall negotiate in good faith in an effort to reach a definitive agreement regarding such UDC collaboration or license for a period of up to [**] from the date of the Developing Party's receipt of the Product Expression of Interest.

         6.12.4 In the event that the Parties reach a definitive agreement with respect to such UDC Product pursuant to Section 6.12.3, such UDC Product shall no longer be designated a Unilateral Development Product and the rights and obligations of the Parties with respect to such product shall be governed by the terms of such definitive agreement and not this Agreement.

         6.12.5 In the event that (a) the other Party fails to notify the Developing Party prior to the termination of the Product Response Period that it is interested in collaborating with or obtaining a license from the Developing Party with respect to such Unilateral Development Product, or (b) the other Party notifies the Developing Party prior to the termination of the Product Response Period that it has no interest in such collaboration or license, or (c) the other Party timely provides the Developing Party with a Product Expression of Interest but the Parties fail to reach a definitive agreement within the [**] period specified in Section 6.12.3, then the Developing Party shall be free to enter into a collaboration or license with a Third Party with respect to such UDC Product; PROVIDED, HOWEVER, that the Developing Party may [**] with a Third Party [**] to the Third Party, [**] to the non-Developing Party.


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         6.12.6 For the duration of the Product Response Period, and if the other Party timely delivers the Product Expression of Interest, the [**] term specified in Section 6.12.3, the Developing Party may discuss the general outline of such collaboration or license; PROVIDED HOWEVER, that the Developing Party shall not negotiate such collaboration or license with a Third Party, enter into any agreements with such Third Party or propose terms to such Third Party on which Millennium would be willing to consummate such collaboration or license.

6.13 USE OF SUBCONTRACTORS. To the extent either Party wishes to perform some of its obligations regarding the North America Commercialization or NA/Ex-NA Commercialization through one or more subcontractors, it must obtain the written approval of the other Party prior to engaging such subcontractor, which approval shall not be unreasonably withheld or delayed. It is understood that as a condition to granting such approval, (a) the other Party shall be entitled to audit the proposed subcontractor using the same standards which it applies to the use of subcontractors in the Commercialization of its other products, and (b) the subcontractor must undertake in writing obligations of confidentiality and non-use regarding the other Party's Confidential Information which are substantially the same as those undertaken by Aventis or Millennium pursuant to Article 9 hereof. In the event a Party performs one or more of its obligations regarding North America Commercialization or NA/Ex-NA Commercialization through the use of a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor. For the avoidance of doubt, it is understood that an Affiliate of a Party shall not be deemed to be a subcontractor of such Party. For clarity, the provisions of this
         Section 6.13 are not intended to apply to contracts with individual consultants, small market research studies and other contracts of similarly small financial magnitude.

                                   ARTICLE 7

                                    LICENSES

7.1      MILLENNIUM GRANTS

         7.1.1    RESEARCH LICENSES.


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (a) ACTIVITIES UNDER RESEARCH PROGRAM. Subject to the terms and conditions of this Agreement (including the license grants set forth in this Article 7 [**]) and any applicable [**], Millennium hereby grants to Aventis a worldwide, co-exclusive, non-royalty-bearing license during the Research Program Term, under Millennium's rights to the Millennium Ex-Program Intellectual Property and the Program Intellectual Property, to (A) identify and validate targets for the identification, evaluation and optimization of Small Molecules for use [**], (B) identify Small Molecules through the use of such targets, and (C) undertake Pre-EDC Research Evaluation of such Small Molecules, in each case, in the conduct of the Research Program. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties that are approved by the Joint Research Committee.

                  (b) AVENTIS SINGLE-PARTY RESEARCH TARGETS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's rights to the Millennium Ex-Program Intellectual Property and the Program Intellectual Property (excluding Program Compounds other than the related SPRT Compounds), to (A) validate Aventis Single-Party Research Targets for the identification, evaluation and optimization of Small Molecules for use [**], (B) identify Small Molecules through the use of such Aventis Single-Party Research Targets and
                           (C) undertake Pre-EDC Research Evaluation of such Small Molecules; PROVIDED, HOWEVER, THAT, with respect to each Aventis Single-Party Research Target, such license shall be limited to know-how disclosed to Aventis prior to, and to Patent Rights which exist as of or which claim priority from Patent Rights which exist as of, the date such target is designated an Aventis Single-Party Research Target. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (c) ESSENTIAL PHARMACOGENOMIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's rights to the Program Intellectual Property, to use Scientifically-Qualified Targets to identify, evaluate and optimize Essential Pharmacogenomic Products or Services. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (d) EX-PROGRAM PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable [**], and on a Scientifically-Qualified Target-by-Scientifically-Qualified Target basis,
                           Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's Patent Rights (excluding the Millennium Research Program Chemistry Intellectual Property), to use Scientifically-Qualified Targets to identify, evaluate and optimize Small Molecules for use [**]; PROVIDED, HOWEVER, that with respect to each Scientifically-Qualified Target, such license shall be limited to (i) know-how disclosed to Aventis prior to the date such target is designated a Scientifically-Qualified Target, (ii) Patent Rights which exist as of the date such target is designated a Scientifically-Qualified Target, and (iii) any claim of a patent which (A) claims priority from a patent application within Patent Rights which exists as of the date such target is designated an Scientifically-Qualified Target and (B) is adequately supported in such application from which it claims priority to satisfy the requirements of 35 U.S.C.
                           112. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (e)      RESEARCH LICENSE TO PROGRAM COMPOUNDS.

                           (i) Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's Program Patent Rights to use a Program Compound for internal research purposes only; provided, however, such license shall not include the right to use the corresponding Program Compound Family outside the Research Program to identify, evaluate and optimize Small Molecules as Ex-


                                      Page 74
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                                    Program Products directed to the same
                                    Scientifically-Qualified Target as to which such Program Compound Family was generated. Such license shall remain in effect in perpetuity except during the periods described in Sections 7.1.1(e)(ii) and
                                    (iii).

                           (ii) Upon selection of a Lead Compound, with respect to a Program Compound within the corresponding Lead Compound Family, the license of Section 7.1.1(e)(i) shall be suspended with respect to such Program Compound during the period from selection of such Lead Compound until the earlier of (A) discontinuation of all activities in the Research Program relating to such Lead Compound Family or (B) the decision of the Joint Research Committee not to select such Program Compound as an EDC Compound or a Back-Up Compound.

                           (iii) If a Lead Compound directed to a target has been selected by the Joint Research Committee prior to such target being designated as a Millennium Single-Party Research Target, with respect to the corresponding Lead Compound Family, the license of Section 7.1.1(e)(i) shall be suspended with respect to such Lead Compound Family during the period from designation of such Millennium Single-Party Research Target until the discontinuation of all activities by Millennium relating to such Lead Compound Family with respect to such Millennium Single-Party Research Target.

         7.1.2    DEVELOPMENT LICENSES.

                  (a) JOINT DEVELOPMENT PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on an EDC Compound-by-EDC Compound basis, Millennium hereby grants to Aventis a worldwide, non-royalty-bearing license, under Millennium's rights to the Millennium Ex-Program Intellectual Property and the Program Intellectual Property, to Develop Joint Development Compounds for JD Products. Such license shall be exclusive outside of North America and shall be co-exclusive (with Millennium) within North America, and shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties that are approved by the relevant Joint Development Committee.


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                  (b)      AVENTIS SINGLE-PARTY TARGET PRODUCTS AND AVENTIS UDC
                           PRODUCTS. Subject to the terms and conditions of this Agreement (including the license grants set forth in this Article 7 with respect to Ex-Program Products) and any applicable Burdened Technology Obligations, and on a compound-by-compound basis, Millennium hereby grants to Aventis a worldwide, exclusive, non-royalty-bearing license, under Millennium's rights to the Millennium Ex-Program Intellectual Property and the Program Intellectual Property (excluding Program Compounds other than the related SPRT Compounds that are specified in Section 2.7.3(b)(ii) or that are Active against the relevant Single-Party Research Target), to (i) Develop Small Molecules identified through the use of Aventis Single-Party Research Targets for Aventis Single-Party Target Products and (ii) Develop Aventis Unilateral Development Compounds for Aventis UDC Products; PROVIDED, HOWEVER, that, with respect to each Aventis Single-Party Research Target or Aventis Unilateral Development Compound, as the case may be, such license shall be limited to know-how disclosed to Aventis prior to, and to Patent Rights which exist as of or which claim priority from Patent Rights which exist as of, the date such target is designated an Aventis Single-Party Research Target or such compound is designated an Aventis Unilateral Development Compound, as the case may be. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in
                           Section 7.2.5.

                  (c) ESSENTIAL PHARMACOGENOMIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a compound-by-compound basis, Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's rights to the Program Intellectual Property, to use Scientifically-Qualified Targets to Develop Essential Pharmacogenomic Products or Services. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (d) EX-PROGRAM PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a compound-by-compound basis, Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's rights to the Program Intellectual Property (excluding the Millennium Research Program Chemistry Intellectual Property), to use Scientifically-Qualified Targets to Develop Ex-Program Products [**]; PROVIDED, HOWEVER, that, with respect to each Scientifically-Qualified Target, such license shall be limited to (i) know-how disclosed to Aventis prior to the date such target is designated a Scientifically-Qualified Target, (ii) Patent Rights which exist as of the date such target is designated a Scientifically-Qualified Target, and
                           (iii) any claim of a patent which (A) claims priority from a patent application within Patent Rights which exists as of the date such target is designated a Scientifically-Qualified Target and (B) is adequately supported in such application from, which it claims priority to satisfy the requirements of 35 U.S.C.
                           112. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

         7.1.3    COMMERCIALIZATION LICENSES.

                  (a) JD PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a JD Product-by-JD Product basis, Millennium hereby grants to Aventis a worldwide license, under Millennium's rights to the Millennium Ex-Program Chemistry Intellectual Property and the Program Intellectual Property, to Commercialize JD Products in the Territory. Such license shall be exclusive outside of North America and shall be co-exclusive (with Millennium) within North America, and shall carry an obligation of profit-sharing with respect to JD Products sold in North America and shall be royalty-bearing with respect to JD Products sold outside of North America. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5 (provided that within North America, any sublicense to a Third Party must be approved by the relevant Joint Commercialization Committee).


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (b) AVENTIS SINGLE-PARTY TARGET PRODUCTS AND AVENTIS UDC PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a product-by-product basis, Millennium hereby grants to Aventis a worldwide, exclusive, royalty-bearing license, under Millennium's rights to the Millennium Ex-Program Intellectual Property and the Program Intellectual Property (excluding Program Compounds other than the related SPRT Compounds that are specified in Section 2.7.3(b)(ii) or that are Active against the relevant Single-Party Research Target), to Commercialize Aventis Single-Party Target Products and Aventis UDC Products in the Territory; PROVIDED, HOWEVER, that, with respect to each Aventis Single-Party Target Product or Aventis Unilateral Development Compound, as the case may be, such license shall be limited to know-how disclosed to Aventis prior to, and to Patent Rights which exist as of or which claim priority from Patent Rights which exist as of, the date the target used to identify, evaluate, optimize and/or Develop such Aventis Single-Party Target Product is designated an Aventis Single-Party Research Target or such compound is designated an Aventis Unilateral Development Compound, as the case may be. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in
                           Section 7.2.5.

                  (c) ESSENTIAL PHARMACOGENOMIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a product-by-product or service-by-service basis, Millennium hereby grants to Aventis a worldwide, non-exclusive, non-royalty-bearing license, under Millennium's rights to the Program Intellectual Property, to Commercialize Essential Pharmacogenomic Products or Services in the Territory. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (d) EX-PROGRAM PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on an Ex-Program Product-by-Ex-Program Product basis, Millennium hereby grants to Aventis a worldwide, non-exclusive, royalty-bearing license, under Millennium's rights to the Program Intellectual Property (excluding the Millennium Research Program Chemistry Intellectual Property), to Commercialize Ex-Program Products [**] in the Territory; PROVIDED, HOWEVER, that, with respect to each Ex-Program Product, such license shall be limited


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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                           to (i) know-how disclosed to Aventis prior to the date the target used to identify, evaluate, optimize and/or Develop such Ex-Program Product is designated a Scientifically-Qualified Target, (ii) Patent Rights which exist as of the date the target used to identify, evaluate, optimize and/or Develop such Ex-Program Product is designated a Scientifically-Qualified Target, and (iii) any claim of a patent which (A) claims priority from a patent application within Patent Rights which exists as of the date the target used to identify, evaluate, optimize and/or Develop such Ex-Program Product is designated a Scientifically-Qualified Target, and (B) in adequately supported in such application from which it claims priority to satisfy the requirements of 35 U.S.C. 112. Such license shall further include the right to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

         7.1.4    LICENSE GRANTS ON THE EXERCISE OF AN OPTION.

                  (a) GT PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, upon the exercise of a GT Option, Millennium hereby grants to Aventis (A) a worldwide, exclusive, non-royalty bearing license, under Millennium's rights to Program Intellectual Property, to validate and use the Potential GT Target that is the subject of such option for the discovery and evaluation of GT Products [**] and (B) a worldwide, exclusive, royalty-bearing license, under Millennium's rights to the Program Intellectual Property, to Develop and Commercialize such GT Products. Such license shall further include the rights to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (b) VACCINE PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, upon the exercise of a Vaccine Option, Millennium hereby grants to Aventis
                           (A) a worldwide, exclusive, non-royalty bearing license, under Millennium's rights to Program Intellectual Property, to validate and use the Potential Vaccine Target that is the subject of such option for the discovery and evaluation of Vaccine Products [**] and (B) a worldwide, exclusive, royalty-bearing license, under Millennium's rights to the Program Intellectual Property, to Develop and Commercialize such Vaccine Products. Such license shall further include the rights to grant sublicenses to Affiliates of Aventis and to Third Parties in accordance with the terms set forth in Section 7.2.5.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

7.2      AVENTIS GRANTS.

         7.2.1    RESEARCH LICENSES.

                  (a) ACTIVITIES UNDER RESEARCH PROGRAM. Subject to the terms and conditions of this Agreement (including the license grants set forth in this Article 7 with respect to Ex-Program Products) and any applicable Burdened Technology Obligations, Aventis hereby grants to Millennium a worldwide, co-exclusive, non-royalty-bearing license during the Research Program Term, under Aventis' rights to the Aventis Ex-Program Intellectual Property and the Program Intellectual Property, to (A) identify and validate targets for the identification, evaluation, and optimization of Small Molecules [**], (B) identify Small Molecules through the use of such targets and
                           (C) undertake Pre-EDC Research Evaluation of such Small Molecules, in each case, in the conduct of the Research Program. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties that are approved by the Joint Research Committee.

                  (b) MILLENNIUM SINGLE-PARTY RESEARCH TARGETS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license, under Aventis' rights to the Aventis Ex-Program Intellectual Property and the Program Intellectual Property (excluding Program Compounds other than the related SPRT Compounds), to (A) validate Millennium Single-Party Research Targets for the identification, evaluation and optimization of Small Molecules [**],
                           (B) identify Small Molecules through the use of such Millennium Single-Party Research Targets and (C) undertake Pre-EDC Research Evaluation of such Small Molecules; PROVIDED, HOWEVER, THAT, with respect to each Millennium Single-Party Research Target, such license shall be limited to know-how disclosed to Millennium prior to, and to Patent Rights which exist as of or which claim priority from Patent Rights which exist as of, the date such target is designated a Millennium Single-Party Research Target. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in
                           Section 7.2.5.


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (c) ESSENTIAL PHARMACOGENOMIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license, under Aventis' rights to the Program Intellectual Property, to use Scientifically-Qualified Targets to identify, evaluate and optimize Essential Pharmacogenomic Products or Services. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (d) EX-PROGRAM PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a Scientifically-Qualified
                           Target-by-Scientifically-Qualified Target basis,
                           Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license under Aventis' rights to the Program Intellectual Property (excluding the Aventis Research Program Chemistry Intellectual Property), to use Scientifically-Qualified Targets to identify, evaluate and optimize Small Molecules [**]; PROVIDED, HOWEVER, that with respect to each Scientifically-Qualified Target, such license shall be limited to
                           (i) know-how disclosed to Millennium prior to the date such target is designated a Scientifically-Qualified Target, (ii) Patent Rights which exist as of the date such target is designated a Scientifically-Qualified Target, and (iii) any claim of a patent which (A) claims priority from a patent application within Patent Rights which exists as of the date such target is designated a Scientifically-Qualified Target and (B) is adequately supported in such application from, which it claims priority to satisfy the requirements of 35 U.S.C.
                           112. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (e)      RESEARCH LICENSE TO PROGRAM COMPOUNDS.

                           (i) Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license, under Aventis' Program Patent Rights to use a Program Compound for internal research purposes only; provided, however, such license shall not include the right to use the corresponding Program Compound Family outside the Research Program to identify, evaluate and optimize Small Molecules as Ex-

                                    Program Products directed to the same
                                    Scientifically-Qualified Target as to which such Program Compound Family was generated. Such license shall remain in effect in perpetuity except during the periods described in Sections 7.1.1(e)(ii) and
                                    (iii).

                           (ii) Upon selection of a Lead Compound, with respect to a Program Compound within the corresponding Lead Compound Family, the license of Section 7.2.1(e)(i) shall be suspended with respect to such Program Compound during the period from selection of such Lead Compound until the earlier of (A) discontinuation of all activities in the Research Program relating to such Lead Compound Family or (B) the decision of the Joint Research Committee not to select such Program Compound as an EDC Compound or a Back-Up Compound.

                           (iii) If a Lead Compound directed to a target has been selected by the Joint Research Committee prior to such target being designated as an Aventis Single-Party Research Target, with respect to the corresponding Lead Compound Family, the license of Section 7.2.1(e)(i) shall be suspended with respect to such Lead Compound Family during the period from designation of such Aventis Single-Party Research Target until the discontinuation of all activities by Aventis relating to such Lead Compound Family with respect to such Aventis Single-Party Research Target.

         7.2.2    DEVELOPMENT LICENSES.

                  (a) JOINT DEVELOPMENT PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on an EDC Compound-by-EDC Compound basis, Aventis hereby grants to Millennium a worldwide, co-exclusive (with Aventis), non-royalty-bearing license, under Aventis' rights to the Aventis Ex-Program Intellectual Property and the Program Intellectual Property, to Develop Joint Development Compounds for JD Products. Such license shall be limited to Development relevant for North America and shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties that are approved in by the relevant Joint Development Committee.


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


                  (b) MILLENNIUM SINGLE-PARTY TARGET PRODUCTS AND MILLENNIUM UDC PRODUCTS. Subject to the terms and conditions of this Agreement (including the license grants set forth in this Article 7 with respect to Ex-Program Products) and any applicable Burdened Technology Obligations, and on a compound-by-compound basis, Aventis hereby grants to Millennium a worldwide, exclusive, non-royalty-bearing license, under Aventis' rights to the Aventis Ex-Program Intellectual Property and the Program Intellectual Property (excluding Program Compounds other than the related SPRT Compounds that are specified in Section 2.7.3(b)(ii) or that are Active against the relevant Single-Party Research Target), to (i) Develop Small Molecules identified through the use of Millennium Single-Party Research Targets for Millennium Single-Party Target Products, and (ii) Develop Millennium Unilateral Development Compounds for Millennium UDC Products; PROVIDED, HOWEVER, that, with respect to each Millennium Single-Party Research Target or Millennium Unilateral Development Compound, as the case may be, such license shall be limited to know-how disclosed to Millennium prior to, and to Patent Rights which exist as of or which claim priority from Patent Rights which exist as of, the date such target is designated a Millennium Single-Party Research Target or such compound is designated a Millennium Unilateral Development Compound, as the case may be. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (c) ESSENTIAL PHARMACOGENOMIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a compound-by-compound basis, Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license, under Aventis' rights to the Program Intellectual Property, to use Scientifically-Qualified Targets to Develop Essential Pharmacogenomic Products or Services. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (d) EX-PROGRAM PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a compound-by-compound basis, Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license, under Aventis' rights to the Program Intellectual Property (excluding the Aventis Research Program Chemistry Intellectual Property), to use Scientifically-Qualified Targets to Develop Ex-Program Products [**]; PROVIDED, HOWEVER, that with respect to each Scientifically-Qualified Target, such license shall be limited to (i) know-how disclosed to Millennium prior to the date such target is designated a Scientifically-Qualified Target, (ii) Patent Rights which exist as of the date such target is designated a Scientifically-Qualified Target, and
                           (iii) any claim of a patent which (A) claims priority from a patent application within Patent Rights which exists as of the date such target is designated a Scientifically-Qualified Target and (B) is adequately supported in such application from which it claims priority to satisfy the requirements of 35 U.S.C.
                           112. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

         7.2.3    COMMERCIALIZATION LICENSES.

                  (a) JD PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a JD Product-by-JD Product basis, Aventis hereby grants to Millennium a, co-exclusive (with Aventis) license, under Aventis' rights to the Aventis Ex-Program Intellectual Property and the Program Intellectual Property, to Commercialize JD Products in North America. Such license shall carry an obligation of profit-sharing with respect to JD Products sold in North America. Such license shall further include the right to grant sublicenses to Affiliates of Millennium, and to Third Parties that are approved by the relevant Joint Commercialization Committee.

                  (b) MILLENNIUM SINGLE-PARTY TARGET PRODUCTS AND MILLENNIUM UDC PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a product-by-product basis, Aventis hereby grants to Millennium a worldwide, exclusive, royalty-bearing license, under Aventis' rights to the Aventis Ex-Program Intellectual Property and the Program Intellectual Property (excluding Program Compounds other than the related SPRT Compounds that are specified in Section 2.7.3(b)(ii) or that are Active against the relevant Single-Party Research Target), to Commercialize Millennium Single-Party Target Products and Millennium UDC Products in the Territory; PROVIDED, HOWEVER, that, with respect to each Millennium Single-Party Target Product or Millennium Unilateral Development Compound, as the case may be, such license shall be limited to know-how disclosed to Millennium prior to, and to Patent Rights which exist as of or which claim priority from Patent Rights which exist as of, the date the target used to identify, evaluate, optimize and/or Develop such Millennium Single-Party Target Product is designated a Millennium Single-Party Research Target or such compound is designated a Millennium Unilateral Development Compound, as the case may be. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5. Aventis shall also assign to Millennium all of its rights, title and interest in any trademark or service mark adopted by Aventis in connection with the Millennium UDC Product.

                  (c) ESSENTIAL PHARMACOGENOMIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on a product-by-product or service-by-service basis, Aventis hereby grants to Millennium a worldwide, non-exclusive, non-royalty-bearing license, under Aventis' rights to the Program Intellectual Property, to Commercialize Essential Pharmacogenomic Products or Services in the Territory. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (d) EX-PROGRAM PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, and on an Ex-Program Product-by-Ex-Program Product basis, Aventis hereby grants to Millennium a worldwide, non-exclusive, royalty-bearing license, under Aventis' rights to the Program Intellectual Property (excluding the Aventis Research Program Chemistry Intellectual Property), to Commercialize Ex-Program Products [**] in the Territory; PROVIDED, HOWEVER, that with respect to each Ex-Program Product, such license shall be limited to (i) know-how disclosed to Millennium prior to the date the target used to identify, evaluate, optimize and/or Develop such Ex-Program Product is designated a Scientifically-Qualified Target, (ii) Patent Rights which exist as of the date the target used to identify, evaluate, optimize and/or Develop such Ex-Program Product is designated a Scientifically-Qualified Target, and (iii) any claim of a patent which (A) claims priority from a patent application within Patent Rights which exists as of the date the target used to identify, evaluate, optimize and/or Develop such Ex-Program Product is designated a Scientifically-Qualified Target, and (B) is adequately supported in such application from which it claims priority to satisfy the requirements of 35 U.S.C. 112. Such license shall further include the right to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

         7.2.4    LICENSE GRANTS ON THE EXERCISE OF AN OPTION.

                  (a) ANTIBODY PRODUCTS. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, upon the exercise of an Antibody Option, Aventis hereby grants to Millennium (A) a worldwide, exclusive, non-royalty bearing license, under Aventis' rights to the Program Intellectual Property, to validate and use the Potential Antibody Target that is the subject of such option for the discovery and evaluation of Antibody Products [**] and (B) a worldwide, exclusive, royalty-bearing license, under Aventis' rights to the Program Intellectual Property, to Develop and Commercialize such Antibody Products. Such license shall further include the rights to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

                  (b) DIAGNOSTIC PRODUCTS OR SERVICES. Subject to the terms and conditions of this Agreement and any applicable Burdened Technology Obligations, upon the exercise of a Diagnostic Option, Aventis hereby grants to Millennium (A) a worldwide, exclusive, non-royalty bearing license, under Aventis' rights to the Program Intellectual Property, to validate and use the Potential Diagnostic Target that is the subject of such option for the discovery and evaluation of Diagnostic Products or Services to diagnose, in humans, asthma, chronic obstructive pulmonary disease, rheumatoid arthritis, multiple sclerosis and/or inflammatory bowel disease and (B) a worldwide, exclusive, royalty-bearing license, under Aventis' rights to the Program Intellectual Property, to Develop and Commercialize such Diagnostic Products or Services. Such license shall further include the rights to grant sublicenses to Affiliates of Millennium and to Third Parties in accordance with the terms set forth in Section 7.2.5.

         7.2.5 SUBLICENSE RIGHTS. Wherever in this Agreement either Party is granted the right to grant sublicenses subject to this Section 7.2.5, such Party may exercise such right without obtaining the prior approval of the other Party, provided that if such sublicensee is a Third Party, the sublicensing Party shall promptly notify the other Party of the identity of such Third Party sublicensee; and PROVIDED, FURTHER, THAT such sublicense occurs pursuant to a written agreement that subjects such sublicensee to all relevant restrictions and limitations in this Agreement. Each Party shall be jointly and severally responsible with its sublicensees for failure by its sublicensees to comply with, and each Party guarantees the compliance by each of its sublicensees with, all such applicable restrictions and limitations in accordance with the terms and conditions of this Agreement.

7.3      RETAINED RIGHTS.

         7.3.1 AVENTIS RETAINED RIGHTS. With respect to this Agreement, any rights of Aventis not expressly granted to Millennium under the provisions of this Agreement shall be retained by Aventis, including, without limitation, Aventis' rights to exploit Program Intellectual Property Controlled by Aventis for (a) any human health care applications based upon database and information products or patient management tools and (b) any applications outside of the human health care field.

         7.3.2 MILLENNIUM RETAINED RIGHTS. With respect to this Agreement, any rights of Millennium not expressly granted to Aventis under the provisions of this Agreement shall be retained by Millennium, including, without limitation, Millennium's rights to exploit Program Intellectual Property Controlled by Millennium for (a) any human health care applications based upon database and information products or patient management tools and (b) any applications outside of the human health care field.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

7.4 SECTION 365(n) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

7.5      CERTAIN COVENANTS REGARDING EX-PROGRAM PRODUCTS.

         7.5.1 Aventis hereby covenants to Millennium that (a) Aventis and its Affiliates shall not research, Develop or Commercialize, license any Third Party to research, Develop or Commercialize, or provide any financial or other support to any Third Party to enable such Third Party to research or conduct any clinical study relating to the use of, any Ex-Program Product [**], and Aventis shall impose such restriction on all its sublicensees and distributors of Ex-Program Products.

         7.5.2 Millennium hereby covenants to Aventis that (a) Millennium and its Affiliates shall not research, Develop or Commercialize, license any Third Party to research, Develop or Commercialize, or provide any financial or other support to any Third Party to enable such Third Party to research or conduct any clinical study relating to the use of, any Ex-Program Product [**], and Millennium shall impose such restriction on all its sublicensees and distributors of Ex-Program Products.

                                   ARTICLE 8

                              FINANCIAL PROVISIONS

8.1 EQUITY INVESTMENT. On the date hereof, Aventis and Millennium are entering into an Investment Agreement (the "Investment Agreement") pursuant to which, subject to the terms and conditions contained therein, Aventis shall purchase common stock of Millennium for an aggregate purchase price of Two Hundred Fifty Million Dollars ($250,000,000) at such times and at such per share prices as provided for in the Investment Agreement.

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

8.2      PRE-TAX PROFIT OR LOSS IN NORTH AMERICA.

         8.2.1 PRE-TAX PROFIT OR LOSS. The Parties shall share equally in all Pre-tax Profit or Loss. It is understood that costs and expenses included in components of Pre-tax Profit or Loss shall not be double counted. For clarity, (i) costs and expenses included in any one of the component categories of Pre-tax Profit or Loss shall not be included in any other component categories of Pre-tax Profit or Loss, (ii) costs and expenses included in any of the component categories of pre-tax Profit or Loss shall not also be deductible under the definition of Net Sales, (iii) deductions under the definition of Net Sales shall not also be included as costs and expenses in any of the component categories of Pre-tax Profit or Loss, and (iv) costs incurred by a manufacturing Party and charged under a supply agreement relevant for North America pursuant to Section 4.3 shall not be separately included in the calculation of Pre-tax Profit or Loss.

         8.2.2    QUARTERLY RECONCILIATION OF PRE-TAX PROFIT OR LOSS.

                  (a) Within [**] days following the end of each calendar quarter, Millennium shall submit to Aventis a written report setting forth in reasonable detail, separately with respect to each Joint Development Compound and Joint Development Product, to the extent made or incurred by Millennium (i) Net Sales of Joint Development Products in North America, (ii) G&A Expense, (iii) Supply Price of Joint Development Product sold in North America, (iv) NA Period Costs,
                           (v) NA Commercialization Expense, (vi) NA Development Cost, (vii) NA License Fees and (viii) NA/Ex-NA Expense (including a breakdown of NA/Ex-NA Period Costs, NA/Ex-NA Commercialization Expense, NA/Ex-NA Development Cost and NA/Ex-NA License Fees, before multiplication by the NA Percentage).

                  (b) Within [**] days following the end of each calendar quarter, Aventis shall submit to Millennium a written report setting forth in reasonable detail, separately with respect to each Joint Development Compound and Joint Development Product, to the extent made or incurred by Aventis (i) Net Sales of Joint Development Products in North America, (ii) G&A Expense, (iii) Supply Price of Joint Development Product sold in North America, (iv) NA Period Costs,
                           (v) NA Commercialization Expense, (vi) NA Development Cost, (vii) NA License Fees, and (viii) NA/Ex-NA Expense (including a breakdown of NA/Ex-NA Period Costs, NA/Ex-NA Commercialization Expense, NA/Ex-NA Development Cost and NA/Ex-NA License Fees, before multiplication by the NA Percentage).

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    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (c) In performing the reconciliations contemplated by Sections 8.2.2(a) and 8.2.2(b), costs and expenses shall be submitted as part of NA Commercialization Expense, NA Development Cost, NA License Fees, NA/Ex-NA Commercialization Expense, NA/Ex-NA Development Cost or NA/Ex-NA License Fees for inclusion in the reconciliation of Pre-tax Profit or Loss only to the extent made or incurred in conjunction with an approved budget line item, as approved and revised from time to time by the Joint Development Committee or the relevant Joint Commercialization Project Team or North America Commercialization Project Team, as applicable.

                  (d) Within [**] days following the end of each calendar quarter, Millennium shall submit to Aventis a written report setting forth in reasonable detail the calculation of Pre-tax Profit or Loss and the calculation of any net amount owed by Millennium to Aventis or by Aventis to Millennium, as the case may be, in order to ensure an equal sharing of Pre-tax Profit of Loss. The net amount payable shall be paid by Aventis or Millennium, as the case may be, within [**] days after receipt of such written report, without regard to any dispute as to the amounts under this subsection 8.2.2(d); provided, that, in the event of a dispute, the disputing Party shall provide written notice within such [**] day period after receipt of the written report in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within [**] days after notice by the disputing Party, the matter shall be resolved in a manner consistent with the procedures set forth in Article 12 (PROVIDED, that, in the case that the matter has not been resolved by the Executive Officers, such matter shall be referred to an internationally recognized independent accounting firm acceptable to both Parties for non-binding resolution, rather than to non-binding mediation under Section 12.5), and interest shall be payable on any additional amounts determined to be due in the same manner as provided for in Section 8.8.

                  (e) At least [**] days prior to the end of each calendar quarter, Millennium shall submit to Aventis reasonable estimates of the items listed in subsection 8.2.2(a) and Aventis shall submit to Millennium reasonable estimates of the items listed in subsection 8.2.2(b), in order to allow the Parties to comply with internal reporting requirements.


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                    Commission. Asterisks denote omissions.

         8.2.3 USE OF DATA DEVELOPED IN ROW. In the event that the Parties wish to use for Development or Commercialization in North America data, information, material or results relating to a Joint Development Product which was generated and paid for solely by Aventis, then Millennium would be required to reimburse Aventis an amount equal to 50% of the arithmetic average of (i) the NA Percentage and (ii) 100% of the costs incurred by Aventis in generating such data, such costs to be determined in a manner consistent with the manner in which NA Development Cost is determined.

         8.2.4 USE OF DATA DEVELOPED FOR NORTH AMERICA. In the event that Aventis wishes to use for Development or Commercialization in ROW data, information, material or results relating to a Joint Development Product which was paid for equally by Aventis and Millennium (i.e., such costs were part of NA Development Costs), then Aventis would be required to reimburse Millennium an amount equal to (a) 0.75 times (b) 100% less the NA Percentage of (c) the costs incurred by the Parties in generating such data, information, materials or results, such costs to be determined in a manner consistent with the manner in which NA Development Cost is determined.

8.3      ROYALTIES.

         8.3.1 JOINT DEVELOPMENT PRODUCTS SOLD OUTSIDE OF NORTH AMERICA. Aventis shall pay to Millennium royalties on Net Sales outside of North America for each Joint Development Product as follows:



                  Annual Net Sales
                  LEVEL OUTSIDE OF NORTH AMERICA               ROYALTY RATE
                  [**]  million                                [**] %
                  Above [**]  million                          [**] %
                  Above [**]  million                          [**] %



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                    Commission. Asterisks denote omissions.

         Royalties on Net Sales of each Joint Development Product in a calendar year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such calendar year. For example, if Net Sales in a given calendar year outside of North America for a Joint Development Product are $[**] million, then the royalty rate for the first $[**] million of such Net Sales would be [**] %, for such Net Sales in excess of $[**] million up to $[**] million would be [**] % and for such Net Sales in excess of $[**] million would be [**] %, for a total royalty payment under this example of $[**] million. Royalties shall be payable, on a country-by-country basis, for the longer of (a) the term of any patents Controlled by Aventis or Millennium with a Valid Claim Covering the composition of matter or therapeutic use of the Joint Development Product in such country or (b) [**] years after the First Commercial Sale of such Joint Development Product in such country. The royalties set forth above shall be subject to the following reductions: (x) from and after the expiration, invalidation, surrender or cancellation of the last patent Controlled by Aventis or Millennium with a Valid Claim Covering the composition of matter or therapeutic use of a Joint Development Product in a particular country, the royalty rate for sales of such Joint Development Product in such country for any remaining term in accordance with the preceding sentence shall be reduced by [**] %; (y) Aventis may deduct [**] of payments related to Burdened Technology Obligations relating to, and royalty payments made to Third Parties to obtain licenses to, patents Covering the composition of matter or therapeutic use of a Joint Development Product in a country; and (z) in countries other than ROW Major Market Countries where Aventis reasonably demonstrates to Millennium that a lower royalty is required in order to permit Aventis to Commercialize the Joint Development Product with a reasonable profit (it being understood and agreed that such demonstration shall be satisfied if Aventis' gross margin after royalty obligations with respect to such Joint Development Product is less than [**] % during any calendar year), the royalty rate for such calendar year under this subsection with respect to Net Sales of such Joint Development Product in such country shall be reduced to the extent necessary to enable Aventis to achieve such reasonable profit; provided that, notwithstanding the foregoing reductions, in no event shall the royalties received by Millennium under this subsection be less than [**] % of Net Sales. Net Sales of Related Joint Development Products (as defined below) shall be aggregated for purposes of determining Annual Net Sales Level Outside of North America in the above table. In the event that the royalty period specified above with respect to one of such Related Joint Development Products expires, then Net Sales of such Related Joint Development Product whose royalty period has expired thereafter shall not be counted into the Annual Net Sales Level Outside of North America in the above table for purposes of determining the applicable royalty rate under this subsection. As used above, a "Related Joint Development Product" means a Joint Development Product that contains as its sole active ingredient the same Joint Development Compound as


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         another Joint Development Product, PROVIDED THAT a Joint Development
         Product shall not constitute a Related Joint Development Product to another Joint Development Product if such Joint Development Product (i) is approved for a different disease state than such other Joint Development Product, (ii) requires a different package insert from such other Joint Development Product and (iii) has a different SKU from such other Joint Development Product.

         8.3.2 UNILATERAL DEVELOPMENT COMPOUND PRODUCTS. The Developing Party shall pay royalties to the other Party on Net Sales of each UDC Product as follows:



                                                      OPT-OUT PHASE

                                                     From EDC Status
                                                up to but not including
                   Annual Worldwide                    Phase IIIA                      Phase IIIA
                   NET SALES LEVEL                     COMPLETION                  COMPLETION OR LATER
                  [**] million                           [**] %                          [**] %

                  Above [**] million                     [**] %                          [**] %


         In the table above, "Opt-Out Phase" means the most advanced development phase of an EDC Compound when the other Party elected not to participate further in Development or Commercialization of such Unilateral Development Compound. Royalties on Net Sales of each UDC Product in a calendar year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such calendar year. Royalties shall be payable, on a country-by-country basis, for the longer of (a) the term of any patents Controlled by Aventis or Millennium with a Valid Claim Covering the composition of matter or therapeutic use of the UDC Product in such country or (b) [**] years after the First Commercial Sale of such UDC Product in such country. The royalties set forth above shall be subject to the following reductions: (x) from and after the expiration, invalidation, surrender or cancellation of the last patent Controlled by Aventis or Millennium with a Valid Claim Covering the composition of matter or therapeutic use of a UDC Product in a particular country, the royalty rate for sales of such UDC Product in such country for any remaining term in accordance with the preceding sentence shall be reduced by [**]%; (y) the Developing Party may deduct [**] of payments related to Burdened Technology Obligations relating to, and royalty payments made to Third Parties to obtain licenses to, patents Covering the composition of matter or therapeutic use of a UDC Product in a country; and (z) in countries other than the United States, Canada and the ROW Major Market Countries where the Developing Party reasonably demonstrates to the other Party that a lower royalty is required in order to permit the Developing Party to Commercialize the UDC Product with a reasonable profit (it being understood and agreed that such demonstration shall be satisfied if the Developing Party's gross margin after royalty obligations with respect to such


                                    Page 93

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                    Commission. Asterisks denote omissions.

         UDC Product is less than [**] % during any calendar year), the royalty rate for such calendar year under this subsection with respect to Net Sales of such UDC Product in such country shall be reduced to the extent necessary to enable the Developing Party to achieve such reasonable profit; provided that, notwithstanding the foregoing reductions, in no event shall the royalties received by the other Party under this subsection be less than [**] % of Net Sales. Net Sales of Related UDC Products (as defined below) shall be aggregated for purposes of determining Annual Net Sales Level worldwide in the above table. In the event that the royalty period specified above with respect to one of such Related UDC Products expires, then Net Sales of such Related UDC Product whose royalty period has expired thereafter shall not be counted into the Annual Net Sales Level worldwide in the above table for purposes of determining the applicable royalty rate under this subsection. As used above, a "Related UDC Product" means a UDC Product that contains as its sole active ingredient the same compound as another UDC Product, PROVIDED THAT a UDC Product shall not constitute a Related UDC Product to another UDC Product if such UDC Product (i) is approved for a different disease state than such other UDC Product, (ii) requires a different package insert from such other UDC Product, and (iii) has a different SKU from such other UDC Product.

         8.3.3 SINGLE-PARTY TARGET PRODUCTS. The Party that Commercializes a Single-Party Target Product shall pay a royalty of [**] % of Net Sales of such Single-Party Target Product to the other Party. Royalties shall be payable, on a country-by-country basis, for the longer of (a) the term of any patents Controlled by Aventis or Millennium with a Valid Claim Covering the composition of matter or therapeutic use of the Single-Party Target Product in such country or (b) [**] years after the First Commercial Sale of such Single-Party Target Product in such country. The royalty rate set forth in this subsection 8.3.3, and the royalties payable under this subsection, shall not be subject to any reductions, deductions or offsets of any kind.

         8.3.4 EX-PROGRAM PRODUCTS. The Party that Commercializes an Ex-Program Product based upon an SQT Covered by any intellectual property Controlled by the other Party shall pay a royalty of [**] % of Net Sales of such Ex-Program Product to the other Party. Royalties shall be payable, on a country-by-country basis, for [**] years after the First Commercial Sale of such Ex-Program Product in such country. The royalty rate set forth in this subsection 8.3.4, and the royalties payable under this subsection, shall not be subject to any reductions, deductions or offsets of any kind.


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         8.3.5    GT OR VACCINE PRODUCTS. If Aventis elects to exercise a GT or
                  Vaccine Option with respect to a Program Target, Aventis shall pay Millennium a royalty of [**]% of Net Sales of any resulting GT or Vaccine Products. Royalties shall be payable, on a country-by-country basis, for [**] years after the First Commercial Sale of such GT or Vaccine Product in such country. The royalty rate set forth in this subsection 8.3.5, and the royalties payable under this subsection, shall not be subject to any reductions, deductions or offsets of any kind.

         8.3.6 ANTIBODY PRODUCTS OR DIAGNOSTIC PRODUCTS OR SERVICES. If Millennium elects to exercise an Antibody or Diagnostic Option with respect to a Program Target, Millennium shall pay Aventis a royalty of (a) [**] % of Net Sales of any resulting Antibody Products, and (b) [**] % of any resulting Diagnostic Products or Services. Royalties shall be payable, on a country-by-country basis, for 14 years after the First Commercial Sale of such Antibody Product or Diagnostic Product or Service in such country. The royalty rate set forth in this subsection 8.3.6, and the royalties payable under this subsection, shall not be subject to any reductions, deductions or offsets of any kind.

8.4 ROYALTY REPORTS; PAYMENTS. Within sixty (60) days after the end of each calendar quarter in which a Party is the Royalty-Paying Party with respect to Net Sales subject to any of the provisions of Section 8.3, such Party shall submit to the other Party a report, on the basis of each product and country, providing in reasonable detail an accounting of all Net Sales made during such calendar quarter and the calculation of the applicable royalty under Section 8.3. Concurrently with such report, the Royalty-Paying Party submitting the report shall pay to the other Party all royalties payable by it under Section 8.3 as indicated in the report.

8.5 AUDITS. Each Party shall keep complete and accurate records of the underlying revenue and expense data relating to the reports and payments required by Sections 8.2 and 8.4. Each Party will have the right once annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 8.2 and 8.4, in each case within the prior twenty-four (24) month period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to Section 8.2 or Section 8.4, then the other Party shall promptly pay to the auditing Party any resulting amounts due under Section 8.2 or Section 8.4, together with interest calculated in the manner provided in Section 8.8. If any amounts due under Section 8.2 or


                                    Page 95
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         Section 8.4 as a result of such audit are greater than five percent
         (5%) of the amounts actually due for a calendar year under Section 8.2 or Section 8.4, as applicable, the other Party shall pay all of the costs of such review. If a Party in good faith disputes any conclusion of the accounting firm under this Section 8.5, including that such Party owes additional amounts, then such Party shall inform the other Party by written notice within thirty (30) days of receipt of a copy of the audit in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within sixty (60) days after notice by the disputing Party, the matter shall be resolved in a manner consistent with the procedures set forth in Article 12 (provided, that, in the case that the matter has not been resolved by the Executive Officers, such matter shall be referred to an internationally recognized independent accounting firm acceptable to both Parties for rather than non-binding mediation under Section 12.5), and interest shall be payable on any additional amounts determined to be due in the same manner as provided for in Section 8.8.

8.6      TAX MATTERS.

         8.6.1 Any income or other taxes which a paying Party is required by law to pay or withhold on behalf of a receiving Party with respect to royalties or other payments payable to a receiving Party under this Agreement shall be deducted from the amount of such royalties or other payments due, and paid or withheld, as appropriate, by the paying Party on behalf of the receiving Party. Any such tax required by law to be paid or withheld shall be an expense of, and borne solely by, the receiving Party. The paying Party shall furnish the receiving Party with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is withheld. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

         8.6.2 The Parties shall work together with respect to each Joint Development Product to determine the appropriate structure for the sharing of Pre-tax Profit or Loss in Canada, based on the respective roles of the Parties in the Commercialization activities, including without limitation distribution and manufacturing. Such structuring shall conform to the principles described in Section 8.2.

8.7 CURRENCY EXCHANGE. With respect to Net Sales invoiced or expenses incurred in U.S. dollars, the Net Sales or expense amounts and the amounts due to the receiving Party hereunder shall be expressed in U.S. dollars. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expense shall be expressed in the domestic currency of the entity making


                                    Page 96
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         the sale or incurring the expense, together with the U.S. dollar equivalent, calculated using the arithmetic average of the spot rates on the last business day of each month of the calendar quarter in which the Net Sales were made or the expense was incurred. The "closing mid-point rates" found in the "dollar spot forward against the dollar" table published by THE FINANCIAL TIMES or any other publication as agreed to by the Parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made in U.S. dollars. If at any time legal restrictions in any country in the Territory prevent the prompt remittance of any payments with respect to sales in that country, the paying Party shall have the right and option to make such payments by depositing the amount thereof in local currency to the receiving Party's account in a bank or depository in such country.

8.8 LATE PAYMENTS. The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest plus one percent (1%), as reported by THE WALL STREET JOURNAL, or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due.

                                   ARTICLE 9

         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

9.1      OWNERSHIP.

         9.1.1 INVENTIONS. Inventorship for patentable inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with U.S. patent laws for determining inventorship. Subject to the provisions set forth in Section 9.1.2, ownership shall be initially determined based on inventorship. In the event of a dispute regarding inventorship, if the Parties are unable to resolve such inventorship dispute, the Joint Steering Committee shall establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney jointly selected by the Parties to resolve such dispute.


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         9.1.2    ASSIGNMENT OF OWNERSHIP.

                  (a) TARGET RELATED INVENTIONS. In the event a Party [**] in the conduct of the Research Program and [**], then such Party or Parties, as the case may be, shall [**] to the Party or Parties, if any, [**] to the Research Program pursuant to Section 2.7.1(b).

                  (b) COMPOUND RELATED INVENTIONS. In the event a Party [**] in the conduct of the Research Program [**] then the Party or Parties, as the case may be, shall [**] to the Party or Parties, if any, [**].

9.2      PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

         9.2.1 The responsibility for (a) preparing, filing and prosecuting patent applications (including reissue, continuing, divisional, and substitute applications and any foreign counterparts thereof); (b) for maintaining any Patent Rights; and (c) for managing any interference or opposition proceedings relating to the foregoing ("Patent Prosecution") Covering an invention conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be the responsibility of the Party owning such invention, PROVIDED, HOWEVER, that with respect to any such invention that is jointly owned by the Parties, such responsibility shall be shared by the Parties as determined by agreement of the Parties on a case-by-case basis. All Patent Prosecution expenses, including attorneys' fees, incurred by a Party in the performance of Patent Prosecution shall be borne by such Party or, in the case of an invention that is jointly owned, shared by the Parties as agreed.

         9.2.2 SECONDARY PROSECUTION RIGHTS. If the prosecuting Party elects not to continue pursuing Patent Prosecution with respect to any rights within Patent Rights (and the other Party has rights under such Patent Right), then the prosecuting Party shall, subject to any contractual obligations to Third Parties, notify the other Party in writing of such election at least thirty (30) days prior to the last available date for action to preserve such Patent Rights. If such other Party elects to continue Patent Prosecution, such other Party may do so at its sole expense.

9.3      COOPERATION.  Each Party hereby agrees

         9.3.1 to make its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the prosecuting Party to undertake Patent Prosecution,


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         9.3.2    to provide the other Party with copies of all material
                  correspondence pertaining to Patent Prosecution with the U.S. Patent and Trademark Office or its foreign counterparts;

         9.3.3 to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights; and

         9.3.4 to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the Patent Prosecution of the other Party's patent applications.

9.4 EXPLOITATION OF JOINT INVENTIONS. Subject to any provision of this Agreement to the contrary, each of the Parties shall be free to exploit any invention conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement and that is jointly owned by the Parties without payment of any additional compensation to the other Party; PROVIDED, HOWEVER, that either Party may only sell, license or otherwise transfer its rights in any such invention without the consent of the other Party in a manner that is consistent with the licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement.

9.5      THIRD PARTY INFRINGEMENT.

         9.5.1 NOTICE. Each Party shall promptly provide, but in on event later than [**], the other with written notice reasonably detailing any known or alleged infringement of the other Party's Program Patent Rights by a Third Party.

         9.5.2    JOINT DEVELOPMENT PRODUCTS.

                  (a) In North America each Party shall have the sole right, but not the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing the Patent Rights of such Party ("Owing Party"), that Covers an invention that relates to a Joint Development Product; PROVIDED, HOWEVER, that the Parties shall mutually agree on a course of action for instituting and directing legal proceedings against any Third Party believed to be infringing any such Patent Rights that are jointly owned by the Parties. If the Owning Party, within [**] of a notice of infringement pursuant to Section 9.5.1, has not taken action with respect to a Third Party, the other Party may request consent from the Owning Party to institute and direct legal proceedings against such Third Party, including in the name of the Owning Party, which consent shall not be unreasonably withheld. The Owning Party shall respond to such request within [**] of receipt of such


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                    Commission. Asterisks denote omissions.

                           request in writing. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by the Party that owns such Patent Rights or, in the case of Patent Rights that are jointly owned, shared by the Parties as agreed by the Parties. If the Parties share the expense, the recoveries shall be divided between the Parties in proportion with their contribution to the expenses. If only one Party is bearing the expense, then the Party not bearing any of the expense shall receive [**] of the all recoveries directed to compensatory damages and [**] of all recoveries directed to punitive or other damages in excess of such Party's costs, including attorney's fees.

                  (b) Outside North America, Aventis shall have the sole right, but not the obligation, to institute legal proceedings against any Third Party believed to be infringing the Patent Rights of either Party that Cover an invention that relates to a Joint Development Product. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by Aventis. All recoveries resulting from such legal proceedings that are in excess of Aventis' cost, including attorney's fees, shall be deemed to be Ex-NA Net Sales of such Joint Development Product.

         9.5.3 OTHER PROGRAM PATENT RIGHTS. Each Party shall have the sole right, but not the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing the Program Patent Rights of such Party that do not Cover an invention that relates to a Joint Development Product, PROVIDED, HOWEVER, that the Parties shall mutually agree on a course of action for instituting and directing legal proceedings against any Third Party believed to be infringing any such Program Patent Rights that are jointly owned by the Parties. All costs, including attorneys' fees, or recoveries relating to such legal proceedings shall be borne by the Party that owns such Program Patent Rights or, in the case of Program Patent Rights that are jointly owned, shall be shared by the Parties as agreed. All recoveries resulting from such legal proceeding in excess of the Party's or Parties' costs, including attorneys' fees, shall be deemed to be Net Sales of the applicable Royalty-Bearing Product.


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         9.5.4    FAILURE TO INSTITUTE PROCEEDINGS. With respect to Program
                  Patent Rights which are solely owned by a Party ("Non-Selling Party") Covering a UDC Product, a Single-Party Target Product, GT Product, a Vaccine Product, an Antibody Product or a Diagnostic Product or Service sold or provided by the other Party ("Selling Party"), if the Non-Selling Party, within [**] of a notice of infringement from the Selling Party pursuant to
                  Section 9.5.1, has not taken action pursuant to Sections 9.5.2 or 9.5.3 with respect to a Third Party that is selling a product or providing a service in competition with such Selling Party's product or service, such Selling Party may request consent from the Non-Selling Party to institute such legal proceedings, including in the name of the Non-Selling Party, which consent shall not be unreasonably withheld. The Non-Selling Party shall respond to such request within [**] of receipt of such request in writing. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by the Selling Party. Any recoveries in excess of costs incurred by the Selling Party in pursuing any such legal proceedings ("Excess Recovery") shall belong to the Selling Party; PROVIDED, HOWEVER, that the Selling Party shall pay to the Non-Selling Party the amount of any royalty that would be due to the Non-Selling Party if such Excess Recovery had been Net Sales made by the Selling Party of such Selling Party's product.

         9.5.5 COOPERATION IN PATENT INFRINGEMENT PROCEEDINGS. In the event that either Aventis or Millennium takes action pursuant to this Section 9.5, the other Party shall cooperate to the extent reasonably necessary and at the first Parties' sole expense. Upon the reasonable request of the first Party, such other Party shall join the suit and shall be represented in any such legal proceedings using counsel of its own choice. Neither Party shall settle any claim or proceeding relating to Program Patent Rights owned in whole or in part by the other Party without the prior written consent of such other Party, which consent shall not be unreasonably withheld.

9.6      OTHER INTELLECTUAL PROPERTY INFRINGEMENT.

         9.6.1    NOTICE.

                  (a) Each Party shall notify the other in writing of any allegations it receives from a Third Party that Program Technology, Program Materials or any Royalty-Bearing Product infringes the intellectual property rights of such Third Party. Such notice shall be provided promptly, but in no event after more than [**], following receipt of such allegations

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

                  (b) In the event that a Party receives notice that it or any of its Affiliates have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement of a Third Party patent or other intellectual property right as a result of the manufacture, production, use, development, sale or distribution of Program Technology, Program Materials or Royalty-Bearing Product, such Party shall immediately notify the other Party in writing and in no event notify them later than [**] after the receipt of such notice. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing.

                  (c) Each Party shall provide to the other Party copies of any allegations of alleged patent invalidity or non-infringement of a patent or patents with respect to Program Technology, Program Materials or Royalty-Bearing Product pursuant to a Paragraph IV Patent Certification by a Party filing an Abbreviated New Drug Application. Such copies shall be provided promptly, but in any event within [**], of receipt of such certification.

                  (d) Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions, any declaratory judgment actions, any alleged infringement of Program Patent Rights or any alleged misappropriation of intellectual property with respect to Program Technology, Program Materials or Royalty-Bearing Product. Such notices shall be provided promptly, but in no event after more than [**], following receipt thereof.

         9.6.2 In all cases where a claim is made by a Third Party and for which notice was given in accordance with Section 9.6.1(c), the Parties shall cooperate and the Party owning the NDA for the Joint Development Product at issue shall determine the appropriate course of action in consultation with the Party not owning the NDA for such Joint Development Product. In all cases where a claim is made by a Third Party and for which notice was given in accordance with Section 9.6.1(a), (b) or
                  (d), the Parties shall cooperate and mutually determine a course of action. In both of the foregoing, the Parties shall share the expenses equally. If such claim is against only one Party with respect to a Unilateral Development Compound, a UDC Product, a Single-Party Target Product, a GT Product, a Vaccine Product, an Antibody Product, a Diagnostic Product or Service or an Ex-Program Product such Party shall have sole discretion in determining and executing an appropriate course of action at its sole expense.


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

9.7      MARKS FOR JD PRODUCTS.

         9.7.1    [**] shall also [**] shall [**] under this Section 9.7 [**].

         9.7.2 Aventis shall grant to Millennium a license to such Marks solely for the purposes of performing its obligations and exercising its rights relating to the Development and Commercialization of a JD Product in North America. Such license shall be exclusive with respect to use of the Marks in a country in North America in connection with the distribution of JD Products in such country that Millennium has the right to distribute.

         9.7.3 Except as expressly stated in this Agreement, Millennium shall not have any right, title, interest or other license in or to any of the Marks, and all uses of such Marks shall inure solely to the benefit of Aventis.

         9.7.4 Each Party agrees not to contest the validity of, by act or omission jeopardize, or take any action inconsistent with, the other Party's rights or goodwill in any of its Marks in any country, including, without limitation, attempted registration of any such Mark, or use or attempted registration of any confusingly similar names, trademarks or logos.

         9.7.5 In the event that either Party becomes aware of any infringement of a Mark in North America by a Third Party, it shall promptly notify the other and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including without limitation by the institution of legal proceedings against such Third Party. To the extent that the Parties agree that Millennium shall be responsible for instituting legal proceedings against a Third Party and Millennium does not have the right under applicable law to bring such legal proceedings in its own name, then Aventis shall provide Millennium with such authorizations to institute legal proceedings in Aventis' name. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by the Party that institutes such proceedings or shall be shared by the Parties as agreed and shall be included in NA Marketing Expense. All recoveries resulting from such legal proceedings shall be deemed to be Net Sales of the Joint Development Product with which the infringed Mark is used.


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


                                   ARTICLE 10

                                 CONFIDENTIALITY

10.1 CONFIDENTIAL INFORMATION. All Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private (other than a Party's Affiliates), without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

         10.1.1 was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party; or

         10.1.2 either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

         10.1.3 either before or after the date of the disclosure to the receiving Party or its Affiliates becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party, its Affiliates or its sublicensees; or

         10.1.4 is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information.

                  In addition, the provisions of this Section 10.1 shall not preclude the receiving Party or its Affiliates from disclosing Confidential Information to the extent such Confidential Information is required to be disclosed by the receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within these exclusions.

10.2 EMPLOYEE AND ADVISOR OBLIGATIONS. Millennium and Aventis each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential.

10.3 TERM. All obligations of confidentiality imposed under this Article 10 shall expire five (5) years following termination or expiration of this Agreement.

10.4 PUBLICATIONS. Neither Party nor its Affiliates shall publish or present the results of the Research Program or clinical studies on any Joint Development Compound or Joint Development Product until after completion of a Phase I Study with respect thereto. Subject to the foregoing and the restrictions provided below, either Party may publish or present the results of the Research Program or of Development carried out on such Joint Development Compound or Joint Development Product, subject to the prior review by the other Party for patentability and protection of such other Party's Confidential Information. Each Party shall provide to the other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations which cover the results of the Research Program or of the Development of such Joint Development Compound or Joint Development Product. Each Party shall designate a person who shall be responsible for approving such publications. Such designated person shall respond in writing promptly and in no event later than sixty (60) days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed ninety (90) days) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. With respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 10.4 to the extent that Aventis or Millennium (as the case may be) has the right to do so.

                                   ARTICLE 11

                              TERM AND TERMINATION

11.1 TERM; EXTENSION. This Agreement becomes effective as of the Effective Date and may be terminated as set forth in this Article 11. The Parties acknowledge that they may find it to be mutually beneficial to continue the Research Program after the end of the Research Program Term. Consequently, the Parties hereby agree to negotiate in good faith, prior to six (6) months before the end of the Research Program Term, whether or not to extend the Research Program Term on terms and conditions that are mutually acceptable to the Parties. Should the Parties choose to extend the Research Program, they may choose to limit such extension to ongoing collaboration with respect to particular targets, compounds or products, or otherwise.

11.2     TERMINATION FOR MATERIAL BREACH.

         11.2.1 TERMINATION RIGHTS. Upon a material breach of this Agreement by Aventis or Millennium (in such capacity, the "Breaching Party"), the other Party (in such capacity, the "Non-Breaching Party") may provide written notice (a "Breach Notice") to the Breaching Party specifying the material breach. If (i) the Breaching Party fails to cure such material breach during the sixty (60) day period (or, if such material breach, by its nature, is a curable breach that is not curable within the sixty (60) day period, such longer period as would be reasonably necessary for a diligent party to cure such material breach) following the date on which the Breach Notice is provided, or (ii) such material breach, by its nature, is incurable, then the Agreement shall terminate. The Parties shall use reasonable efforts to work together to cure any breach.

         11.2.2 MATERIAL BREACH RELATING TO THE RESEARCH PROGRAM. Notwithstanding the provisions of Section 11.2.1, if the material breach relates to the Breaching Party's obligations under the Research Program, then only the Research Program shall terminate.

         11.2.3 MATERIAL BREACH RELATING TO EXCLUSIVITY PROVISIONS. Notwithstanding the provisions of Section 11.2.1, if the material breach relates to the Breaching Party's obligations under Section 2.8, the other Party may terminate any of the covenants set forth in Sections 2.8.1 and 2.8.2 as it applies to such Party, as one of its remedies and not to the exclusion of any other remedy such Party may have.

         11.2.4 MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION OF CERTAIN ROYALTY-BEARING PRODUCTS. Notwithstanding the provisions of Section 11.2.1, if the material breach relates to the Breaching Party's obligations relating to the Development or Commercialization of a Royalty-Bearing Product (other than a Joint Development Product), then the licenses granted to the Breaching Party under this Agreement with respect to the Development and Commercialization of such Royalty-Bearing Product shall terminate and this Agreement shall not otherwise terminate; provided that if this Agreement would terminate but for the immediately preceding clause, then the Breaching Party hereby grants to the Non-Breaching Party a worldwide, exclusive (even as to the Breaching Party), non-royalty bearing, perpetual license to the sole or undivided one half (as applicable) right, title and interest in the Patent Rights of the Breaching Party directly relating to such Royalty Bearing Product and previously assigned by the Non-Breaching Party to the Breaching Party pursuant to Section 9.1.2.

         11.2.5 MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION OF A JOINT DEVELOPMENT COMPOUND OR A JOINT DEVELOPMENT PRODUCT. Notwithstanding the provisions of Section 11.2.1, if the material breach relates to the Breaching Party's obligations relating to the Development and/or Commercialization of a Joint Development Compound and/or a Joint Development Product, including without limitation a material breach in the exercise of commercially reasonable efforts to undertake Development and/or Commercialization of such Joint Development Compound and/or Joint Development Product, then this Agreement shall not terminate in its entirety, but the licenses granted to the Breaching Party under this Agreement with respect to the Development and Commercialization of such Joint Development Compound and/or Joint Development Product shall terminate; PROVIDED, HOWEVER, that if such material breach relates solely to the Breaching Party's obligations relating to the Development and/or Commercialization of a Joint Development Compound and/or a Joint Development Product in ROW, including without limitation a material breach in the exercise of commercially reasonable efforts to undertake such Development and/or Commercialization, then only the licenses granted to the Breaching Party under this Agreement with respect to
                  (i) the Development of such Joint Development Compound and/or Joint Development Product for Commercialization in ROW and
                  (ii) Commercialization of such Joint Development Product in ROW, shall terminate. Notwithstanding the foregoing, the licenses to the Breaching Party shall terminate pursuant to this subsection only if the Non-Breaching Party agrees to use commercially reasonable efforts to continue the worldwide (or, in the case of a material breach that relates solely to the Breaching Party's obligations relating to the Development and/or Commercialization of a Joint Development Compound and/or a Joint Development Product in ROW, ROW-wide) Development and Commercialization of the Joint Development Compound and/or Joint Development Product as a Unilateral Development Compound and/or Unilateral Development Product, as the case may be, under this Agreement, in which case such Joint Development Compound and/or Joint Development Product shall for all purposes under this Agreement, including (subject to the immediately following sentence) the payment of royalties, be deemed a Unilateral Development Compound and/or Unilateral Development Product, as the case may be and the Non-Breaching Party shall for purposes of Section 3.7 be deemed the Developing Party. If the Non-Breaching Party continues the ROW-wide Development and Commercialization of a Joint Development Compound and/or Joint Development Product as a Unilateral Development Compound and/or Unilateral Development Product, as the case may be, pursuant to this subsection, then the Non-Breaching Party shall be required to pay royalties with respect to Net Sales of such Unilateral Development Product in ROW at the same rate that Aventis would be required to pay royalties on such Net Sales under
                  Section 8.3.1 if Aventis were the Commercializing Party and such Unilateral Development Product were a Joint Development Product.


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

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         11.2.6 MATERIAL BREACH OF INVESTMENT AGREEMENT. If Aventis commits a material breach of its obligations to purchase common stock of Millennium under the Investment Agreement and does not cure such breach within [**] after written notice thereof by Millennium, then Millennium may terminate the licenses granted under this Agreement to Aventis and upon any termination under this Section 11.2.6, the Breaching Party hereby grants to the Non-Breaching Party a worldwide, exclusive (even as to the Breaching Party), non-royalty-bearing, perpetual license under the sole or undivided one-half (as applicable) right, title and interest of the Non-Breaching Party in all intellectual property rights assigned to the Breaching Party pursuant to
                  Section 9.1.2, for all purposes.

11.3 TERMINATION UPON HSR DENIAL. The Agreement shall immediately terminate in the event that either (a) the FTC and/or the DOJ shall seek a preliminary injunction under the HSR Act against Millennium and Aventis to enjoin the transactions contemplated by this Agreement, the Technology Development Agreement, the Technology Transfer Agreement and/or the Investment Agreement, or (b) the HSR Clearance Date shall not have occurred on or prior to December 31, 2000. Notwithstanding the foregoing, this Section 11.3 shall not apply in the event the Parties mutually agree that an HSR Filing is not required.

11.4 DISPUTE RESOLUTION. Termination under this Article for whatever reason will be automatically stayed for the duration of any dispute resolution proceedings initiated under Article 12.

11.5 RESIDUAL RIGHTS. Upon termination of this Agreement, except as specifically provided herein to the contrary, all rights and obligations of the Parties under this Agreement shall cease, except as follows:

         11.5.1 Obligations to pay amounts accruing hereunder up to the date of termination;

         11.5.2   The obligations regarding confidentiality as set forth in
                  Article 10;

         11.5.3   All obligations for record keeping and accounting reports;

         11.5.4 The Parties' right to inspect books and records of each other as set forth in Section 8.5;

         11.5.5 The Parties' rights with respect to the ownership of intellectual property as set forth in Article 9; and

         11.5.6 Obligations of defense and indemnity, which obligations shall continue in full force and effect for an unlimited period.

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                                   ARTICLE 12

                               DISPUTE RESOLUTION

12.1     JOINT STEERING COMMITTEE.

         12.1.1 As soon as practicable after the Execution Date, Aventis and Millennium shall establish a Joint Steering Committee comprised of three (3) senior executives of Aventis and three
                  (3) senior executives of Millennium.

         12.1.2 The Joint Steering Committee shall meet at least four times annually to (a) review the efforts of the Parties in the conduct of the Research Program and Development and Commercialization activities, and (b) attempt to resolve any disputes relating to this Agreement that may arise between the Parties that are referred to the Joint Steering Committee by the Joint Research Committee, Joint Development Committee or Joint Commercialization Committee or either of the Parties.

         12.1.3 The location of such meetings of the Joint Steering Committee shall be as agreed by the Parties. The Joint Steering Committee may also meet by means of a telephone conference call or by videoconference.

         12.1.4 Each Party may change any one or more of its representatives to the Joint Steering Committee at any time upon written notice to the other Party.

         12.1.5 Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternative to attend such meeting in place of the absent representative, and such alternate shall have full voting power at such meeting.

         12.1.6 In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend meetings of the Joint Steering Committee.

         12.1.7 Decisions of the Joint Steering Committee shall be made by unanimous consent of Aventis and Millennium, with each Party having one vote. Either Party may convene a special meeting of the Joint Steering Committee for the purpose of resolving disputes.

12.2 REFERRAL OF UNRESOLVED MATTERS TO JOINT STEERING COMMITTEE. If the Joint Research Committee, Joint Development Committee or a Joint Commercialization Committee is unable to reach a decision on any matter within the scope of its responsibilities within thirty (30) days after such matter is first considered by it, either Party may refer such unresolved matter to the Joint Steering Committee for consideration and resolution. Unresolved matters pertaining to intellectual property matters shall be governed by Article 9. In such event, a meeting of the Joint Steering Committee shall be convened as soon as practicable in order to consider and resolve the unresolved matter. Any determination by the Joint Steering Committee shall be final and binding upon the Parties.

12.3 REFERRAL OF UNRESOLVED MATTERS TO EXECUTIVE OFFICERS. If the Joint Steering Committee is unable to resolve any matter referred to it under
         Section 12.2 within thirty (30) days after the matter is referred to it, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral. Such resolution, if any, of a referred issue by the Executive Officers shall be final and binding on the Parties.

12.4 INDEPENDENT EXPERTS. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual(s) so engaged by each Executive Officer to be engaged under obligations of confidentiality) to assist the Executive Officer in making a determination on the unresolved matter, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

12.5 NON-BINDING MEDIATION. Subject to Sections 6.5.2 and 6.5.3(a), if the matter has not been resolved by the Executive Officers within thirty
         (30) days of referral in accordance with Section 12.3, or if the Executive Officers fail to meet within such thirty (30) days, either Party may initiate a non-binding mediation procedure. The non-binding mediation shall be administered by the American Arbitration Association in accordance with its commercial mediation rules. Unless otherwise mutually agreed upon by the Parties, the mediation proceedings shall be conducted at the location chosen by the Party not originally requesting the resolution of the dispute. The Parties agree that they shall share equally the cost of the mediation, including filing and hearing fees, and the cost of the mediator(s). Each Party shall have the right, at its own expense, to be represented by counsel in such a proceeding. If any unresolved matter is not resolved following non-binding mediation pursuant to this Section 12.5, either Party may seek any remedy, at law or in equity, that may be available.

                                   ARTICLE 13

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1 REPRESENTATION OF AUTHORITY; CONSENTS. Millennium and Aventis each represent and warrant to the other Party that as of the Execution Date it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained except with respect to FTC clearance pursuant to the HSR Act.

13.2 NO CONFLICT. Each Party represents to the other Party that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate such Party's corporate charter and bylaws or any requirement of applicable laws of regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

13.3 KNOWLEDGE OF PENDING OR THREATENED LITIGATION. Each Party represents and warrants to the other Party that there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of such Party to perform any obligation under this Agreement or (ii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

13.4     EMPLOYEE AND CONSULTANT OBLIGATIONS.

         13.4.1 Each Party represents and warrants that all of its employees, officers, and consultants that are supporting the performance of its obligations under this Agreement shall have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and, in the case of employees, officers and consultants, obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a Third Party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

         13.4.2 Each Party represents and warrants that it is not in breach of any agreement with any Third Party which would affect its obligations under this Agreement and that it is not in default under any of its existing licenses with any Third Party reasonably necessary for it to fulfill its duties and obligations under this Agreement. Each Party further represents and warrants that it shall use commercially reasonable efforts to maintain such Third Party licenses in effect during the Agreement Term and if it has been accused of a material breach under any such Third Party agreements or licenses, it shall within ten (10) days of such accusation notify the other Party of such accusation.

13.5 BURDENED TECHNOLOGY OBLIGATIONS. Set forth on Exhibit C is a list, which is true, complete and correct in all material respects, of each agreement between a Third Party and Aventis pursuant to which any Burdened Technology Obligations exist as of the Execution Date. Set forth on Exhibit D is a list, which is true, complete and correct in all material respects, of each agreement between a Third Party and Millennium pursuant to which any Burdened Technology Obligations exist as of the Execution Date.

13.6 INTELLECTUAL PROPERTY. Each Party represents and warrants to the other that as of the Execution Date:

         13.6.1 it is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of its intellectual property which is the subject of this Agreement (the "Intellectual Property") or challenging its right to use or ownership of any of the Intellectual Property or making any adverse claim of ownership thereof; and

         13.6.2 it is not aware of any pending or threatened claim or litigation which alleges that its activities to date relating to the Intellectual Property have violated, or by conducting its business as currently proposed to be conducted hereunder would violate, the intellectual property rights of any other person.

13.7 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

14.1     INDEMNIFICATION.

         14.1.1 AVENTIS. Aventis agrees to defend Millennium and its Affiliates at Aventis' cost and expense, and will indemnify and hold Millennium and its Affiliates and their respective directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Aventis of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the gross negligence or willful misconduct of Aventis, or (iii) injuries resulting from the development, manufacture, use, sale or other disposition of any Joint Development Product outside of North America (provided, however, the foregoing shall not apply with respect to any injuries arising out of NA/Ex-NA Development), or of any Single-Party Target Product, Unilateral Development Product, Ex-Program Product, GT Product, Vaccine Product or any other product or service offered by Aventis, its Affiliates and/or its licensees or collaborators outside of the Research Program or Development and Commercialization activities. In the event of any such claim against the Millennium Indemnified Parties by any Third Party, Millennium shall promptly notify Aventis in writing of the claim and Aventis shall manage and control, at its sole expense, the defense of the claim and its settlement. The Millennium Indemnified Parties shall cooperate with Aventis and may, at their option and expense, be represented in any such action or proceeding. Aventis shall not be liable for any litigation costs or expenses incurred by the Millennium Indemnified Parties without Aventis' prior written authorization. In addition, Aventis shall not be responsible for the indemnification or defense of any Millennium Indemnified Party arising from any negligent or intentional acts by any Millennium Indemnified Party or the breach by Millennium of any obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

         14.1.2 MILLENNIUM. Millennium agrees to defend Aventis and its Affiliates at Millennium's cost, and will indemnify and hold Aventis and its Affiliates and their respective directors, officers, employees and agents (the "Aventis Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Millennium of any of its representations, warranties or obligations pursuant to this Agreement or (ii) the gross negligence or willful misconduct of Millennium, or (iii) injuries resulting from the development, manufacture, use, sale or other disposition of any Single-Party Target Product, Unilateral Development Product, Ex-Program Product, Antibody Product, Diagnostic Product or Service or any other product or service offered by Millennium and/or its licensees or collaborators outside of the Research Program or Development and Commercialization activities. In the event of any claim against the Aventis Indemnified Parties by any Third Party, Aventis, shall promptly notify Millennium in writing of the claim and Millennium shall manage and control, at its sole expense, the defense of the claim and its settlement. The Aventis Indemnified Parties shall cooperate with Millennium and may, at their option and expense, be represented in any such action or proceeding. Millennium shall not be liable for any litigation costs or expenses incurred by the Aventis Indemnified Parties without Millennium's prior written authorization. In addition, Millennium shall not be responsible for the indemnification or defense of any Aventis Indemnified Party arising from any negligent or intentional acts by any Aventis Indemnified Party, or the breach by Aventis of any obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

         14.1.3 INSURANCE PROCEEDS. Any indemnification hereunder shall be made net of any insurance proceeds recovered by the Indemnified Party; provided, however, that if, following the payment to the Indemnified Party of any amount under this
                  Article 14, such Indemnified Party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnifying Party.

14.2 INSURANCE. Each Party shall use all commercially reasonable efforts to maintain insurance, including product liability insurance, with respect to its activities hereunder.

         14.2.1 Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time.

         14.2.2 Either Party may satisfy its obligations under this Section through self-insurance to the same extent.

         14.2.3 At such time as a product is being manufactured by a Party for commercial sale, that Party shall name the other Party as an additional insured on any such policies.

14.3 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

14.4 ASSIGNMENT. Neither Millennium nor Aventis may assign this Agreement in whole or in part without the consent of the other, except (subject to Section 14.6) if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of Millennium or Aventis to which the subject matter of this Agreement pertains, provided that the acquirer confirms to the other Party in writing its agreement to be bound by all of the terms and conditions of this Agreement. Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary, in the event that this Agreement is assigned by Millennium in connection with the sale or transfer of all or substantially all of the business and assets of the Millennium to which the subject matter of this Agreement pertains (including in the context of a Change of Control), such assignment shall not provide the non-assigning Party with rights or access to intellectual property or technology of the acquirer of the

    Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.

         Assigning Party. Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate, provided that such Party shall guarantee the performance of such Affiliate, and provided further that either Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party that is controlled by such Party.

14.5 AMENDMENTS. This Agreement and the Exhibits and Schedules referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. The Parties acknowledge that the Exhibits and Schedules referred to in this Agreement are being simultaneously delivered by the Parties on or before the Execution Date. The Parties also acknowledge the simultaneous execution and delivery of the Technology Development Agreement, the Technology Transfer Agreement and the Investment Agreement, none of which shall be superseded by this Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

14.6     CHANGE OF CONTROL OF MILLENNIUM.

         14.6.1 If a Change of Control occurs during the term of this Agreement, Millennium shall promptly notify Aventis in writing, [**] the Research Program and [**] the Research Program and the Development and Commercialization activities undertaken pursuant to this Agreement (a "Change of Control [**]"). A Change of Control [**] may be made [**] after Aventis' receipt of notice of such Change of Control, such Change of Control [**] to be effective [**] after provision of written notice thereof.

         14.6.2 [**] a Change of Control [**], then the Program Technology and Program Materials of the Research Program shall be [**].

         14.6.3 If Aventis makes a Change of Control [**], the Parties will then [**] all then existing Joint Development Compounds and/or Joint Development Products, [**] after the effectiveness of the Change of Control [**] shall be made [**]. For the purposes of this Agreement, including the payment of royalties under Section 8.3.2, such Joint Development Compounds and/or Joint Development Products will [**] Compounds and/or [**] Products. The provisions of Sections 3.7.1 through and including Section 3.7.5 shall apply with respect to such [**] Compounds and/or [**] Products; PROVIDED THAT, with respect to
                  Section 3.7.2, any costs and expenses associated with the transfer of such UDC or UDC Products shall be the responsibility of [**] such costs to be determined in a manner consistent with the manner in which NA Development Costs and NA/Ex-NA Development Costs are determined. For clarity, the provisions of Section 3.7.6 shall not apply to any such [**] Compounds and/or [**] Products.

14.7     NOTICES. Notices to Millennium shall be addressed to:

                  Millennium Pharmaceuticals, Inc.
                  75 Sidney Street
                  Attention: Chief Executive Officer
                  Cambridge, Massachusetts 02139
                  Facsimile No.: (617) 621-0264

         with a copy to:

                  Attention:    Legal Department

        Notices to Aventis shall be addressed to:

                  Aventis Pharmaceuticals Inc.
                  Route 202-206
                  P.O. Box 6800
                  Bridgewater, New Jersey 08807-0800
                  Attention:   Vice President, Technology Licensing
                               and Alliances

                  Facsimile No.:  (908) 231-3777

        with a copy to:

                  Attention:  Vice President, Legal Corporate
                              Department
                  Facsimile:  (908) 231-4480

         Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

14.8 FORCE MAJEURE. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following: acts of gods; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion; provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above mentioned causes and in no event more than 270 days after the date of occurrence.

14.9 COMPLIANCE WITH EXPORT REGULATIONS. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. export laws and regulations.

14.10 PUBLIC ANNOUNCEMENTS. On the Execution Date, the Parties shall issue one or more press releases, the timing and content of which shall be mutually agreed. Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the Parties in advance of such announcement. The Parties understand that this Agreement is likely to be of significant interest to investors, analysts and others, and that the Parties therefore may make such public announcements with respect thereto, subject to the remainder of this Section 14.10. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make commercially reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any such announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Furthermore, each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

14.11 NON-SOLICITATION. During the Research Program Term, and for a period of one (1) year thereafter, neither Party shall either directly or indirectly solicit, recruit, induce, encourage or attempt to induce or encourage any employee of the other Party or any independent contractor primarily dedicated to the Research Program, or in Development or Commercialization activities to terminate his or her employment with such other Party and become employed by or consult for such other Party whether or not such employee is a full-time employee of such other Party, whether or not such employment is pursuant to a written agreement or is at-will.

14.12 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Millennium or Aventis to act as agent for the other. Members of the Joint Steering Committee, the Joint Research Committee, the Joint Development Committee, the Joint Commercialization Committee and any subcommittees thereof shall be, and shall remain, employees of Millennium or Aventis, as the case may be. No Party shall incur any liability for any act or failure to act by members of the Joint Steering Committee, the Joint Research Committee, the Joint Development Committee, the Joint Commercialization Committee and any subcommittees thereof who are employees of such other Party.

14.13 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

14.14 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

14.15 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Millennium or Aventis to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

14.16 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

14.17 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

14.18 NO THIRD PARTY BENEFICIARIES. No person or entity other than Aventis, Millennium and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

14.19 NO CONSEQUENTIAL DAMAGES. UNLESS RESULTING FROM A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS
         SECTION 14.19 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

                                   ARTICLE 15

                                   HSR FILING

15.1 HSR FILING. To the extent necessary, each of Millennium and Aventis shall, within fifteen (15) days after the Execution Date, file with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, any notification and report form required of it in the reasonable opinion of both Parties under the HSR Act with respect to the transactions contemplated hereby. The parties shall cooperate with one another to the extent necessary in the preparation of any notification and report form required to be filed under the HSR Act. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any filing under the HSR Act.

15.2 HSR-RELATED DEFINITIONS. As used in Section 15.1, the following terms have the following meanings:

         15.2.1   "DOJ" means the United States Department of Justice.

         15.2.2   "FTC" means the United States Federal Trade Commission.

         15.2.3 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

         15.2.4 "HSR Clearance Date" means the earlier of (i) the date on which the FTC shall notify Millennium and Aventis of early termination of the applicable waiting period under the HSR Act or (ii) the day after the date on which the applicable waiting period under the HSR Act expires, but in no event earlier than July 6, 2000.

         15.2.5 "HSR Filing" means filings by Aventis and Millennium with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                   MILLENNIUM PHARMACEUTICALS, INC.

                                   By: /s/ Steven H. Holtzman
                                       ------------------------------------
                                   Title: Chief Business Officer
                                          ---------------------------------

                                   AVENTIS PHARMACEUTICALS INC.

                                   By: /s/ Frank Douglas, M.D.
                                      -------------------------------------
                                   Title: Executive Vice President
                                          ---------------------------------

                                  SCHEDULE 4.2.

         CRITERIA FOR THE ASSIGNMENT OF RESPONSIBLE MANUFACTURING PARTY

When considering which partner will be the responsible manufacturing Party for a given Joint Development Compound or Joint Development Product, the following guidelines should be reviewed at a minimum at the time of the sourcing decision:

1. Systems must be in place OR described clearly in detail, including resource allocation, management structure and responsibilities, and time-line for implementation, for the qualification of suppliers of raw materials, packaging components, and pharmaceutical excipients.

2. A Sales and Operations Planning system must be in place OR be clearly outlined in detail, including how the system functions, responsible functions participating in the process, and a time-line when the process will be fully functional.

3. Inventory Management Systems must be in place, OR be clearly outlined in detail, including how the system functions, responsible functions participating in the process, and a time-line when the process will be fully functional, including but not limited to:

         -        ability to trace product throughout the distribution network

         - ability to rapidly recall product through the distribution network

         - management of pharmaceutical technical complaints, at least in as much as the manufacturer contributes to the investigation of the complaint.

4. A system for management of third party contractors (in as much as they participate in the manufacturing, testing, validation, storage, distribution, and supply chain management of the Compound or product), must be in place or clearly outlined in detail, including system description, resource allocation, and implementation time-line.

5. An EHS management system that is supported by qualified personnel must be in place, OR clearly outlined in detail including timelines for implementation,. To assure protection of employee health and safety, protection of the environment and regulatory compliance, the EHS program shall address safety, industrial hygiene, process safety, environmental protection, occupational medicine and product stewardship.

6. Systems for insuring compliance to world-wide cGMPs, including but not limited to:

         -        qualification and training of staff

         - qualification and validation of facilities and equipment for manufacturing, storage, and testing of Compound and Product

         - qualification and validation of processes, manual or computerized, pertaining to manufacturing, testing, cleaning, storing, distributing, and inventory tracking of Compound and Product

         - Change Control, Batch Record Review, Batch Releasing, and Failure Investigation

         - must be in place OR clearly outlined in detail, including process descriptions, resource allocation, management structure, and implementation time-lines.

7. The Manufacturing Party must accept and be able to meet world-wide demand for the Compound or Product, unless mutually agreed by both parties in writing at the time of the sourcing decision.

8. The Manufacturing Party must bear all capital costs associated with manufacturing the Compound or Product


                                    Page 2